As filed with the Securities and Exchange Commission on August 13, 2026

File No. 000-56862

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SLR SECURED SPECIALTY LENDING FUND

(Exact name of registrant as specified in charter)

Delaware	42-6842219
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

500 Park Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

with copies to:

Thomas J. Friedmann

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA 02110

(617) 728-7100

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 2 to Form 10 (this “Amendment”) amends the Registration Statement on Form 10 of SLR Secured Specialty Lending Fund as first filed with the Securities and Exchange Commission (“SEC”) on July 14, 2026 and as amended by Amendment No. 1 to Form 10 filed with the SEC on August 11, 2026 (as so amended, the “Registration Statement”). This Amendment is being filed solely to correct a typographical error in the signature to the independent auditor’s report. No other changes were made to the Registration Statement.

The Registration Statement reflects information as of its most recent filing date and does not reflect events occurring after that date. This Amendment does not modify or update in any way disclosures made in the Registration Statement, except as specifically noted above.

SLR Secured Specialty Lending Fund is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and in order to provide current public information to the investment community. Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

In this Registration Statement, unless otherwise specified, the terms:

•

“we,” “us,” “our” and “the Fund” refer to SLR Secured Specialty Lending Fund, a Delaware statutory trust that that will be an externally managed, closed-end private fund that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended;

•	“Investment Adviser” shall apply to SLR Secured Lending Partners, LLC, as our investment adviser;

•	“SLR” or “SLR Capital Partners” refers to SLR Capital Partners, LLC; and

•	“SLR Capital Management,” “SCM” or the “Administrator” refers to SLR Capital Management, LLC.

The Fund’s common shares (“Shares”) can only be sold to accredited investors as defined in rule 501(a) of Regulation D under the Securities Act of 1933 (as amended, the “Securities Act”) and cannot be sold without our written consent. An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

Shares are not currently listed on a securities exchange, and it is uncertain whether a secondary market will develop. Therefore, shares of the Fund’s common shares constitute illiquid investments.

Repurchases of common shares by the Fund, if any, are expected to be limited.

An investment in the Fund would not be suitable for investors who need the money they invest in a specified time frame.

Distributions can be funded from unlimited amounts of offering proceeds or borrowings, which could constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses.

We intend to elect to be regulated as a business development company under the 1940 Act and are subject to the 1940 Act requirements applicable to business development companies.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives of, or other variations on, these terms or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this Registration Statement regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on our portfolio companies. We cannot predict events in the future except to the extent they are within our control.

The factors listed under “Risk Factors,” as well as any cautionary language in this Registration Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this Registration Statement speaks only as of the date of this Registration Statement. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or may in the future file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements contained herein or in the reports with file with the SEC, because we are an investment company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	the impact of any protracted decline in the liquidity of credit markets on our business;

•	changes in the general economy, slowing economy, inflation, risk of recession, risks and uncertainty surrounding the financial and political stability of the United States and other countries;

•

uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union, Latin America and Asia, the war between Russia and Ukraine and conflicts in the Middle East;

•	the impact of changing inflation and interest rates and the risk of recession on our portfolio companies;

•	our future operating results, including our ability to achieve objectives;

•	our business prospects and the prospects of our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•

the ability of the Investment Adviser to: locate suitable investments for us; monitor and administer our investments; attract and retain highly talented professionals; allocate investment opportunities among the Fund and its other advisory clients; and address any conflicts of interest posed by the structure of the management fee and incentive fee to be paid to the Investment Adviser;

•	the impact of geopolitical conditions on our portfolio companies and on the industries in which we invest;

•

our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chains and operations;

•	the impact to us and our portfolio companies of rapid technological advances, including artificial intelligence; and

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks.

ITEM 1. BUSINESS.

The Fund

The Fund was formed as a Delaware statutory trust on May 8, 2026. The Fund is a newly organized, non-diversified closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. In addition, for U.S. federal income tax purposes, the Fund intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code.

The Fund’s investment objective is to deliver steady quarterly income-driven returns across economic cycles while preserving capital. The Fund intends to construct a specialty finance private credit portfolio, consisting primarily of directly originated, senior secured loans to primarily U.S. based middle market companies across four differentiated specialty finance investment strategies: (i) senior secured asset-based loans (primarily first lien) to companies with high-quality receivables, inventory, and other short-term assets (“ABL”); (ii) senior secured asset-based loans to commercial finance companies (“Lender Finance”); (iii) first lien senior secured floating rate loans and other flexible financing solutions to primarily U.S. based late stage, multi-product bio pharma/medical device companies (“Life Science Finance,” and, collectively, with ABL and Lender Finance, “Specialty Finance”); and (iv) opportunistic senior secured first lien loans to sponsor-backed middle-market companies based on cash flows generated by the borrower predominantly in healthcare as well as selective non-cyclical industries (“Sponsor Finance”) and other opportunistic investments such as participation alongside other funds managed by SLR in portfolio acquisitions and/or increases in the Fund’s exposure to one or more of its core strategies (collectively, with Sponsor Finance, “Opportunistic Investments”). Under normal market conditions, the Fund generally invests at least 80% of its total assets (net assets plus borrowings for investment purposes) in the type of investments suggested by its name. Pursuant to Rule 35d-1 under the 1940 Act, we may not change our investment strategy with respect to 80% of our total assets without 60 days’ prior notice to shareholders.

Our specialty finance strategies are complementary and exhibit low correlation with one another, as well as with loans backed by borrowers’ cash flows (“Cash Flow Lending”).

The Investment Adviser

The Fund’s investment activities are managed by the Investment Adviser, SLR Secured Lending Partners, LLC, which has registered as an investment adviser with the SEC. The Investment Adviser’s principal executive office is located at 500 Park Avenue, New York, NY 10022. The Investment Adviser is an affiliate of, and controlled by, SLR, and will seek to leverage the experience, talent and network of SLR’s relationships to source and evaluate opportunities.

SLR

Michael Gross and Bruce Spohler, the co-founders of SLR, began investing together in 2006 and legally formed SLR in January 2007. Today, SLR is an independent, multi-strategy private credit investment firm with over $14 billion in total capital.2 SLR manages funds that have conducted 10 strategic transactions valued in the aggregate at over $1.3 billion.3 As of December 31, 2025, SLR and its affiliates (the “SLR Platform”)4 had

[2]

Estimated as of June 30, 2026. This is a potential total capital level. It is a calculation that represents the sum of (i) the total outstanding capital commitments of existing investment vehicles and accounts managed by SLR (the “SLR Accounts”) with related existing and anticipated leverage, plus (ii) committed equity capital to successor entities with anticipated leverage. As of December 31, 2025, SLR’s regulatory assets under management (“RAUM”) totaled approximately $9.4 billion.

[3]	From SLR’s inception through June 30, 2026. Includes acquisitions made by SLR Investment Corp. and its majority-owned commercial finance portfolio companies.
[4]	The “SLR Platform” includes SLR Capital Partners and all majority-owned commercial finance portfolio companies owned by SLR Investment Corp.

approximately 320 employees across 20 U.S. offices dedicated to its private credit strategies.5 SLR manages public and private business development companies, co-mingled private credit funds for wealth managers and institutional investors, as well as joint ventures and separately managed accounts.

In addition to the co-founders, SLR’s leadership team as of December 31, 2025 consisted of 15 industry veterans, risk officers with asset class specialization, and highly experienced operations and business development professionals. These senior leaders are directly supported by approximately 50 professionals. They were indirectly supported by approximately 260 additional professionals from affiliated commercial finance portfolio companies owned by SLR Investment Corp. as of December 31, 2025. Approximately 190 of these professionals were focused on originations and underwriting.

The Administrator

Pursuant to an administration agreement (the “Administration Agreement”), SLR Capital Management, LLC (the “Administrator” or “SCM”), which is an affiliate of the Investment Adviser, furnishes the Fund with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, the Administrator also performs, or oversees the performance of, the Fund’s required administrative services, which include, among other things, being responsible for the financial records which the Fund is required to maintain and preparing reports to its shareholders. In addition, the Administrator assists the Fund in determining and publishing its net asset value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports to its shareholders, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to it by others. The Administrator also provides managerial assistance, if any, on the Fund’s behalf to those portfolio companies that request such assistance.

The Fund will reimburse the Administrator for any costs and expenses it may incur in connection with providing such facilities and administrative services to the Fund, including the Fund’s allocable portion of the compensation of any administrative personnel who provide services to the Fund, plus any overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in providing these services, facilities and personnel to the Fund and performing its administrative obligations, as provided by the Administration Agreement.

In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties, and the Fund will reimburse the expenses of these parties incurred directly or paid by the Administrator on the Fund’s behalf. It is expected that the Administrator will arrange for the engagement of Ultimus Fund Solutions, LLC, which is not an affiliate of the Fund or the Investment Adviser, to provide the Fund with certain fund accounting and administrative services.

Non-Exchange Traded, Perpetual Life BDC

The Fund is non-exchange traded, meaning its Shares are not listed for trading on a national securities exchange. The Fund is also a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, whose Shares are intended to be sold by the Fund monthly on a continuous basis at a price generally equal to its monthly NAV per share. The Fund’s Shares are privately offered in transactions exempt from registration under the Securities Act. In our perpetual-life structure, we may, at our discretion, offer investors an opportunity to have their Shares repurchased by us on a semi-annual basis, but we are not obligated to offer to repurchase any in any particular semi-annual period.

[5]

SLR has one office based in New York with approximately 65 employees. Any additional investment professionals, employees and offices identified in this Registration Statement are of the commercial finance portfolio companies majority-owned by SLR Investment Corp.

Initial Portfolio

The Fund expects to acquire an initial portfolio of loans from one or more non-affiliated trusts that are domiciled in the Cayman Islands. Legal title to such assets is held by a non-affiliated independent trustee and such assets and have been valued by an non-affiliated third party valuation agent. These investments will primarily consist of loans to middle market companies consistent with the Fund’s investment strategy and will be selected by SLR, subject to approval by the Board, including a majority of independent Trustees (the “Independent Trustees”). The acquisition of the initial portfolio is expected to be funded through a combination of proceeds received from the purchase of Shares by subscribers and borrowings under a credit facility, and the purchase price of the initial portfolio will reflect the fair value of the investments as determined in good faith by the Board.

Investment Strategy

The Fund will employ a flexible approach to allocating capital to its core strategies, based on the best risk-adjusted returns available through various market conditions. SLR believes this nimble, multi-strategy approach will enable the Fund to generate consistent returns across economic cycles.

The Fund’s capital will be allocated across SLR’s four private credit strategies: ABL; Lender Finance; Life Science Finance (collectively, “Specialty Finance”); and Opportunistic Investments, each as outlined below and led by industry veterans. These veteran investors will collaborate with professionals across the SLR Platform to originate and manage the Fund’s portfolio:

•	Specialty Finance:

•

ABL: Senior secured floating rate asset-based loans (primarily first lien) to both sponsor-owned and entrepreneur-backed businesses primarily in retail-oriented, healthcare, media, and business services industries

•	Lender Finance: Senior secured floating rate asset-based loans to commercial finance companies

•	Life Science Finance: First lien senior secured floating rate loans and other flexible financing solutions to primarily U.S. based late-stage drug development and medical device companies

•	Opportunistic Investments:

•	Sponsor Finance: First lien senior secured floating rate loans to middle market companies that typically:

•	Generate $50 million to $125 million or more of Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”);

•

Operate in non-cyclical industries such as healthcare, where SLR has extensive multi-strategy expertise, and business services and financial services where SLR has significant experience and sourcing relationships; and

•	Exhibit defensible business models, high recurring cash flows, and market leadership.

•

The Fund may also participate alongside other funds managed by SLR in portfolio acquisitions and/or increase its exposure to one or more of its core strategies based on changes in the relative value and risk-adjusted return profile of these strategies across market cycles.

By combining top-down asset allocation with bottom-up, rigorous underwriting, the Fund aims to build a diversified portfolio of primarily first lien, floating-rate senior secured loans across SLR’s four strategies. The Fund believes this flexible investment allocation strategy allows the Fund to capitalize on shifts in market dynamics to optimize risk-adjusted returns over the life of the Fund.

Summary Risk Factors

Investing in our Shares involves a high degree of risk. The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in Item 1A. of this Registration Statement and the other reports and documents filed by us with the SEC.

Also consider the following:

•	We are a new company with a limited operating history, and there is no assurance that we will achieve our investment objective.

•	You should not expect to be able to sell your Shares regardless of how we perform.

•	You should consider that you may not have access to the money you invest for an extended period of time.

•	We do not intend to list our Shares on any national securities exchange, and we do not expect a secondary market in our shares to develop prior to any listing.

•	Because you may be unable to sell your Shares, you may be unable to reduce your exposure to the Fund in any market downturn.

•

Subject to the discretion of our Board of Trustees, we intend to initiate a share repurchase program, but only a limited number of Shares will be eligible for repurchase. Once commenced, repurchases will be subject to available liquidity and other significant restrictions. See “Share Repurchase Program.”

•	An investment in our Shares is not suitable for you if you need access to the money you invest. See “Share Repurchase Program.”

•

We cannot guarantee that we will make distributions. If we do, we may fund such distributions from sources other than cash flow from operations, including sales of assets, borrowings, proceeds from this offering or returns of capital. We have no limits on the amounts we may pay from such sources.

•

We may fund distributions in part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Investment Adviser or its affiliates, and we may be required to reimburse the Investment Adviser or its affiliates for such amounts. The repayment of any amounts owed to the Investment Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.

•	We expect to use leverage, which will magnify the potential for loss on amounts invested in us.

•

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and the reduced disclosure requirements and other flexible provisions of the JOBS Act applicable to emerging growth companies will make our Shares less attractive to investors.

•

We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition and/or operating results. For a more detailed discussion of the risks that you should consider prior to investing in our securities, see “Item 1A. Risk Factors” below.

The Offering

The Fund is offering its Shares on a continuous, “best efforts” basis through J.P. Morgan Securities LLC as placement agent and any sub-placement agents appointed thereby. Because this is a “best efforts” offering, the placement agent is not obligated to purchase any Shares and will use its best efforts to sell the Shares. The Placement Agent is headquartered at 390 Madison Avenue, 32nd Floor, New York, New York 10017. The Fund may establish a minimum aggregate offering amount. See “Plan of Distribution—Escrow Arrangement.”

On June 1, 2026, the Fund applied for SEC exemptive relief to permit, among other things, the issuance of multiple classes of Shares and the imposition of asset-based distribution fees and early-withdrawal fees, as applicable. Such an exemptive order, if granted, would permit the Fund to offer additional classes of Shares in the future, which may have different minimum investment amounts, sales loads, or ongoing fees and expenses.

BDC Requirements. We will need to satisfy certain requirements to maintain our status as a BDC, and will be subject to certain restrictions (including restrictions on affiliated transactions). Such requirements currently include, but are not limited to, the following:

(i)

a BDC cannot acquire any assets other than “qualifying assets” as defined in the Investment Company Act unless, at the time of and after giving effect to such acquisition, at least 70% of its total assets are qualifying assets;

(ii)	a BDC must offer, and must provide upon request, significant managerial assistance to its portfolio companies;

(iii)	a BDC generally must have at least 150% asset coverage for its debt after incurring any new indebtedness;

(iv)

subject to certain exemptions, a BDC generally cannot acquire more than 3% of the voting stock of any registered investment company or BDC (each, an “Investment Company”), invest more than 5% of the value of its total assets in securities of one Investment Company or invest more than 10% of the value of its total assets in the securities of Investment Companies in the aggregate; and

(v)	a BDC would be required to comply with any amendments to, or additional rules promulgated under, the Investment Company Act.

These and other requirements applicable to BDCs are more fully described in this Registration Statement.

Initial Portfolio

The Fund expects to acquire, pursuant to one or more purchase agreements (each, a “Purchase Agreement”), an initial portfolio of loans (the “Initial Portfolio Investments”) from one or more non-affiliated trusts that are domiciled in the Cayman Islands. Legal title to such assets is held by a non-affiliated independent trustee and such assets and have been valued by an non-affiliated third party valuation agent. The Initial Portfolio Investments are expected to primarily consist of loans to middle market companies consistent with the Fund’s investment strategy, and will be identified, evaluated and selected by SLR, subject to review and approval by the Board, including a majority of the Trustees who are not “interested persons” within the meaning of the 1940 Act.

The Fund intends to complete the acquisition of the Initial Portfolio Investments contemporaneously with its commencement of operations. Following the Fund’s election to be regulated as a BDC, the Fund will not acquire any portfolio investments from an affiliated person except in compliance with applicable provisions of the 1940 Act and the rules thereunder, including any required exemptive relief.

The purchase price of the Initial Portfolio Investments will be determined pursuant to the terms of the applicable Purchase Agreements and is will reflect the fair value of such investments as determined in good faith by the Board, including a majority of the Trustees who are not “interested persons” within the meaning of the 1940 Act. The Fund will acquire the Initial Portfolio Investments only to the extent that the Board approves the purchase of such investments.

Offering and Organizational Expenses

The Fund will bear expenses relating to the organization of the Fund and offerings of Shares. Organizational expenses include, without limitation, the cost of formation, including legal fees related to the creation and organization of the Fund, its related documents of organization and its election to be regulated as a BDC. Organizational expenses are expensed as incurred. Offering expenses include, without limitation, legal, accounting, printing and other offering costs. Offering expenses are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months. We expect that we will incur organizational expenses and offering expenses (excluding any shareholder servicing and/or distribution fees) in connection with the offering of the Shares. The actual amount of these expenses as a percentage of proceeds will depend on the amount of capital raised and is currently not readily estimable.

Expense Limitation and Reimbursement Agreement

We expect to enter into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Adviser, pursuant to which the Adviser will agreed to pay certain of the Fund’s operating expenses. See “Overview—Expense Limitation and Reimbursement Agreement.”

License Agreement

We expect to enter into a license agreement with SLR Capital Partners, LLC pursuant to which we expect that SLR Capital Partners, LLC will grant us a non-exclusive, royalty-free license to use the licensed mark “SLR.” Under this agreement, we will have a right to use the SLR name for so long as the Investment Management Agreement with SLR is in effect. Other than with respect to this limited license, we will have no legal right to the “SLR” name.

Certain U.S. Federal Income Tax Considerations

Federal Income Taxes

We intend to elect to be treated as a RIC, commencing with our taxable year ending December 31, 2026, and we intend to qualify for tax treatment as a RIC annually. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any investment company taxable income or net capital gains that we timely distribute to our shareholders as dividends. Rather, dividends we distribute generally will be taxable to our shareholders, and any net operating losses, foreign tax credits and other of our tax attributes generally will not pass through to our shareholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “—Taxation of U.S. Shareholders” and “—Taxation of Non-U.S. Shareholders” below.

To maintain our status as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to maintain our status as a RIC, we must satisfy the Annual Distribution Requirement.

If we maintain our status as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to our shareholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our shareholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income for a calendar year unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income and net capital gain earned in a year, we may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

Our Investments—General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but we can offer no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

We expect to invest a portion of our assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our shareholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF.

Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make a QEF election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of this election. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “—Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a Portfolio Investment or income recognized from an equity investment in an operating partnership, may not be qualifying income for purposes of the 90% Income Test. To manage the risk that such income might disqualify us for tax treatment as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our shareholders on such fees and income.

The remainder of this discussion assumes that we qualify for tax treatment as a RIC for each taxable year.

Taxation of U.S. Shareholders

The following discussion only applies to U.S. shareholders. Prospective shareholders that are not U.S. shareholders should refer to “—Taxation of Non-U.S. Shareholders” below.

Distributions

Distributions by us (including distributions where shareholders can elect to receive cash or stock) generally are taxable to U.S. shareholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. shareholders to the extent paid out of our current or accumulated earnings and profits, whether paid in cash or stock. To the extent that such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gain (which is generally realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to U.S. shareholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. shareholders (including individuals)), regardless of the U.S. shareholder’s holding period for his, her or its common shares and regardless of whether paid in cash or stock. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by U.S. shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a quarterly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

We may decide to retain some or all of our net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder and (iii) the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. shareholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. shareholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. shareholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for his, her or its common shares. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, we may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question.

If we make such an election, U.S. shareholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. shareholders on December 31 of the year in which the dividend was declared.

Although we currently do not intend to do so, we have the ability to declare a large portion of a distribution in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a distribution in shares of our stock, but would generally anticipate doing so only in unusual situations, such as, for example, if we did not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow shareholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution by a publicly offered RIC will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock) under a formula provided in the applicable IRS guidance. Each shareholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such shareholder elected to receive in cash and (ii) such shareholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares of our stock distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholders’ individual elections to receive cash or stock, and the value of the shares of stock. Each U.S. shareholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such U.S. shareholder would have received if the entire distribution had been paid in cash, even if such U.S. shareholder received all or most of the distribution in shares of our stock. This may result in a U.S. shareholder having to pay tax on such distribution, even if no cash is received.

We expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of shares of our common shares being held by at least 500 persons at all times during a taxable year. However, we cannot assure you that we will be treated as a publicly offered regulated investment company for any taxable year. If we are not treated as a publicly offered regulated investment company for any taxable year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings and profits will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to our Investment Adviser and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions of a U.S. shareholder that is an individual, trust or estate are disallowed. In addition, if we are not treated as a publicly offered regulated investment company, we will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to shareholders on a non-pro rata basis.

If an investor purchases shares of our common shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution, and the investor will be subject to tax on the distribution, even though economically it may represent a return of his, her or its investment. We have the potential to build up large amounts of unrealized gain which, when realized and distributed, could have the effect of a taxable return of capital to U.S. shareholders.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend each year to allocate capital gain dividends, if any, between our shares of common shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Each U.S. shareholder will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of any distributions that are Qualifying Dividends eligible for the 20% maximum capital gains tax rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. shareholder’s particular situation.

We have adopted a Distribution Reinvestment Plan under which shareholders who do not “opt out” will receive distributions in the form of additional shares instead of in cash. If a U.S. shareholder reinvests distributions in additional shares, such U.S. shareholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash equal to the amount of the fair market value of the distributed shares. Any such additional shares will have a tax basis equal to the amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. shareholder’s account.

Dispositions

A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its shares of our common shares. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common shares sold and the amount of the proceeds received in exchange for such stock. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common shares may be disallowed if other shares of such common shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

We intend to maintain a share repurchase program in which we intend, subject to the discretion of our Board, to repurchase, semi-annually, up to 7.5% of our common shares outstanding (by number of shares) as of the close of the previous calendar quarter, subject to the limitations and rules described in this Registration Statement. U.S. shareholders who tender all shares held, or considered to be held, by them will be treated as having sold such shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received the proceeds of such tender as a distribution for U.S. federal income tax purposes instead of proceeds from a sale or exchange. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a taxable distribution from us. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically redeeming shares. For purposes of these rules, a shareholder will generally be treated as owning the shares that it owns directly, indirectly and constructively as a result of certain attribution rules under the Code.

In general, non-corporate U.S. shareholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. shareholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. shareholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

We are or your financial intermediary is also generally required by law to report to each U.S. shareholder and to the IRS cost basis information for shares of our stock sold by or redeemed from the U.S. shareholder. This information includes the adjusted cost basis of the shares, the gross proceeds from disposition and whether the gain or loss is long-term or short-term. The adjusted cost basis of shares will be based on the default cost basis reporting method selected by us, unless a U.S. shareholder, before the sale or redemption, informs us that it has selected a different IRS-accepted method offered by us. These requirements, however, will not apply for investments through an IRA or other tax-advantaged account. U.S. shareholders should consult their financial intermediaries and tax advisers to determine the best cost basis method for their tax situation, and to obtain more information about how these cost basis reporting requirements apply to them.

Medicare Tax on Net Investment Income

A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. shareholder’s “net investment income” (or “undistributed net investment income” for an estate or trust) for a taxable year and (ii) the excess of the U.S. shareholder’s modified adjusted gross income for such taxable year, over a certain threshold, which for individuals is $200,000 in the case of single filers ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common shares, and net gain attributable to the disposition of stock, including our common shares (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. shareholder recognizes a loss with respect to our common shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. shareholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“Backup Withholding”), at a current rate of 24%, from any taxable distribution to a U.S. shareholder (other than a corporation, a financial institution or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certification that such shareholder is exempt from Backup Withholding or (2) with respect to whom the IRS notifies the withholding agent that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup Withholding is not an additional tax, and any amount withheld under the Backup Withholding rules is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability (which may entitle the U.S. shareholder to a refund), provided that proper information is timely provided to the IRS.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive UBTI. The direct conduct by a tax-exempt U.S. shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of our shares and receipt of distributions with respect to such shares (regardless of whether we incur indebtedness). Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that it incurs. Certain tax-exempt private universities are subject to an additional excise tax on their

“net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, either directly or through a real estate investment trust, which we do not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Shareholders

The following discussion applies only to Non-U.S. shareholders. Whether an investment in shares of our common shares is appropriate for a Non-U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in shares of our common shares by a Non-U.S. shareholder may have adverse tax consequences to such Non-U.S. shareholder. Non-U.S. shareholders should consult their own tax advisers before investing in our common shares.

Distributions; Dispositions

Subject to the discussion below, distributions of our investment company taxable income to a Non-U.S. shareholder that are not effectively connected with the Non-U.S. shareholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent paid out of our current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the Non-U.S. shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of net short-term capital gain over net long-term capital loss for such taxable year), and certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by us. In particular, this exemption will not apply to our distributions paid in respect of our non-U.S. source interest income or our dividend income (or any other type of income other than generally our non-contingent U.S.-source interest income received from unrelated obligors and our qualified short-term capital gains). In the case of our common shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report the payment as qualified net interest income or qualified short-term capital gain.

Distributions of our investment company taxable income to a Non-U.S. shareholder that are effectively connected with the Non-U.S. shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder) generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of our current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. shareholders generally.

Actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of our common shares, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. shareholders generally, or (b) the Non-U.S. shareholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. shareholder is not considered a resident alien under the Code.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. shareholder, both distributions (actual or deemed) and gains realized upon the sale of our common shares that are effectively connected with the Non-U.S. shareholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Although we currently do not intend to do so, we have the ability to declare a large portion of a distribution in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a distribution in shares of our stock, but would generally anticipate doing so only in unusual situations, such as, for example, if we did not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow shareholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution by a publicly offered RIC will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards our RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock) under a formula provided in the applicable IRS guidance. Each shareholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such shareholder elected to receive in cash and (ii) such shareholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares of our stock distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholders’ individual elections to receive cash or stock, and the value of the shares of stock. Each Non-U.S. shareholder generally would be treated as having received a taxable distribution (including for purposes of the application of the withholding tax rules discussed above) on the date the distribution is received in an amount equal to the cash that such Non-U.S. shareholder would have received if the entire distribution had been paid in cash, even if such Non-U.S. shareholder received all or most of the distribution in shares of our stock. In such a circumstance, all or substantially all of the cash that would otherwise be distributed to a Non-U.S. shareholder may be withheld or shares of our stock may be withheld and sold to fund the applicable withholding.

We have adopted a Distribution Reinvestment Plan under which shareholders who do not “opt out” receive distributions in the form of additional shares instead of in cash. If a Non-U.S. shareholder reinvests distributions in additional shares, such Non-U.S. shareholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash equal to the amount of the fair market value of the distributed shares. If the distribution is subject to withholding tax as described above, only the net after-tax amount will be reinvested in additional shares. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder), and the Non-U.S. shareholder complies with the applicable certification and disclosure requirements, the full amount of the distribution generally will be reinvested in additional shares and will nevertheless be subject to U.S. federal income tax at the rates and in the manner applicable to U.S. shareholders generally. The Non-U.S. shareholder will have an adjusted tax basis in the additional shares of our common shares purchased through the Distribution Reinvestment Plan equal to the total dollar amount treated as a distribution (net of any withholding tax, as described above) for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. shareholder’s account.

We intend to maintain a share repurchase program in which we intend, subject to the discretion of our Board, to repurchase, semi-annually, up to 7.5% of our common shares outstanding (by number of shares) as of the close of the previous calendar quarter, subject to the limitations and rules described in this Registration Statement. Non-U.S. shareholders who tender all shares held, or considered to be held, by them will be treated as having sold such shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received the proceeds of such tender as a distribution for U.S. federal income tax purposes instead of proceeds from a sale or exchange. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a distribution from us. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically redeeming shares. For purposes of these rules, a shareholder will generally be treated as owning the shares that it owns directly, indirectly and constructively as a result of certain attribution rules under the Code.

Jurisdiction of Tax Residence

The tax treatment of a Non-U.S. shareholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction. Depending on (i) the laws of such Non-U.S. shareholder’s jurisdiction of tax residence, (ii) how we are treated in such jurisdiction, and (iii) our activities, an investment in us could result in such Non-U.S. shareholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in us and/or of distributions from us and any uncertainties arising in that respect (our not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a Non-U.S. shareholder, and possibly in excess of our actual economic income, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A Non-U.S. shareholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each Non-U.S. shareholder is urged to consult its own tax advisers with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in us, as well as any other jurisdiction in which such Non-U.S. shareholder is subject to taxation.

Backup Withholding

A Non-U.S. shareholder generally will be subject to information reporting and may be subject to Backup Withholding on taxable distributions unless the Non-U.S. shareholder provides the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form or otherwise establishes an exemption from Backup Withholding. Backup Withholding is not an additional tax, and any amount withheld under the Backup Withholding rules is allowed as a credit against the Non-U.S. shareholder’s U.S. federal income tax liability (which may entitle the Non-U.S. shareholder to a refund), provided that proper information is timely provided to the IRS.

Withholding and Information Reporting on Foreign Financial Accounts

Under FATCA, the applicable withholding agent generally will be required to withhold 30% of (a) any dividends on our common shares and (b) the gross proceeds from a sale or other disposition of our common shares or preferred stock, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Proposed Treasury regulations that may be relied on pending finalization provide that FATCA withholding on gross proceeds will be eliminated and, consequently, this withholding tax on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. If payment of this withholding tax is made, Non-U.S. shareholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Each Non-U.S. shareholder should consult its own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common shares or preferred stock.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require us to accrue potential tax liabilities even in situations in which we and/or our shareholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to the shareholders, us, and/or our direct and indirect subsidiaries, and shareholders may be required to provide certain additional information to us (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each shareholder is urged to consult its own advisors.

CERTAIN ERISA CONSIDERATIONS

Each prospective investor that is, or is acting on behalf of, any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including, for example, IRAs and “Keogh” plans), (iii) plan, account or other arrangement that is subject to provisions under any federal, state, local, non-U.S., or other law or regulation that is similar to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code (the “Similar Law”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”), must independently determine that our Shares are an appropriate investment, taking into account its obligations under ERISA, the Code and applicable Similar Law.

In contemplating an investment in the Fund, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Investment Adviser or any of its affiliates is a fiduciary with respect to such assets of the Plan.

In considering an investment in the Fund, the fiduciaries of a Plan that is a Benefit Plan Investor (defined below) subject to Title I of ERISA or Section 4975 of the Code should also carefully consider the definition of the term “plan assets” in ERISA and the Plan Asset Regulations. Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor invests in an equity interest of an entity that is neither a Publicly-Offered Security nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” (“Benefit Plan Investors”) is not “significant” (each within the meaning of the Plan Asset Regulations). The term “Benefit Plan Investor” is defined in the Plan Asset Regulations to include (i) any employee benefit plan (as defined in section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity.

Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (each such person, a “Controlling Person”). The Plan Asset Regulations define the term Publicly-Offered Security as a security that is “widely-held,” “freely transferrable” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. It is noted that the Plan Asset Regulations only establishes a presumption in favor of the finding of free transferability where the applicable investment minimum is $10,000 or less and the restrictions are consistent with the particular types of restrictions listed in the Plan Asset Regulations.

If the assets of the Fund were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Investment Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Investment Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Accordingly, the Fund intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” under the Plan Asset Regulations. In this regard, generally, we intended to take one of the following approaches: (1) in the event that each class of Shares is considered a Publicly Offered Security, we will not limit Benefit Plan Investors from investing in the Shares; (2) in the event that one or more classes of Shares does not constitute a Publicly Offered Security, (a) we will limit investment in each class of Shares by Benefit Plan Investors to less than 25% of the total value of each class of our Shares, within the meaning of the Plan Asset Regulations (including any class that constitutes a Publicly-Offered Security), or (b) we will prohibit Benefit Plan Investors from owning any class that does not constitute a Publicly-Offered Security. For purposes of the 25% test in the immediately preceding sentence, we will disregard equity interests held by Controlling Persons (other than a Benefit Plan Investor) as contemplated by the Plan Asset Regulations. In this respect, in order to avoid the possibility that our assets could be treated as “plan assets” within the meaning of the Plan Asset Regulations, until such time as each class of our Shares constitutes Publicly-Offered Securities, (i) we will require any person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a Controlling Person, and (ii) we will have the power to (a) exclude any shareholder or potential shareholder from purchasing Shares, (b) prohibit any redemption of Shares, and (c) redeem some or all Shares held by any holder if, and to the extent that, our Board determines that there is a substantial likelihood that such holder’s purchase, ownership or redemption of Shares would result in our assets to be characterized as “plan assets” under the Plan Asset Regulations, and each class of Shares will be subject to such terms and conditions. After such time as all of the Class I, Class S, Class F, and Class D shares (and any other equity interests in the Fund (if any)) constitute Publicly-Offered Securities, the Fund may no longer be required to limit or prohibit Benefit Plan Investors from investing in the Fund.

ITEM 1A. RISK FACTORS.

Investing in our Shares involves certain risks relating to our structure and investment objective. The following information is a discussion of the material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. You should consider carefully the following information before making an investment in our Shares. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV could decline, and you may lose all or part of your investment.

Risks Relating to Our Investments

We operate in a highly competitive market for investment opportunities. Numerous entities compete with us to make the types of investments that we target in leveraged companies. We compete with other BDCs, public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have, which could allow them to consider a wider variety of investments and establish more relationships and offer better pricing and a more flexible structure than we are able to do. Furthermore, many of our potential competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC. If we are unable to source attractive investments, we may hold a greater percentage of our assets in cash and cash equivalents than anticipated, which could impact potential returns on our portfolio. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

Participants in our industry compete on several factors, including price, flexibility in transaction structure, customer service, reputation, market knowledge and speed in decision-making. We do not seek to compete primarily based on the interest rates we will offer, and we believe that some of our competitors may make loans with interest rates that will be comparable to or lower than the rates we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss.

Our senior secured loans may not be adequately protected by collateral and may not be repaid in full, which could result in losses. When we make a senior secured term loan investment in a portfolio company, we generally take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital, and, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we be forced to enforce our remedies.

Our unsecured loans and preferred securities are subordinated and may result in a higher risk of loss of principal. Our unsecured and preferred investments may be subordinated to senior loans and may be unsecured. As such, other creditors may rank senior to us in the event of an insolvency. This may result in an above average amount of risk and loss of principal.

Our equity investments may be volatile and may not generate gains, which could result in losses and reduce our overall returns. When we invest in senior secured loans, unitranche loans, unsecured loans or preferred securities, we may acquire common equity securities as well. In certain other circumstances, we may make equity investments in businesses that make senior loans and/or leases. In addition, we may invest directly in the equity securities of portfolio companies without limitation as to market capitalization. For instance, we may invest in thinly traded companies, the market prices of which may shift erratically. Our goal is ultimately to exit such equity interests and realize gains when we dispose of them. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not realize gains from our equity interests, and any gains we do realize may not be sufficient to offset any other losses we experience.

In addition, investing in middle-market companies involves a number of significant risks, including:

•

these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, trustees and our Investment Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

The lack of liquidity in our investments may make it difficult for us to dispose of our investments at a favorable price, which may adversely affect our ability to meet our investment objectives. We generally make investments in private companies. We invest and expect to continue investing in companies whose securities have no established trading market and whose securities are and will be subject to legal and other restrictions on resale or whose securities are and will be less liquid than are publicly traded securities. Investments purchased by us that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the investments, market events, economic conditions or investor perceptions. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain our qualification as a BDC and as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. Domestic and foreign markets are complex and interrelated, and events in one sector of the world markets or economy, or in one geographical region, can reverberate and have materially negative consequences for other markets, economic or regional sectors in a manner that may not be foreseen and which may negatively impact the liquidity of our investments and materially harm our business. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we have material non-public information regarding such portfolio company.

Our investments may be in portfolio companies that may have limited operating histories and financial resources. We expect that our portfolio will consist of investments that may have relatively limited operating histories. These companies may be particularly vulnerable to U.S. and foreign economic downturns, may have more limited access to capital and higher funding costs, may have a weaker financial position and may need more capital to expand or compete. These businesses also may experience substantial variations in operating results. They may face intense competition, including from companies with greater financial, technical and marketing resources. Furthermore, some of these companies do business in regulated industries and could be affected by changes in government regulation. Accordingly, these factors could impair their cash flow or result in other events, such as bankruptcy, which could limit their ability to repay their obligations to us, and may adversely affect the return on, or the recovery of, our investment in these companies.

Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies performs poorly or defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry. Our portfolio may be concentrated in a limited number of portfolio companies and industries. The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it could invest in a single portfolio company. To the extent that we assume large positions in the securities of a small number of portfolio companies, our net asset value could fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the portfolio company. We could also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the asset diversification requirements associated with our qualification as a RIC under Subchapter M of the Code, we do not have fixed guidelines for diversification, and while we are not targeting any specific industries, our investments may be concentrated in relatively few industries or portfolio companies. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

Our investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as the increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates. The securities that we invest in are typically rated below investment grade. Securities rated below investment grade are speculative and are often referred to as “leveraged loans,” “high yield” or “junk” securities and may be considered “high risk” compared to debt instruments that are rated investment grade. High yield securities are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, high yield securities generally offer a higher current yield than that available from higher grade issues but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. The secondary market for high yield securities may not be as liquid as the secondary market for more highly rated securities. In addition, many of our debt investments will not fully amortize during their lifetime, which means that a borrower may be unable to pay off its debt due to bankruptcy or other reasons, leading us to write-off such debt investment prior to its scheduled maturity. Upon any such occurrence, we may realize a loss or a substantial amount of unpaid principal and interest due upon maturity.

If we cannot obtain additional capital because of either regulatory or limitations on the availability of capital, we could be forced to curtail or cease our new lending and investment activities, our net asset value could decrease, and our level of distributions and liquidity could be affected adversely. Our ability to secure additional financing and satisfy our financial obligations under indebtedness outstanding from time to time will depend upon our future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control. The worsening of current economic and capital market conditions could have a material adverse effect on our ability to secure financing on favorable terms, if at all.

Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our Portfolio Investments, reducing our net asset value through increased net unrealized depreciation. Any unrealized depreciation that we experience on our loan portfolio may be an indication of future realized losses, which could reduce our income available for distribution and could adversely affect our ability to service our outstanding borrowings. As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith under the direction of our Board of Trustees. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized depreciation in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods and could materially adversely affect our ability to service our outstanding borrowings. Depending on market conditions, we could incur substantial losses in future periods, which could further reduce our net asset value and have a material adverse impact on our business, financial condition and results of operations.

Economic sanction laws in the United States and other jurisdictions may prohibit us and our affiliates from transacting with certain countries, individuals and companies. Economic sanction laws in the United States and other jurisdictions may prohibit us or our affiliates from transacting with certain countries, individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control administers and enforces laws, executive orders and regulations establishing U.S. economic and trade sanctions, which prohibit, among other things, transactions with, and the provision of services to, certain non-U.S. countries, territories, entities and individuals. These types of sanctions may significantly restrict or completely prohibit investment activities in certain jurisdictions, and if we, our portfolio companies or other issuers in which we invest were to violate any such laws or regulations, we may face significant legal and monetary penalties.

The Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws and regulations, as well as anti-boycott regulations, may also apply to and restrict our activities, our portfolio companies and other issuers of our investments. If an issuer or we were to violate any such laws or regulations, such issuer or we may face significant legal and monetary penalties. The U.S. government has indicated that it is particularly focused on FCPA enforcement, which may increase the risk that an issuer or us becomes the subject of such actual or threatened enforcement. Certain commentators have suggested that private investment firms and the funds that they manage may face increased scrutiny and/or liability with respect to the activities of their underlying portfolio companies. As such, a violation of the FCPA or other applicable regulations by us or an issuer of our Portfolio Investments could have a material adverse effect on us. We are committed to complying with the FCPA and other anti-corruption laws and regulations, as well as anti-boycott regulations, to which it is subject. As a result, we may be adversely affected because of our unwillingness to enter into transactions that violate any such laws or regulations.

If we are unable to obtain debt capital, then our equity investors will not benefit from the potential for increased returns on equity resulting from leverage to the extent that our investment strategy is successful and we may be limited in our ability to make new commitments or fundings to our portfolio companies.

We may suffer a loss if a portfolio company defaults on a loan and the underlying collateral is not sufficient. In the event of a default by a portfolio company on a secured loan, we will only have recourse to the assets collateralizing the loan. If the underlying collateral value is less than the loan amount, we will suffer a loss. In addition, we sometimes make loans that are unsecured, which are subject to the risk that other lenders may be directly secured by the assets of the portfolio company. In the event of a default, those collateralized lenders would have priority over us with respect to the proceeds of a sale of the underlying assets. In cases described above, we may lack control over the underlying asset collateralizing our loan or the underlying assets of the portfolio company prior to a default, and as a result the value of the collateral may be reduced by acts or omissions by owners or managers of the assets.

In the event of bankruptcy of a portfolio company, we may not have full recourse to its assets in order to satisfy our loan, or our loan may be subject to equitable subordination. In addition, certain of our loans are subordinate to other debt of the portfolio company. If a portfolio company defaults on our loan or on debt senior to our loan, or in the event of a portfolio company bankruptcy, our loan will be satisfied only after the senior debt receives payment. Where debt senior to our loan exists, the presence of inter-creditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill” periods) and control decisions made in bankruptcy proceedings relating to the portfolio company. Bankruptcy and portfolio company litigation can significantly increase collection losses and the time needed for us to acquire the underlying collateral in the event of a default, during which time the collateral may decline in value, causing us to suffer further losses. Additionally, in the event that multiple portfolio companies default or enter into bankruptcy proceedings in a short period, the demand on the Fund’s and the Investment Adviser’s resources to properly manage such investments may be significantly increased.

If the value of the collateral underlying our loan declines or interest rates increase during the term of our loan, a portfolio company may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Decreasing collateral value and/or periods of increasing interest rates may hinder a portfolio company’s ability to refinance our loan because the underlying collateral cannot satisfy the debt service coverage requirements necessary to obtain new financing. If a borrower is unable to repay our loan at maturity, we could suffer a loss which may adversely impact our financial performance.

Our financial condition and results of operations will depend on SLR’s ability to manage our future growth effectively by identifying, investing in and monitoring companies that meet our investment criteria. Our ability to achieve our investment objective and to grow depends on SLR’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of SLR’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and its ability to access financing for us on acceptable terms. The investment team of SLR has substantial responsibilities under the Investment Management Agreement, and they may also be called upon to provide managerial assistance to our portfolio companies as the principals of our Administrator. In addition, the members of SLR’s investment team have similar responsibilities with respect to the management of other investment portfolios, including the investment portfolios of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC. Such demands on their time may distract them or slow our rate of investment. In order to grow, we and SLR will need to retain, train, supervise and manage new investment professionals. However, we can offer no assurance that any such investment professionals will contribute effectively to the work of the Investment Adviser. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

The business, financial condition and results of operations of our portfolio companies could be adversely affected by worldwide economic conditions, as well as political and economic conditions in the countries in which they conduct business. The business and operating results of our portfolio companies may be impacted by worldwide economic conditions. Any deterioration of general economic conditions may lead to significant declines in corporate earnings or loan performance, and the ability of corporate borrowers to service their debt, any of which could trigger a period of global economic slowdown, and have an adverse impact on our performance and financial results, and the value and the liquidity of our investments. In an economic downturn, we could have non-performing assets or an increase in non-performing assets, and we would anticipate that the value of our portfolio would decrease during these periods. For instance, concerns of economic slowdown in China and other emerging markets and signs of deteriorating sovereign debt conditions in Europe could lead to disruption and instability in the global financial markets.

Some of the products of our portfolio companies are developed, manufactured, assembled, tested or marketed outside the United States. Any conflict or uncertainty in these countries, including due to natural disasters, public health concerns, political unrest or safety concerns, could harm their business, financial condition and results of operations. In addition, if the government of any country in which their products are developed, manufactured or sold sets technical or regulatory standards for products developed or manufactured in or imported into their country that are not widely shared, it may lead some of their customers to suspend imports of their products into that country, require manufacturers or developers in that country to manufacture or develop products with different technical or regulatory standards and disrupt cross-border manufacturing, marketing or business relationships which, in each case, could harm their businesses.

The capital markets may experience periods of disruption and instability. Such market conditions may have materially and adversely affected debt and equity capital markets, which may have a negative impact on our business and operations. From time to time, capital markets may experience periods of disruption and instability. For example, over the past few years, the U.S. capital markets experienced disruption as evidenced by volatility in global stock markets as a result of, among other things: social and political tensions in the United States and around the world; wars and other forms of conflict (including, for example, the ongoing war between Russia and Ukraine and conflict in the Middle East); natural disasters such as fires, floods, earthquakes, tornadoes and hurricanes; global health epidemics, pandemics and emergencies; terrorism; social unrest; fluctuations in interest rates; strikes, work stoppages, labor shortages and labor disputes; supply chain disruptions and accidents; and the fluctuating price of commodities, such as oil. Despite remedial actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole, and may continue into the future. These and any other unfavorable economic conditions could increase our funding costs and/or limit our access to the capital markets.

Our portfolio companies and our financial performance are subject to risks arising from global economic instability, U.S. fiscal and debt ceiling uncertainties, potential government default, and resulting credit rating downgrades. The significant debt in the United States and European countries is expected to hinder growth in those countries for the foreseeable future. In the future, the U.S. government may not be able to meet its debt payments unless the federal debt ceiling is raised. If legislation increasing the debt ceiling is not enacted, as needed, and the debt ceiling is reached, the U.S. federal government may stop or delay making payments on its obligations. Any default by the U.S. government on its obligations or any prolonged U.S. government shutdown could negatively impact the U.S. economy and our portfolio companies. Multiple factors relating to the international operations of some of our portfolio companies and to particular countries in which they operate could negatively impact their business, financial condition and results of operations. In addition, concerns over the United States’ debt ceiling and budget-deficit have driven downgrades by rating agencies to the U.S. government’s credit rating. Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating, any default by the U.S. government on its obligations, or any prolonged U.S. government shutdown could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common shares. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the United States.

Global economic, regulatory and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability. We and our portfolio companies are subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, could change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations could also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business, and political uncertainty could increase regulatory uncertainty in the near term. The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation, could negatively impact the operations, cash flows or financial condition of us and our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of business and could be subject to civil fines and criminal penalties.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulations. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations. We cannot predict the impact, if any, of these changes to our business. They could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact business and the business of our competitors, we will not know if our business will benefit from them or be negatively affected by them.

Deterioration in the economic conditions in the Eurozone and other regions or countries globally and the resulting instability in global financial markets may pose a risk to our business. Financial markets have been affected at times by a number of global macroeconomic events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the effect of the United Kingdom leaving the European Union, and instability in the Chinese capital markets.

Additionally, the U.S. Republican Party currently controls both the executive and legislative branches of government, which increases the likelihood that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Regulatory changes could result in greater competition from banks and other lenders with which we compete for lending and other investment opportunities. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. Changes in trade policies, including the imposition of new tariffs or increases in existing tariffs between the United States, Mexico, Canada, China or other countries, or reactionary measures in response thereto, including retaliatory tariffs, legal challenges, or currency manipulation, could adversely affect the market conditions in which we and our portfolio companies operate. These factors may affect the level and volatility of credit and securities prices and the liquidity and value of our investments, and we and our portfolio companies may not be able to successfully manage our exposure to these conditions. This could in turn materially reduce our net asset value and dividends and adversely affect our financial prospects and condition. In addition, numerous structural dynamics and persistent market trends have exacerbated volatility and market uncertainty. Concerns over significant volatility in the commodities markets, sluggish economic expansion in foreign economies, including continued concerns over growth prospects in China and emerging markets, growing debt loads for certain countries, uncertainty about the consequences of the United States and other governments withdrawing monetary stimulus measures, government agency closures, prolonged government shutdowns and speculation about a possible recession all highlight the fact that economic conditions remain unpredictable and volatile. Additionally, uncertainty regarding the outcome of the upcoming mid-term elections in the United States makes future changes to U.S. regulatory policies difficult to predict.

In recent periods, geopolitical tensions, including between the United States and China, have escalated. Further escalation of such tensions and the related imposition of sanctions or other trade barriers may negatively impact the rate of global growth, particularly in China, where growth has slowed. Moreover, there is a risk of both sector-specific and broad-based volatility, corrections and/or downturns in the equity and credit markets. A number of factors have had and may continue to have an adverse impact on credit markets in particular. In 2025, the weakness and the uncertainty regarding the stability of the oil and gas markets resulted in a tightening of credit across multiple sectors.

While the Federal Reserve cut its benchmark rate in the third and fourth quarters of 2024 and 2025 and indicated that there may be additional rate cuts in 2026, future reductions to benchmark rates are not certain. Additionally, there can be no assurance that the Federal Reserve will not return to making upwards adjustments to the federal funds rate in the future. These developments, along with the U.S. government’s credit and deficit concerns, global economic uncertainties and market volatility, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets and capital markets on favorable terms.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio. Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to: (i) increase or maintain in whole or in part our ownership percentage; (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (iii) attempt to preserve or enhance the value of our investment. We may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments. We will have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, either because we prefer other opportunities or because we are subject to BDC requirements that would prevent such follow-on investments or the desire to maintain our RIC tax treatment.

Where we do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments. We do not expect to hold controlling equity positions in the majority of our portfolio companies. As a result, we are subject to the risk that a portfolio company in which we do not have a controlling interest may make business decisions with which we disagree, and that the management and/or shareholders of such portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity. We are subject to the risk that the investments we make in our portfolio companies may be prepaid prior to maturity. When this occurs, we may reduce our borrowings outstanding or reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments, if any, will typically have substantially lower yields than the debt investment being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt investment that was prepaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity.

We may choose to waive or defer enforcement of covenants in the debt securities held in our portfolio, which may cause us to lose all or part of our investment in these companies. We structure the debt investments in our portfolio companies to include business and financial covenants placing affirmative and negative obligations on the operation of the company’s business and its financial condition; however, from time to time, we may elect to waive breaches of these covenants, including our right to payment, or waive or defer enforcement of remedies, such as acceleration of obligations or foreclosure on collateral, depending upon the financial condition and prospects of the particular portfolio company. These actions may reduce the likelihood of our receiving the full amount of future payments of interest or principal and be accompanied by a deterioration in the value of the underlying collateral as many of these companies may have limited financial resources, may be unable to meet future obligations and may go bankrupt. This could negatively impact our ability to pay distributions, could adversely affect our results of operation and financial condition and cause the loss of all or part of your investment.

In addition, some of the loans in which we may invest may be “covenant-lite” loans. We use the term “covenant-lite” loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Our loans could be subject to equitable subordination by a court which would increase our risk of loss with respect to such loans. Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in a client. We have made direct equity investments or received warrants in connection with loans. Payments on one or more of our loans, particularly a loan to a client in which we may also hold an equity interest, may be subject to claims of equitable subordination. If we were deemed to have the ability to control or otherwise exercise influence over the business and affairs of one or more of our portfolio companies resulting in economic hardship to other creditors of that company, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of our loans as if it were unsecured or common equity in the portfolio company. In that case, if the portfolio company were to liquidate, we would be entitled to repayment of our loan on a pro-rata basis with other unsecured debt or, if the effect of subordination was to place us at the level of common equity, then on an equal basis with other holders of the portfolio company’s common equity only after all of its obligations relating to its debt and preferred securities had been satisfied.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns. We invest primarily in privately held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of SLR’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, smaller privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could adversely affect our investment returns as compared to companies investing primarily in the securities of public companies.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies. We invest primarily in leveraged middle-market companies in the form of senior secured loans, financing leases and to a lesser extent, unsecured loans and equity securities. Our portfolio companies typically have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

In addition, we face increasing risks associated with so-called “lender-on-lender violence” or “debtor-on-debtor violence” transactions, in which a portfolio company, acting in concert with a subset of its existing lenders, undertakes a restructuring, refinancing, or liability management transaction on terms that are agreed to by a consenting group of lenders but that materially disadvantage non-consenting lenders, including us. These transactions may take a variety of forms, including, without limitation: (i) the issuance of new debt by the portfolio company to a consenting lender group that effectively primes the liens or claims of non-consenting lenders; (ii) the transfer of material assets of the portfolio company to a new unrestricted subsidiary or affiliate outside the collateral package securing our debt, thereby stripping value available to non-consenting lenders; (iii) the use of “uptier” exchange transactions or amendment mechanisms that permit a majority or supermajority of lenders to agree to terms that structurally or contractually subordinate the interests of dissenting minority lenders; or (iv) other out-of-court restructuring transactions structured to coerce or compel lender consent by threatening non-consenting lenders with even greater economic harm. As a result of any such transaction, we may find that our debt, notwithstanding its original seniority or security position, has been effectively subordinated to the claims of consenting creditors, that the collateral securing our investment has been materially diminished in value, or that the overall recovery available to us in any subsequent insolvency or liquidation proceeding has been significantly reduced.

The enforceability of protections against such transactions under credit agreement terms—including restrictions on the issuance of priming debt, limitations on permitted investments and asset transfers, and unanimous lender consent requirements for certain modifications—has been the subject of significant litigation, with courts reaching inconsistent conclusions across jurisdictions. There can be no assurance that the contractual protections contained in the credit agreements governing our investments will be sufficient to prevent, or that we will be able to obtain injunctive or other judicial relief to block, such transactions. Even where we are able to challenge such transactions, any litigation would likely be costly and time-consuming, and an adverse outcome could result in material losses.

Any such limitations on the ability of our portfolio companies to make principal or interest payments to us, if at all, including as a result of the subordination of our claims through lender-on-lender transactions, may reduce our net asset value and have a material adverse impact on our business, financial condition and results of operations.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments. Our investment strategy contemplates potential investments in debt securities of foreign companies, including emerging market companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

Although most of our investments will be U.S. dollar-denominated, any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk, or that if we do, such strategies will be effective.

We may expose ourselves to risks if we engage in hedging transactions. If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. It may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. To the extent we engage in hedging transactions, we also face the risk that counterparties to the derivative instruments we hold may default, which may expose us to unexpected losses from positions where we believed that our risk had been appropriately hedged.

Our Investment Adviser may not be able to achieve the same or similar returns as those achieved for other funds it currently manages or by our senior investment professionals while they were employed at prior positions. Our Investment Adviser manages other funds, including other BDCs, and may manage other entities in the future. The track record and achievements of these other entities are not necessarily indicative of future results that will be achieved by our Investment Adviser because these other entities may have investment objectives and strategies that differ from ours. Additionally, although in the past our senior investment professionals held senior positions at a number of investment firms, their track record and achievements are not necessarily indicative of future results that will be achieved by our Investment Adviser. In their roles at such other firms, our senior investment professionals were part of investment teams, and they were not solely responsible for generating investment ideas. In addition, such investment teams arrived at investment decisions by consensus.

We may be exposed to higher risks with respect to our investments that include original issue discount or Payment-in-kind (“PIK”) interest. Zero-coupon bonds pay interest only at maturity rather than at intervals during the life of the security. Deferred interest rate bonds generally provide for a period of delay before the regular payment of interest begins. PIK securities are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. Each of these instruments is normally issued and traded at a deep discount from face value. Zero-coupon bonds, deferred interest rate bonds and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. In addition, such investments experience greater volatility in market value due to changes in interest rates than debt obligations that provide for regular payments of interest.

To the extent we invest in original issue discount instruments, including PIK, zero coupon bonds, and debt securities with attached warrants, investors will be exposed to the risks associated with the inclusion of such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•	The interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

•	The interest rates on PIK loans are higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

•	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral;

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An election to defer PIK income payments by adding them to principal increases our gross assets and, thus, increases future base fees to the Investment Adviser and, because income payments will then be payable on a larger principal amount, the PIK election also increases the Investment Adviser’s future income incentive fees at a compounding rate;

•	Market prices of original issue discount instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash;

•	The deferral of interest on a PIK loan increases its loan-to-value ratio, which is a measure of the riskiness of a loan; and

•	Original issue discount creates the risk of non-refundable cash payments to the Investment Adviser based on non-cash accruals that may never be realized.

Risks Relating to an Investment in Our Securities

Our businesses may be adversely affected by litigation and regulatory proceedings. From time to time, we may be subject to legal actions as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. In any such claims or actions, demands for substantial monetary damages may be asserted against us and may result in financial liability or an adverse effect on our reputation among investors. In addition, any leadership changes or reforms at U.S. federal regulatory agencies with oversight over our industry may impose additional costs or result in other limitations on us.

In connection with acquisitions of, and investments in, businesses complementary to our business, we have been and may be in the future subject to securities litigation or shareholder activism in connection with such acquisitions or investments. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board of Trustees’ attention and resources from our business. We may be unable to accurately estimate our exposure to litigation risk when we record balance sheet reserves for probable loss contingencies. As a result, any reserves we establish to cover any settlements or judgments may not be sufficient to cover our actual financial exposure, which may have a material impact on our results of operations or financial condition. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

In recent periods, there has been increased activity by certain activist and other organized groups in opposition to certain investments made by and activities of investment funds. Such groups may contact or otherwise seek to engage with government and regulatory bodies and fund investors, including public pension funds, to criticize or challenge certain investments, which could lead to negative publicity that could harm our or our Investment Adviser’s reputation. In addition, partially as a result of certain high profile defaults and bankruptcies, there has also been increased negative publicity with respect to the private credit industry. Although neither we nor our Investment Adviser have been involved in those particular defaults and bankruptcies, the negative publicity and concerns surrounding the private credit industry generally could in the future harm our or our Investment Adviser’s reputation, adversely affect our borrower or investor relationships and fundraising efforts and create pressure on the trading price of our common shares.

We may not be able to pay distributions at anticipated levels or at all, distributions may not increase over time and may constitute a return of capital. We intend to make periodic distributions to shareholders out of assets legally available for distribution; however, we cannot assure shareholders that we will achieve investment results that will allow us to make distributions at any particular level or at all. The Fund is newly formed and has no operating history and has not established a track record of generating investment income sufficient to support distributions. As a result, the amount and timing of distributions are uncertain.

Our ability to pay distributions may be adversely affected by a number of factors, including the performance of our portfolio investments, the level of our expenses, the use of leverage, restrictions under our credit facilities and other financing arrangements, and the other risk factors described in this Registration Statement. If we are unable to generate sufficient cash flow from operations, we may be required to reduce or defer distributions. In addition, we may from time to time make distributions from sources other than cash flow from operations, including borrowings, proceeds from this offering, fee waivers or expense reimbursements, or the sale of assets, to the extent permitted by applicable law. To the extent that distributions exceed our current and accumulated earnings and profits, a portion of such distributions may constitute a return of capital. Any return of capital will reduce a shareholder’s tax basis in its Shares and may increase the amount of capital gain recognized upon a subsequent sale of such Shares, even if such Shares are sold at a loss. A return of capital distribution is not a measure of the Fund’s investment performance.

As a RIC, we are required to distribute a certain percentage of our income to maintain our tax treatment. In certain cases, we may recognize income prior to or without receiving the corresponding cash, including as a result of original issue discount or PIK interest. As a result, we may be required to sell investments at disadvantageous times, incur additional borrowings or reduce new investment originations in order to satisfy such distribution requirements. If we are unable to do so, we may be required to reduce or defer distributions or risk failing to qualify as a RIC.

We may be unable to invest the net proceeds raised from this offering on acceptable terms or allocate net proceeds from this offering in ways with which you may not agree. We cannot assure you that we will be able to find enough appropriate investments that meet our investment criteria or that any investment we complete using the proceeds from any securities offering will produce a sufficient return. Until we identify new investment opportunities, we intend to either invest the net proceeds of this offering in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less or use the net proceeds from such offerings to reduce then-outstanding obligations.

We have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from an offering in ways with which you may not agree or for purposes other than those contemplated at the time of the offering.

The net asset value per share of our common shares will be diluted if we issue or sell shares of our common shares at prices below the then-current net asset value per share of our common shares or securities to subscribe for or that are convertible into shares of our common shares. We will generally not be able to issue additional shares at a price below the then-current net asset value per share of our common shares without first obtaining the approval for such issuance from our shareholders and our Independent Trustees. Any offering of our common shares that requires shareholder approval must occur, if at all, within one year after receiving such shareholder approval.

We may also use newly issued shares to implement our dividend reinvestment plan, whether our shares are trading at a premium or at a discount to our then-current net asset value per share. Any decision to issue or sell shares of our common shares below our then-current net asset value per share or securities to subscribe for or convertible into our common shares would be subject to the determination by our Board of Trustees that such issuance or sale is in our and our shareholders’ best interests.

If we were to issue or sell our common shares below our then-current net asset value per share, such issuances or sales would result in an immediate dilution to the net asset value per share of our common shares.

This dilution would occur as a result of the issuance or sale of shares at a price below the then-current net asset value per share of our common shares and a proportionately greater decrease in the shareholders’ interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance or sale. Because the number of shares of common shares that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

In addition, if we issue warrants or securities to subscribe for or convertible into our common shares, subject to certain limitations, the exercise or conversion price per share could be less than net asset value per share at the time of exercise or conversion (including through the operation of anti-dilution protections).

Because we would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of the net asset value per share at the time of exercise or conversion. This dilution would include reduction in net asset value per share as a result of the proportionately greater decrease in the shareholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such issuance.

Further, if our current shareholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current net asset value per share, their voting power will be diluted. For example, if we sell an additional 10% of our common shares at a 5% discount from net asset value, a shareholder who does not participate in that offering for its proportionate interest will suffer net asset value dilution of up to 0.5% or $5 per $1,000 of net asset value.

Similarly, all distributions declared in cash payable to shareholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common shares. As a result, shareholders that opt out of the dividend reinvestment plan may experience dilution over time. Shareholders who do not elect to receive distributions in shares of common shares may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our shareholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a shareholder.

If we issue preferred shares, the net asset value of our common shares may become more volatile. We cannot assure you that the issuance of preferred shares would result in a higher yield or return to holders of our common shares. The issuance of preferred shares would likely increase the volatility of our net asset value. If the distribution rate on the preferred shares were to approach the net rate of return on our investment portfolio, the benefit of leverage to holders of our common shares would be reduced. If the distribution rate on the preferred shares were to exceed the net rate of return on our portfolio, such leverage would result in a lower rate of return to holders of our common shares than if we had not issued preferred shares. Any decline in the net asset value of our investments would be borne entirely by holders of our common shares. As a result, if the value of our portfolio were to decline, leverage would result in a greater decrease in our net asset value than if we were not leveraged through the issuance of preferred shares. We might be in danger of failing to maintain the required asset coverage applicable to preferred shares or, in an extreme case, our current investment income might not be sufficient to meet the distribution requirements on the preferred shares. In order to address such an event, we might need to liquidate investments to fund a redemption of some or all of the preferred shares. In addition, we would pay (and holders of our common shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, including potentially higher advisory fees if our total return exceeds the distribution rate on the preferred shares. Holders of preferred shares may have different interests than holders of our common shares and may at times have disproportionate influence over our affairs.

To the extent we use debt or preferred shares to finance our investments, changes in interest rates will affect our cost of capital and net investment income. To the extent we borrow money, or issue preferred shares, to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred shares and the rate at which we invest those funds. In addition, many of our debt investments and borrowings have floating interest rates that reset on a periodic basis, and many of our investments are subject to interest rate floors. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds have increased, and could continue to increase, because the interest rates on the amounts borrowed under our credit facilities or certain other financing arrangements are typically floating, except to the extent we issue fixed rate debt or preferred shares, which could reduce our net investment income, and the interest rate on investments with an interest rate floor (such as a SOFR floor) above current levels will not increase until interest rates exceed the applicable floor. We expect that our long-term fixed-rate investments will generally be financed with equity and long-term debt. In periods of declining interest rates, we may earn less interest income from investments and our cost of funds will also decrease, to a lesser extent, given certain of our currently outstanding indebtedness bears interest at fixed rates, resulting in lower net investment income.

We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities could limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

You should also be aware that the rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, such increase in interest rates makes it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to our Investment Adviser with respect to our pre-incentive fee net investment income. Also, an increase in interest rates available to investors could make an investment in our common shares less attractive if we are not able to increase our distribution rate, which could reduce the value of our common shares.

Risks Relating to Our Business and Structure

We depend upon SLR’s key personnel for our future success. We depend on the diligence, skill and network of business contacts of Messrs. Gross and Spohler, who serve as the managing partners of SLR and who lead SLR’s investment team. Messrs. Gross and Spohler, together with the other dedicated investment professionals available to SLR, evaluate, negotiate, structure, close and monitor our investments. Our future success will depend on the diligence, skill, network of business contacts and continued service of Messrs. Gross and Spohler and the other investment professionals available to SLR. We cannot assure you that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his relationship with us. The loss of Messrs. Gross or Spohler, or any of the other senior investment professionals who serve on SLR’s investment team, could have a material adverse effect on our ability to achieve our investment objective as well as on our financial condition and results of operations. In addition, we can offer no assurance that SLR will remain our Investment Adviser.

The senior investment professionals of SLR are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time. We expect that Messrs. Gross and Spohler will dedicate a significant portion of their time to the activities of SLR; however, they may be engaged in other business activities which could divert their time and attention in the future. Specifically, Mr. Gross serves as Co-Chief Executive Officer and President of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC. In addition, Mr. Spohler serves as Co-Chief Executive Officer and Chief Operating Officer of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC.

Our business model depends to a significant extent upon strong referral relationships with financial sponsors, and the inability of the senior investment professionals of our Investment Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business. We expect that the co-founders of our Investment Adviser will maintain and develop their relationships with financial sponsors, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the senior investment professionals of our Investment Adviser fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior investment professionals of our Investment Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us. If our Investment Adviser is unable to source investment opportunities, we may hold a greater percentage of our assets in cash and cash equivalents than anticipated, which could impact potential returns on our portfolio.

A disruption in the capital markets and the credit markets could negatively affect our business. As a BDC, we must maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. Disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and could adversely impact our results of operations and financial condition.

If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratios imposed upon us by the 1940 Act and our existing credit facilities. Any such failure could result in an event of default and all of our debt being declared immediately due and payable and would affect our ability to issue senior securities, including borrowings, and pay distributions, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to draw on our credit facilities. For example, we cannot be certain that we will be able to renew our existing credit facilities as they mature or to consummate new borrowing facilities to provide capital for normal operations, including new originations. Reflecting concern about the stability of the financial markets, many lenders and institutional investors have reduced or ceased providing funding to borrowers. This market turmoil and tightening of credit have led to increased market volatility and widespread reduction of business activity generally.

If we are unable to renew or replace our existing credit facilities and consummate new facilities on commercially reasonable terms, our liquidity will be reduced significantly. If we consummate new facilities but are then unable to repay amounts outstanding under such facilities and are declared in default or are unable to renew or refinance these facilities, we would not be able to initiate significant originations or to operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as inaccessibility to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or us, and could materially damage our business. Moreover, we are unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

We need to raise additional capital on a regular basis in order to grow because we must distribute most of our income. We need additional capital to fund growth in our investments. We expect to issue equity securities and expect to borrow from financial institutions in the future. A reduction in the availability of new capital could limit our ability to grow. We must distribute at least 90% of our investment company taxable income to our shareholders to maintain our tax treatment as a RIC. As a result, any such cash earnings may not be available to fund investment originations. We expect to borrow from financial institutions and issue additional debt and equity securities. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, as a BDC, our ability to borrow or issue additional preferred shares may be restricted if our total assets are less than 150% of our total borrowings and preferred shares.

Any failure on our part to maintain our status as a BDC would reduce our operating flexibility and we may be limited in our investment choices as a BDC. The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70% of their total assets in specified types of securities, primarily in private companies or thinly-traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our shareholders, we may elect to withdraw our status as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with such regulations would significantly decrease our operating flexibility, and could have a material adverse effect on our business, financial condition and results of operations.

Our credit ratings may not reflect all risks of an investment in our debt securities. Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our publicly issued debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of, or trading market for, any publicly issued debt securities.

Our shareholders may experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan. All distributions declared in cash payable to shareholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common shares. In the event we issue new shares in connection with our dividend reinvestment plan, our shareholders that do not elect to receive distributions in shares of common shares may experience dilution in their ownership percentage over time as a result of such issuance.

We borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us. We borrow money as part of our business plan. Borrowings, also known as leverage, magnify the potential for loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We may borrow from and issue senior debt securities to banks, insurance companies and other lenders in the future. Lenders of these senior securities may have fixed dollar claims on our assets that are superior to the claims of our common shareholders, and we would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Also, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distribution payments on our common shares, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, as the management fee payable to the Investment Adviser will be payable based on our gross assets, including those assets acquired through the use of leverage the Investment Adviser will have a financial incentive to incur leverage which may not be consistent with our shareholders’ interests. In addition, our common shareholders will bear the burden of any increase in our expenses as a result of leverage, including any increase in the management fee payable to the Investment Adviser.

The debt securities that we may issue will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. We, and indirectly our shareholders, bear the cost of issuing and servicing such debt securities. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares.

It is likely that the terms of any future long-term or revolving credit facility we may enter into in the future could constrain our ability to grow our business. Our future lender or lenders may have, fixed dollar claims on our assets that are senior to the claims of our shareholders and, thus, will have a preference over our shareholders with respect to our assets in the collateral pool. We expect that any future credit facilities and borrowings will likely subject us to various financial and operating covenants, including maintaining certain financial ratios and minimum tangible net worth amounts. In addition, we may grant a security interest in our assets in connection with any such credit facilities and borrowings.

We expect that any future credit facilities will generally contain customary default provisions such as a minimum net worth amount, a profitability test, and a restriction on changing our business and loan quality standards. In addition, we expect our future credit facilities to require the repayment of all outstanding debt at maturity. If we are unable to refinance such debt, these debt maturities may disrupt our business and potentially the business of our portfolio companies that are financed through our credit facilities. An event of default under our future credit facilities would likely result in termination of the availability of further funds under our credit facilities and accelerated maturity dates for all amounts outstanding under our credit facilities, which would likely disrupt our business and, potentially, the business of the portfolio companies whose loans we finance through our credit facilities. This could reduce our revenues and, by delaying any cash payment allowed to us under our future credit facilities until the lender has been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain RIC tax treatment.

The terms of future available financing may place limits on our financial and operational flexibility. If we are unable to obtain sufficient capital in the future, we may be forced to reduce or discontinue our operations, not be able to make new investments, or otherwise respond to changing business conditions or competitive pressures.

Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our investment objective, the net asset value of our common shares may decline. We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including, but not limited to, the interest rate payable on the debt securities that we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, changes in our portfolio composition, the degree to which we encounter competition in our markets, market volatility in our publicly traded securities and the securities of our portfolio companies, and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods. In addition, any of these factors could negatively impact our ability to achieve our investment objectives, which may cause our net asset value of our common shares to decline.

We cannot assure you that any of our investments in our portfolio companies will be successful. Our portfolio companies may compete with larger, more established companies with greater access to, and resources for, further development in these new technologies. Therefore, we may lose our entire investment in any or all of our portfolio companies.

There will be uncertainty as to the value of our Portfolio Investments, which may impact our net asset value. We expect a large percentage of our Portfolio Investments to be made in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these securities on a quarterly basis in accordance with our valuation policy, which is at all times consistent with accounting principles generally accepted in the United States of America (“GAAP”). Our Board of Trustees will (1) periodically assess and manage valuation risks; (2) establish and apply fair value methodologies; (3) test fair value methodologies; (4) oversee and evaluate third-party pricing services; (5) oversee the reporting required by Rule 2a-5 under the 1940 Act; and (6) maintain record keeping requirements under Rule 2a-5. Our Board of Trustees intends to utilize the services of third-party valuation firms to aid it in determining the fair value of material assets. The Board of Trustees may discuss valuations and determine the fair value in good faith based on the input of our Investment Adviser and, when utilized, the respective third-party valuation firms. The factors that may be considered in fair value pricing our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparisons to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

If we acquire equity ownership in our portfolio companies, such equity ownership may represent a control investment. Such a control position may limit our ability to exit such investments in a timely manner or at all because we will have access to inside information in the portfolio company. This could result in a realized loss on the investment. If we obtain a control investment in a portfolio company our ability to sell our debt or equity investments in such portfolio company could be restricted due to illiquidity in a private stock, limited trading volume on a public company’s stock, inside information regarding a company’s performance, insider blackout periods, and other factors that could prohibit our limit our ability to dispose of such investments as compared to our ability to sell non-control investments. Additionally, we may choose not to take certain actions to protect a debt investment in a control investment portfolio company. As a result, we could experience a decrease in the value of our portfolio company holdings and potentially incur a realized loss on the investment.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited. Through comprehensive global regulatory regimes impacting derivatives (e.g., the Dodd-Frank Act, European Market Infrastructure Regulation (“EMIR”), Markets in Financial Investments Regulation/Markets in Financial Instruments Directive), certain over-the-counter derivatives transactions in which we may engage are subject to various requirements, such as mandatory central clearing of transactions which include additional margin requirements and in certain cases trading on electronic platforms, pre-and post-trade transparency reporting requirements and mandatory bi-lateral exchange of initial margin for non-cleared swaps. The Dodd-Frank Act also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. Even if we are not located in a particular jurisdiction or directly subject to the jurisdiction’s derivatives regulations, we may still be impacted to the extent we enter into a derivatives transaction with a regulated market participant or counterparty that is organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations.

The effect of such requirements will be likely to (directly or indirectly) increase our overall costs of entering into derivatives transactions. In particular, new margin requirements, position limits and significantly higher capital charges resulting from new global capital regulations, even if not directly applicable to us, may cause an increase in the pricing of derivatives transactions entered into by market participants to whom such requirements apply or affect our overall ability to enter into derivatives transactions with certain counterparties. Administrative costs related to such requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to us, may also be reflected in our derivatives transactions. Requirements to trade certain derivatives transactions on electronic trading platforms and trade reporting requirements may lead to (among other things) fragmentation of the markets, higher transaction costs or reduced availability of derivatives, and/or a reduced ability to hedge, all of which could adversely affect the performance of certain of our trading strategies. In addition, changes to derivatives regulations may impact the tax and/or accounting treatment of certain derivatives, which could adversely impact us.

Rule 18f-4 under the Investment Company Act includes limitations on the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions). Under the rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements, and requirements related to board reporting. These requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Various factors, including increased repurchase request rates by holders of our Shares, could limit the aggregate amount of unfunded commitments about which we could have such a reasonable belief. Under Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

We may be obligated to pay our Investment Adviser incentive compensation even if we incur a loss. Our Investment Adviser will be entitled to incentive compensation for each fiscal quarter in an amount equal to a percentage of the excess of our pre-incentive fee net investment income for that quarter (before deducting incentive compensation) above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of our net asset value, decreases in our net asset value make it easier to achieve the performance threshold. Our pre-incentive fee net investment income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter.

Thus, we may be required to pay SLR incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter.

Our incentive fee may induce SLR to pursue speculative investments. The incentive fee payable by us to SLR may create an incentive for SLR to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive fee payable to our Investment Adviser is calculated based on a percentage of our return on invested capital. This may encourage our Investment Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our common shares. In addition, our Investment Adviser receives the incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, our Investment Adviser may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The incentive fee payable by us to our Investment Adviser also may induce SLR to invest on our behalf in instruments that have a deferred interest feature, even if such deferred payments would not provide the cash necessary to enable us to pay current distributions to our shareholders. Under these investments, we would accrue interest over the life of the investment but would not receive the cash income from the investment until the end of the term. Our net investment income used to calculate the income portion of our investment fee, however, includes accrued interest. Thus, a portion of this incentive fee would be based on income that we have not received in cash. In addition, the “catch-up” portion of the incentive fee may encourage SLR to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and distribution amounts.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to SLR with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our shareholders will bear his or her share of the management and incentive fee of SLR as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

We, our Investment Adviser and our portfolio companies are subject to risks associated with cyber-attacks. Cybersecurity risks and cyber incidents have been occurring globally at a more frequent and severe level, and will likely continue to increase in frequency and sophistication in the future. A cyber incident can be an intentional attack or an unintentional event and could involve gaining unauthorized access to our or our portfolio companies’ information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption, including through the introduction of computer viruses, malware or through “phishing” attempts or other forms of social engineering. Attacks can also involve ransomware, data exfiltration and publication or other forms of extortion. Cyber incidents originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other parties.

Cybersecurity risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our proprietary business information, personal information of the Investment Adviser’s employees, our investors and others, and other sensitive information that the Investment Adviser collects, processes, and stores in its data centers and on its networks or those of third-party service providers. The secure processing, maintenance, and transmission of this information are critical to our operations.

There is a risk that encryption and other protective measures against cyber-attacks may be circumvented, particularly to the extent that new computing technologies such as artificial intelligence, increase the speed and computing power available.

Even the most well-protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of investor or other personal information, proprietary business data or other sensitive information, whether by third parties or as a result of malfeasance by the Investment Adviser’s employees or otherwise, non-compliance with applicable contractual or other legal obligations regarding such data or intellectual property or a violation of applicable privacy and security policies with respect to such data could result in significant investigation, remediation and other costs, fines, penalties, litigation or regulatory actions against the Fund and significant reputational harm, any of which could harm our business and results of operations. Cybersecurity risks require continuous and increasing attention and other resources from the Investment Adviser to, among other actions, identify and quantify these risks and upgrade and expand the Investment Adviser’s technologies, systems and processes to adequately address such risks. Such attention diverts time and other resources from other activities and there is no assurance that the Investment Adviser’s efforts will be effective.

While the Investment Adviser and its third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, these measures, as well as our increased awareness of the nature and extent of a risk of a cybersecurity incident, do not guarantee that a cyber incident will not occur and/or that our business strategy, financial results, operations or confidential information will not be negatively impacted by such an incident. Cybersecurity incidents may adversely impact us and our shareholders. There is no guarantee that we, the Investment Adviser, and/or their respective service providers will be successful in protecting against cybersecurity incidents.

Any inability or perceived inability to adequately address privacy concerns, or comply with applicable laws and regulations, even if unfounded, may result in adverse consequences to the Fund. The Fund and the Investment Adviser and its affiliates are subject to numerous laws and regulations in various jurisdictions relating to privacy and the storage, sharing, use, processing, disclosure and protection of information that the Fund and the Investment Adviser hold. The SEC has adopted changes to Regulation S-P, which requires, among other things, that registered investment advisers notify affected individuals of a breach involving their personal information when there has been an incident that rises to the level of being a reportable breach. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation, the United Kingdom General Data Protection Regulation and the United Kingdom Data Protection Act 2018 (collectively, “Privacy Laws”). These Privacy Laws and related regulations are quickly evolving and may conflict with one another. Moreover, to the extent that these laws and regulations or the enforcement of the same become more stringent, or if new laws or regulations or enacted, our financial performance or plans for growth may be adversely impacted. In general, these laws and regulations introduce many new obligations on the Fund, the Investment Adviser and its affiliates and service providers and create new rights for parties who have given any of us their personal information, such as investors and others. The scope of data protection and privacy laws and regulations is rapidly evolving, and such laws and regulations are subject to differing interpretations. Any inability or perceived inability to adequately address privacy concerns or comply with applicable laws and regulations, even if unfounded, could result in regulatory and third-party liability, increased costs, disruption to the Fund’s operations and reputational damage. Obligations to which the Fund and/or the Investment Adviser and its affiliates are subject impose compliance costs and risks of penalties, which could increase significantly as such laws and regulations evolve globally. Moreover, as data protection and privacy laws and regulations continue to develop, it could be more difficult and/or more costly for the Fund and/or the Investment Adviser and its affiliates to collect, store, use, transmit and process personal information.

While the Fund and the Investment Adviser and its affiliates take reasonable efforts to comply with data protection and privacy laws and regulations, it is possible that the Fund and the Investment Adviser will not be able to accurately anticipate the ways in which regulators and courts will apply or interpret these laws, and there can be no assurance that Fund and/or the Investment Adviser and its affiliates will not be subject to regulatory or individual legal action, including fines, in the event of a security incident, alleged non-compliance with applicable data protection and privacy laws or regulations or other claim that an individual’s privacy rights have been violated. Many regulators have indicated an intention to take more aggressive enforcement actions regarding data privacy matters, and private litigation resulting from such matters is increasing and resulting in large judgments and settlements.

Our Board of Trustees may change our investment objective, operating policies and strategies without prior notice or shareholder approval. Our Board of Trustees has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the value of our stock. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Our business is subject to increasingly complex corporate governance, public disclosure and accounting requirements that could adversely affect our business and financial results. We are subject to changing rules and regulations of federal and state government as well as the stock exchange on which our common shares are listed. These entities, including the Public Company Accounting Oversight Board, the SEC and the NASDAQ Stock Market, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. Our efforts to comply with these existing requirements, or any revised or amended requirements, have resulted in, and are likely to continue to result in, an increase in expenses and a diversion of management’s time from other business activities.

Changes in laws or regulations governing our operations may adversely affect our business. Changes in the laws or regulations, or the interpretations of the laws and regulations, which govern BDCs, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. We are subject to federal, state and local laws and regulations and are subject to judicial and administrative decisions that affect our operations, including our loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures, and other trade practices. If these laws, regulations or decisions change, or if we expand our business into jurisdictions that have adopted more stringent requirements than those in which we currently conduct business, then we may have to incur significant expenses in order to comply or we may have to restrict our operations. In addition, if we do not comply with applicable laws, regulations and decisions, then we may lose licenses needed for the conduct of our business and be subject to civil fines and criminal penalties, any of which could have a material adverse effect upon our business results of operations or financial condition.

Regulators are also increasing scrutiny and implementing and considering regulation of the use of artificial intelligence technologies, including with respect to uses of artificial intelligence by investment advisers. While comprehensive U.S. regulation has not been enacted to date, various U.S. governmental agencies and departments, including the SEC and Department of the Treasury, have recently released reports or otherwise indicated interest in assessing risks relating to uses of artificial intelligence by businesses such as ours. Some specific laws governing artificial intelligence have already been passed in certain U.S. states and in the European Union. We cannot predict what, if any, effects this may have on our business or the nature of future regulations.

Changes to U.S. tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us. There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. The United States has enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to evaluate key aspects of U.S. trade and national security policy, and significant uncertainty exists regarding the future relationship between the United States and other countries with respect to the trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Our Investment Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations. Our Investment Adviser has the right, under the Investment Management Agreement, to resign at any time upon 60 days’ written notice, whether we have found a replacement or not. If our Investment Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar experience and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the experience possessed by our Investment Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

General Risk Factors

Volatility or a prolonged disruption in the credit markets could materially damage our business. We are required to record our assets at fair value, as determined in good faith by our Board of Trustees, in accordance with our valuation policy. As a result, volatility in the capital markets may have a material adverse effect on our valuations and our net asset value, even if we hold investments to maturity. Volatility or dislocation in the capital markets may depress our share price below our net asset value per share and create a challenging environment in which to raise equity and debt capital. These conditions could continue for a prolonged period of time or worsen in the future. While these conditions persist, we and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital. Equity capital may be difficult to raise because, subject to limited exceptions , as a BDC we are generally not able to issue additional shares of our common shares at a price less than net asset value without first obtaining approval for such issuance from our shareholders and our Independent Trustees. Any offering of our common shares that requires shareholder approval must occur, if at all, within one year after receiving such shareholder approval. In addition, our ability to incur indebtedness (including by issuing preferred shares) is limited by applicable regulations such that our asset coverage, as defined in the 1940 Act, must equal at least 150% immediately after each time we incur indebtedness. The debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.

Additionally, declining portfolio values will negatively impact our ability to borrow additional funds because our net asset value is reduced for purposes of calculating our asset coverage ratio. If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratio stipulated by the 1940 Act, which could, in turn, cause us to lose our status as a BDC and materially impair our business operations. A lengthy disruption in the credit markets could also materially decrease demand for our investments.

The significant disruptions in the capital markets experienced in the past have had, and in the future may have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. The debt capital that may be available to us in the future may be at a higher cost and have less favorable terms and conditions than those currently in effect. If our financing costs increase and we have no increase in interest income, then our net investment income will decrease. A prolonged inability to raise capital may require us to reduce the volume of investments we originate and could have a material adverse impact on our business, financial condition and results of operations. This may also increase the probability that other structural risks will negatively impact us. These situations may arise due to circumstances that we may be unable to control, such as a lengthy disruption in the credit markets, a severe decline in the value of the U.S. dollar, a sharp economic downturn or recession or an operational problem that affects third parties or us, and could materially damage our business, financial condition and results of operations.

Events outside of our control, including public health crises, could negatively affect our portfolio companies and our results of our operations. Periods of market volatility have occurred and could continue to occur in response to pandemics or other events outside of our control. These types of events have adversely affected and could continue to adversely affect operating results for us and for our portfolio companies. For example, the COVID-19 pandemic adversely impacted global commercial activity and contributed to significant volatility in the equity and debt markets. The COVID-19 pandemic and restrictive measures taken to contain or mitigate its spread caused, and any similar measures in the future may cause, business shutdowns, or the re-introduction of business shutdowns, cancellations of events and restrictions on travel, significant reductions in demand for certain goods and services, reductions in business activity and financial transactions, supply chain interruptions, labor shortages, increased inflationary pressure and overall economic and financial market instability both globally and in the United States. Many states, including those in which we and the portfolio companies in which we invest operate, have previously issued orders requiring the closure of, or certain restrictions on the operation of, certain businesses. We and our portfolio companies may be materially adversely affected if similar measures are taken in the future in response to public health crises.

Inflation and a rising interest rate environment may adversely affect the business, results of operations and financial condition of us and our portfolio companies. In recent years, the macroeconomic environment has experienced uncertainty related to evolving tariff and trade policies, geopolitical tensions, inflationary pressures, labor market shortages and disputes, changes in interest rates, supply chain disruptions, foreign currency fluctuations, and periods of volatility in global capital markets. The risks associated with the Fund’s and our portfolio companies’ businesses are more severe during periods of economic slowdown or recession.

Any disruptions in the capital markets, as a result of inflation or otherwise, may increase the spread between the yields realized on risk-free and higher risk securities and can result in illiquidity in parts of the capital markets, significant write-offs in the financial sector and re-pricing of credit risk in the broadly syndicated market. These and any other unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

Sustained inflation can erode consumer purchasing power and reduce the affordability of goods and services across the economy. As consumers face heightened prices, discretionary spending tends to contract, which can suppress overall economic activity and weigh on the revenues and profitability of businesses that depend on consumer demand. Beyond the direct impact on spending behavior, persistently elevated prices can also shape consumer perceptions of the broader health of the economy, generating uncertainty and diminished confidence that further dampens economic activity even in sectors not immediately affected by inflationary cost pressures. These dynamics can compound the challenges faced by our portfolio companies, particularly those operating in consumer-facing industries or those whose business models are sensitive to shifts in consumer sentiment.

In addition, market conditions (including inflation, supply chain issues and decreased consumer demand) have adversely impacted, and could in the future further impact, the operations of certain of our portfolio companies. If the financial results of middle-market companies, like those in which we invest, experience deterioration, it could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults, and further deterioration in market conditions will further depress the outlook for those companies. Further, adverse economic conditions decreased and may in the future decrease the value of collateral securing some of our loans and the value of our equity investments. Such conditions have required and may in the future require us to modify the payment terms of our investments, including changes in PIK interest provisions and/or cash interest rates. The performance of certain of our portfolio companies has been, and in the future may be, negatively impacted by these economic or other conditions, which can result in our receipt of reduced interest income from our portfolio companies and/or realized and unrealized losses related to our investments, and, in turn, may adversely affect distributable income and have a material adverse effect on our results of operations.

Inflation may cause the real value of our investments to decline. Inflation risk results from the variation in the value of cash flows from a security due to inflation, as measured in terms of purchasing power. We are exposed to inflation risk with respect to any fixed rate investments that we make, if any, because the interest rate the issuer has to pay us is fixed for the life of the security. To the extent that interest rates reflect the expected inflation rate, floating rate loans have a lower level of inflation risk.

The continued uncertainty related to the sustainability and pace of economic recovery in the United States. and globally could have a negative impact on our business. Our business is directly influenced by the economic cycle, and could be negatively impacted by a downturn in economic activity in the United States as well as globally. Fiscal and monetary actions taken by United States and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the United States or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, along with the general policies of the current presidential administration, may also adversely affect the value, volatility and liquidity of dividend-and interest-paying securities. Market volatility, periods of rising interest rates, and/or a return to unfavorable economic conditions could adversely affect our business.

We are exposed to risks associated with changes in interest rates. In the United States, the Secured Overnight Financing Rate (“SOFR”) has emerged as the preferred index rate. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-

backed repurchase transactions. SOFR is published by the Federal Reserve Bank of New York each U.S. Government Securities Business Day, for transactions made on the immediately preceding U.S. Government Securities Business Day.

The Fund’s loans reference the forward-looking term rate published by CME Group Benchmark Administration Limited based on SOFR (“CME Term SOFR”) or CME Term SOFR plus a fixed spread adjustment. CME Term SOFR rates are forward-looking rates that are derived by compounding projected overnight SOFR rates over one, three, and six months taking into account the values of multiple consecutive, executed, one-month and three-month CME Group traded SOFR futures contracts and, in some cases, over-the-counter SOFR Overnight Indexed Swaps as an indicator of CME Term SOFR reference rate values. CME Term SOFR and the inputs on which it is based are derived from SOFR. Since CME Term SOFR is a relatively new market rate, there will likely be no established trading market for credit agreements or other financial instruments when they are issued, and an established market may never develop or may not be liquid. Market terms for instruments referencing CME Term SOFR rates may be lower than those of later-issued CME Term SOFR indexed instruments. Similarly, if CME Term SOFR does not prove to be widely used, the trading price of instruments referencing CME Term SOFR may be lower than those of instruments indexed to indices that are more widely used.

There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in loans referencing SOFR. If the manner in which SOFR or CME Term SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on such loans and the trading prices of the SOFR Loans. In addition, there can be no guarantee that loans referencing SOFR or CME Term SOFR will continue to reference those rates until maturity or that, in the future, our loans will reference benchmark rates other than CME Term SOFR. Should any of these events occur, our loans, and the yield generated thereby, could be affected. Specifically, the anticipated yield on our loans may not be fully realized and our loans may be subject to increased pricing volatility and market risk.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could have a material adverse effect on us, the Investment Adviser and our portfolio companies. Cash not held in custody accounts and held by us, our Investment Adviser and by our portfolio companies in non-interest-bearing and interest-bearing operating accounts could, at times, exceed the Federal Deposit Insurance Corporation insurance limits. If such banking institutions were to fail, we, our Investment Adviser, or our portfolio companies could lose all or a portion of those amounts held in excess of such insurance limits. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems, which could adversely affect our, our Investment Adviser’s and our portfolio companies’ business, financial condition, results of operations, or prospects.

Although we and our Investment Adviser assess our and our portfolio companies’ banking and financing relationships as we believe necessary or appropriate, our and our portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize current and projected future business operations could be significantly impaired by factors that affect the financial institutions with which we, our Investment Adviser or our portfolio companies have arrangements directly or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we, our Investment Adviser or our portfolio companies have financial or business relationships but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us, our Investment Adviser, or our portfolio companies to acquire financing on acceptable terms or at all.

We are subject to risks associated with artificial intelligence and machine learning technology. Recent technological advances in artificial intelligence and machine learning technology (“Machine Learning Technology”) pose risks to us and our portfolio companies. We and our portfolio companies could be exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties use Machine Learning Technology in their business activities. We and the Investment Adviser are not in a position to control the use of Machine Learning Technology in third-party products or services. Use of Machine Learning Technology could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming part accessible by other third-party Machine Learning Technology applications and users. Machine Learning Technology and its applications continue to develop rapidly, and we cannot predict the risks that may arise from such developments.

Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent we or our portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could adversely impact us or our portfolio companies.

Technological innovations and industry disruptions, including artificial intelligence, could disrupt the markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs. Technological innovations have disrupted traditional approaches in multiple industries and can permit younger companies to achieve success and in the process disrupt markets and market practices. We can provide no assurance that new businesses and approaches will not be created that would compete with us and/or our portfolio companies or alter the market practices in which SLR and its affiliates and us have been designed to function within and on which we depend on for our investment return. New approaches could damage our investments, disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of investments.

Artificial intelligence, including machine learning technology and generative artificial intelligence, is rapidly evolving and is already causing significant disruption across industries and markets. Cybersecurity attacks powered by artificial intelligence, including AI-enabled phishing, fraud, automated vulnerability exploitation, and large-scale ransomware campaigns, are actively targeting businesses across sectors and have resulted in operational, financial, and reputational harm to affected organizations. While the full extent of current or future risks related thereto is difficult to predict, artificial intelligence could significantly disrupt the business models and markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs, any of which could have a material adverse effect on our or our portfolio companies’ business, financial condition and results of operations.

We, our Investment Adviser and our Administrator may use and may plan to expand our use of artificial intelligence tools and technologies in the operation of our business. In addition, certain of our portfolio companies use and may plan to expand their use of artificial intelligence tools and technologies in the operation of their businesses. These uses come with potential risks, including, but not limited to, generation of inaccurate results, misuse or disclosures of confidential information, infringement of third-party intellectual property rights, potential cybersecurity vulnerabilities, reputational risk, and regulatory burdens. Artificial intelligence models may create outputs that are flawed, inaccurate, biased, or that infringe or misappropriate intellectual property of third parties. To the extent we, our Investment Adviser, our Administrator, or any of our portfolio companies rely on such technologies, these risks could negatively impact us or our portfolio companies. There is also a risk that artificial intelligence tools or applications may be misused by employees and/or third parties engaged by us, our Investment Adviser or Administrator, or by our portfolio companies. For example, an employee of our Investment Adviser may input confidential information, including material non-public information, trade secrets, or personal information, into artificial intelligence technologies in a manner that results in such information becoming part of a dataset that is accessible by third-party artificial intelligence applications and users, including our competitors. Further, we, our Investment Adviser or Administrator or our portfolio companies may not be able to control how third-party artificial intelligence technologies that we or they choose to use are developed or maintained, or how data we or they input is used or disclosed, even where contractual protections with respect to these matters have been sought. The misuse or misappropriation of our data could have an adverse impact on our reputation and could subject us to legal and regulatory investigations and/or actions. The misuse or misappropriation of data of any of our portfolio companies could have an adverse impact on such businesses reputation and could subject such portfolio company to legal and regulatory investigations and/or actions.

We or our portfolio companies may also be exposed to competitive risks related to the adoption of artificial intelligence or other new technologies by others within our respective industries. If our or our portfolio companies’ competitors are more successful than us or our portfolio companies in the use of artificial intelligence or development of services or products based on artificial intelligence, or we or our portfolio companies do so at a slower pace than others, we or our portfolio companies may be at a competitive disadvantage.

In addition, our or our portfolio companies’ investments in technology systems and artificial intelligence may not deliver the benefits we or they expect, which could be costly for our or their respective businesses.

Finally, regulations related to artificial intelligence may also impose on us or our portfolio companies certain obligations and costs related to monitoring and compliance, and we or they could be subject to regulatory actions if we or they are deemed not to have complied.

We are subject to risks related to corporate social responsibility. Our business (including that of our portfolio companies) faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. Certain institutional investors may consider such ESG ratings and measures in making their investment decisions. If our ESG ratings or performance do not meet the standards set by such investors or our shareholders, they may choose to exclude our securities from their investments. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, including, but not limited to, human rights, climate change, environmental stewardship, support for local communities, corporate governance and transparency or consideration of ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, our relationship with existing and future portfolio companies, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations.

However, regional and investor specific sentiment may differ in what constitutes a material positive or negative ESG corporate practice. There is no guarantee that the Fund’s ESG and sustainability practices will uniformly fit every investor’s definition of best practices for all environmental, social and governance considerations across geographies and investor types. In recent years, “anti-ESG” sentiment has also gained momentum across the United States, with several states, the executive branch and federal agencies, and Congress having proposed, enacted or indicated an intent to pursue “anti-ESG” policies, legislation or issued related legal opinions and pursued related investigations and litigation. If investors subject to “anti-ESG” legislation view our Investment Adviser’s responsible investing or ESG practices as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in us and it could negatively impact the price of our common shares. In addition, corporate diversity, equity and inclusion (“DEI”) practices have recently come under increasing scrutiny. Further, some groups and federal and state officials have asserted that the U.S. Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Several media campaigns and cases alleging discrimination based on such arguments have been initiated since the decision and in January 2025, the Trump Administration signed a number of Executive Orders focused on DEI, which caution the private sector to end “illegal DEI discrimination and preferences” and preview upcoming compliance investigations of private entities with respect to DEI initiatives, including publicly traded companies. Agencies across the federal government, including the Department of Justice, the Federal Communications Commission, and the Equal Employment Opportunity Commission, have been focusing on DEI-related investigations and enforcement. It is uncertain how the interpretation, application, and enforcement of laws (including U.S. state and federal nondiscrimination laws), policies, and public sentiment related to DEI will evolve, and it may become increasingly challenging to establish global DEI-related policies and programs that meet the varied laws, policies, and norms of different jurisdictions. Managing expectations across varied stakeholder interests in the markets in which we or our portfolio companies operate, in light of these evolving regional differences, will require significant Fund and Investment Adviser resources. If we fail to do so successfully, it could erode stakeholder trust, impact our reputation and constrain our investment opportunities. Such scrutiny of both ESG and DEI related practices could expose our Investment Adviser to the risk of litigation, investigations or challenges by federal or state authorities or result in reputational harm. Compliance with any new ESG laws or regulations increases our regulatory burden and could result in increased legal, accounting and compliance costs, make some activities more difficult, time-consuming and costly, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.

The effect of global climate change may impact the operations of our portfolio companies. There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent that weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions. These events and the disruptions they cause, alone or in combination, could also lead to increased costs of insurance for us and/or our portfolio companies. Energy companies could also be affected by the potential for lawsuits against or taxes or other regulatory costs imposed on greenhouse gas emitters, based on links drawn between greenhouse gas emissions and climate change.

Uncertainty about U.S. government initiatives could negatively impact our business, financial condition and results of operations. The U.S. government has recently called for significant changes to U.S. trade, healthcare, immigration, foreign and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas.

A particular area identified as subject to potential change, amendment or repeal includes the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” including the Volcker Rule and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC. Given the uncertainty associated with the manner in which and whether the provisions of the Dodd-Frank Act will be further implemented, repealed, amended, or replaced, the full impact such requirements will have on our business, results of operations or financial condition is unclear. The changes resulting from the Dodd-Frank Act or any changes to the regulations already implemented thereunder may require us to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements. Failure to comply with any such laws, regulations or principles, or changes thereto, may negatively impact our business, results of operations or financial condition. While we cannot predict what effect any changes in the laws or regulations or their interpretations would have on us as a result of recent or future financial reform legislation, these changes could be materially adverse to us and our shareholders.

Risks Relating to Regulations and the Fund’s Status as a Business Development Company

The Fund’s failure to maintain the required level of qualifying assets could limit its investment opportunities and cause it to lose its status as a BDC, which would materially adversely affect its business, financial condition and results of operations. As a BDC, the 1940 Act prohibits the Fund from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets. Therefore, the Fund may be precluded from investing in what SLR believes are attractive investments if such investments are not qualifying assets. Conversely, if the Fund fails to invest a sufficient portion of its assets in qualifying assets, it could lose its status as a BDC, which would have a material adverse effect on its business, financial condition, and results of operations. Similarly, these rules could prevent the Fund from making additional investments in existing portfolio companies, which could result in the dilution of its position or could require it to dispose of investments at an inopportune time to comply with the 1940 Act. If the Fund is forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

If the Fund does not maintain its status as a BDC, it will be subject to more restrictive regulation as a closed-end investment company, which would reduce its operating flexibility and increase its costs. If the Fund does not maintain its status as a BDC, it might be regulated as a closed-end investment company under the 1940 Act, which would subject it to substantially more regulatory restrictions and correspondingly decrease its operating flexibility and increase its costs. The additional regulatory restrictions to which the Fund would become subject as a closed-end investment company under the 1940 Act include, for example, an increase in the ratio that the Fund will be required to maintain of its total assets (less total liabilities other than indebtedness represented by senior securities) to its total indebtedness represented by senior securities plus any preferred shares, as well as additional restrictions on its ability to participate in certain transactions with its affiliates.

The Fund’s status as an emerging growth company may reduce transparency and make its securities less attractive to investors, which could adversely affect its ability to raise capital. The Fund expects to qualify as an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of its initial public offering of common equity securities, (ii) in which the Fund has total annual gross revenue of at least $1.235 billion, or (iii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Fund remains an “emerging growth company,” it will likely take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Additionally, until and unless the Fund issues more than $1.0 billion in non-convertible debt securities in registered offerings during a three-year period, it will be unable to file a “shelf” registration statement. As a result, the Fund will be required to conduct its debt security offerings on a non-shelf, deal-by-deal registered basis, which is expected to result in higher debt issuance costs, including increased underwriting fees and legal and accounting expenses, and may limit the Fund’s ability to access the capital markets quickly and efficiently in response to favorable market conditions or urgent capital needs.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund intends to take advantage of such extended transition periods.

Because of the exemptions from various reporting requirements provided to the Fund as an “emerging growth company” and because it will have an extended transition period for complying with new or revised financial accounting standards, the Fund may be less attractive to investors and it may be difficult for the Fund to raise additional capital as and when needed. Potential investors may be unable to compare the Fund with other companies in the same industry if they believe that the Fund’s financial accounting is not as transparent as other companies in the industry. If the Fund is unable to raise additional capital as and when needed, its financial condition and results of operations may be materially and adversely affected.

See “Regulation—Emerging Growth Company” for additional information.

The Fund’s limited initial compliance with Section 404 of the Sarbanes-Oxley Act and the development of its internal controls over financial reporting may result in material weaknesses, reporting delays or regulatory consequences that could adversely affect the Fund. The Fund will not be required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until it has been subject to the reporting requirements of the Exchange Act for a specified period of time or the date it is no longer an emerging growth company under the JOBS Act. Accordingly, the Fund’s internal controls over financial reporting will not initially meet all of the standards contemplated by Section 404 that the Fund may eventually be required to meet. The Fund will need to undertake the process of building out its internal controls over financial reporting and establishing formal procedures, policies, processes, and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact, and linkage of those risks to specific areas and activities.

Additionally, the Fund will need to undertake the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. Additionally, the Fund’s independent registered public accounting firm will not be required to formally attest to the effectiveness of the internal control over financial reporting until the later of the year following the Fund’s first annual report required to be filed with the SEC, or the date the Fund is no longer an emerging growth company under the JOBS Act. If the Fund is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, its operations, financial reporting, or financial results could be adversely affected. Matters impacting the Fund’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable share exchange listing rules, and may result in a breach of the covenants under the agreements governing any of its financing arrangements, if any. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of its financial statements. Confidence in the reliability of the Fund’s financial statements could also suffer if the Fund or its independent registered public accounting firm were to report a material weakness in its internal controls over financial reporting. This could materially adversely affect the Fund.

There are significant potential conflicts of interest, including SLR’s management of other investment funds such as SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC, which could impact our investment returns, and an investment in SLR Secured Specialty Lending Fund is not an investment in SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, or SLR Private Credit BDC II LLC. Our executive officers and Trustees, as well as the current and future partners of our Investment Adviser, SLR, may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do. For example, SLR presently serves as the Investment Adviser to (i) SLR Investment Corp., a publicly traded BDC that focuses on investing primarily in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans, (ii) SCP Private Credit Income BDC LLC, an unlisted BDC that focuses on investing primarily in senior secured loans, including non-traditional asset-based loans and first lien loans, (iii) SLR HC BDC LLC, an unlisted BDC whose principal focus is to invest directly and indirectly in senior secured loans and other debt instruments typically to middle market companies within the healthcare industry, and (iv) SLR Private Credit BDC II LLC, an unlisted BDC whose principal focus is to invest in first lien senior secured floating rate loans primarily to upper middle market leveraged companies with EBITDA between approximately $25 million and $250 million that have significant free cash flow and are in non-cyclical industries in which the Investment Adviser has significant experience. In addition, Michael S. Gross, our Chairman, Co-Chief Executive Officer and President, Bruce Spohler, our Co-Chief Executive Officer and Chief Operating Officer and board member, Shiraz Y. Kajee, our Chief Financial Officer and Treasurer, and Guy F. Talarico, our Chief Compliance Officer and Secretary, serve in similar capacities for SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations might not be in the best interests of us or our shareholders. In addition, we note that any affiliated investment vehicle formed in the future and managed by our Investment Adviser or its affiliates may, notwithstanding different stated investment objectives, have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, SLR may face conflicts in allocating investment opportunities between us and such other entities. Although SLR will endeavor to allocate investment opportunities in a fair and equitable manner, it is possible that, in the future, we may not be given the opportunity to participate in investments made by investment funds managed by our Investment Adviser or an investment manager affiliated with our Investment Adviser. In any such case, when SLR identifies an investment, it will be forced to choose which investment fund should make the investment.

As a BDC, we are limited in our ability to co-invest in privately negotiated transactions with affiliated funds without an exemptive order from the SEC. The most recent exemptive order received by SLR on June 13, 2017 permits us to participate in negotiated co-investment transactions with certain affiliates, each of whose investment adviser is an investment adviser that controls, is controlled by or is under common control with SLR and is registered as an investment adviser under the Advisers Act, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to the conditions to such exemptive order. If we are unable to rely on the exemptive order for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, if the terms of the opportunity are consistent with more than one entity’s investment strategy, on an alternating basis. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, we and our common shareholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, Trustees and members of our Investment Adviser. SLR and certain investment advisory affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, SLR or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with SLR’s allocation procedures.

In the ordinary course of our investing activities, we pay management and incentive fees to SLR and reimburse SLR for certain expenses it incurs. As a result, investors in our common shares will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than an investor might achieve through direct investments. Accordingly, there may be times when the management team of SLR has interests that differ from those of our shareholders, giving rise to a conflict.

We expect to enter into a royalty-free license agreement with SLR Capital Partners, LLC, pursuant to which we expect that SLR Capital Partners, LLC will grant us a non-exclusive license to use the mark “SLR.” Under the license agreement, we will have the right to use the “SLR” name for so long as SLR or one of its affiliates remains our Investment Adviser. In addition, we will pay SCM, an affiliate of SLR Capital Partners, LLC, our allocable portion of overhead and other expenses incurred by SCM in performing its obligations under the

Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the compensation of our chief compliance officer and our chief financial officer and their respective staffs. These arrangements create conflicts of interest that our Board must monitor.

Shareholders may be subject to Exchange Act reporting and short-swing profit rules, and failure to comply with these obligations could result in enforcement actions, fines and other liabilities. Because the Fund’s Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Fund’s Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. In some circumstances, the Fund’s shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, the Fund’s shareholders who hold more than 10% of a class of the Fund’s Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the Fund’s benefit profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Shareholders will bear the responsibility for making all Exchange Act filings to which they may be subject and are responsible for monitoring their ownership in the Fund. Shareholders who fail to make required Exchange Act filings may face enforcement actions and fines from the SEC.

Disclosure requirements under FOIA and similar laws may require the release of confidential information and could adversely affect our competitive position and business. As a result of FOIA, any governmental public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, the Fund, SLR, the shareholders, or any of their respective service providers or affiliates may be required to disclose information relating to the Fund, or its affiliates, or any entity in which an investment is made, which disclosure could, for example, affect the Fund’s competitive advantage in finding attractive investment opportunities. In addition, some of the Fund’s Shares may be held by shareholders that are subject to public disclosure requirements, such as public pension plans and listed investment vehicles. The amount of information about their investments that is required to be disclosed has increased in recent years, and that trend may continue. To the extent that disclosure of confidential information relating to the Fund or its investments results from the distribution of information by shareholders, the Fund may be adversely affected. The Fund has the authority, in order to prevent any such potential disclosure, to withhold information that would otherwise be provided to such public investors. Conversely, recent and potential future regulatory changes applicable to investment advisers or the accounts they advise will or could result in SLR or the Fund becoming subject to additional disclosure requirements, the specific nature of which is, to some extent, as yet uncertain.

Compliance with pay-to-play laws and regulations may restrict our fundraising activities and subject us to penalties, which could adversely affect our business. A number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations, or policies which prohibit, restrict, or require disclosure of payments to (or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including investments by public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for a period of up to two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. If SLR, its employees or affiliates, or any service providers acting on their behalf, including, without limitation, a placement agent, fails to comply with such pay-to-play laws, regulations, or policies, such non-compliance could have an adverse effect on SLR and the Fund.

We may be required or elect to disclose information about our shareholders, which could result in reduced confidentiality and potential adverse effects on investors. The Fund, SLR, or their respective service providers or agents may from time to time be required or may, in their sole discretion, determine that it is advisable to disclose certain information about the Fund and the shareholders, including, but not limited to, investments the

Fund holds and the names and level of beneficial ownership of shareholders to (i) regulatory authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests, or (ii) any counterparty of, or service provider to, SLR or the Fund. By virtue of entering into a Subscription Agreement and becoming a shareholder, each shareholder consents to any such disclosure relating to such shareholder. The Fund and SLR will use commercially reasonable efforts to maintain the confidentiality of all Fund and shareholder information.

We may reduce or defer our dividends and choose to incur U.S. federal excise tax in order to preserve cash and maintain flexibility. In order to qualify and to maintain our tax treatment as a RIC, we must distribute to shareholders for each taxable year at least 90% of our investment company taxable income (i.e., net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses). If we qualify for taxation as a RIC, we generally will not be subject to corporate-level US federal income tax on our investment company taxable income and net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we timely distribute to shareholders. We will be subject to a 4% U.S. federal excise tax on undistributed earnings of a RIC unless we distribute each calendar year at least the sum of (i) 98.0% of our ordinary income for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year, and (iii) any ordinary income and net capital gains that were recognized for preceding years, but were not distributed during such years and on which we paid no U.S. federal income tax. Any net operating losses that we incur in periods during which we qualify as a RIC will not offset net capital gains (i.e., net realized long-term capital gains in excess of net realized short-term capital losses) that we are otherwise required to distribute, and we cannot pass such net operating losses through to our shareholders. In addition, net operating losses that we carry over to a taxable year in which we qualify as a RIC normally cannot offset ordinary income or capital gains.

Under the Code, we may satisfy certain of our RIC distributions with dividends paid after the end of the current year. In particular, if we pay a distribution in January of the following year that was declared in October, November, or December of the current year and is payable to shareholders of record in the current year, the dividend will be treated for all US federal income tax purposes as if it were paid on December 31 of the current year. In addition, under the Code, we may pay dividends, referred to as “spillover dividends,” that are paid during the following taxable year that will allow us to maintain our qualification for taxation as a RIC and eliminate our liability for corporate-level U.S. federal income tax. Under these spillover dividend procedures, we may defer distribution of income earned during the current year until December of the following year. For example, we may defer distributions of income earned during 2026 until as late as December 31, 2027. If we choose to pay a spillover dividend, we will incur the 4% U.S. federal excise tax on some or all of the deferred amount.

We may take certain actions with respect to the timing and amounts of our distributions in order to preserve cash and maintain flexibility in response to changes in economic conditions. For example, we may reduce our dividends and/or defer dividends to the following taxable year. If we defer our dividends, we may choose to utilize the spillover dividend rules discussed above and incur the 4% U.S. federal excise tax on such amounts. To further preserve cash, we may combine these reductions or deferrals of dividends with one or more distributions that are payable partially in our shares as discussed below under “We may choose to pay distributions in our own common shares, in which case our shareholders may be required to pay U.S. federal income taxes in excess of the cash distributions they receive.”

We may become subject to corporate-level U.S. federal income tax if we are unable to qualify and maintain our qualification for tax treatment as a regulated investment company under Subchapter M of the Code. Although we intend to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that we will be able to qualify for and maintain RIC tax treatment. To maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements on an ongoing basis.

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The Annual Distribution Requirement for a RIC will be satisfied if we distribute to our shareholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we may use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and become subject to corporate-level U.S federal income tax.

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The income source requirement will be satisfied if we obtain at least 90% of our income for each year from certain passive investments, including interest, dividends, gains from the sale of stock or securities, or similar sources.

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The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC tax treatment. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure could have a material adverse effect on us, the net asset value of our common shares and the total return, if any, obtainable from your investment in our common shares.

We may have difficulty satisfying the Annual Distribution Requirement in order to qualify and maintain RIC tax treatment if we recognize income before or without receiving cash representing such income. In accordance with GAAP and tax requirements, we include in income certain amounts that we have not yet received in cash, such as contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term. In addition to the cash yields received on our loans, in some instances, certain loans may also include any of the following: end-of-term payments, exit fees, balloon payment fees or prepayment fees. The increases in loan balances as a result of contractual PIK arrangements are included in income for the period in which such PIK interest was accrued, which is often in advance of receiving a cash payment, and are separately identified on our statements of cash flows. We also may be required to include in income certain other amounts prior to receiving the related cash.

Any warrants that we receive in connection with our debt investments will generally be valued as part of the negotiation process with the particular portfolio company. As a result, a portion of the aggregate purchase price for the debt investments and warrants will be allocated to the warrants that we receive. This will generally result in “original issue discount” for U.S. federal income tax purposes, which we must recognize as ordinary income, increasing the amount that we are required to distribute to qualify for the U.S. federal income tax benefits applicable to RICs. Because these warrants generally will not produce distributable cash for us at the same time as we are required to make distributions in respect of the related original issue discount, we would need to obtain cash from other sources or to pay a portion of our distributions using shares of newly issued common shares, consistent with Internal Revenue Service requirements, to satisfy the Annual Distribution and Excise Tax Avoidance requirements.

Other features of the debt instruments that we hold may also cause such instruments to generate original issue discount, resulting in a distribution requirement in excess of current cash interest received. Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the RIC tax requirement to distribute at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Under such circumstances, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are unable to obtain cash from other sources and are otherwise unable to satisfy such distribution requirements, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax on all our income.

We cannot predict how changes in tax law will affect us, our investments, or our shareholders, and any such legislation could adversely affect our business. Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. New legislation and any other tax law developments, including new or revised U.S. Treasury regulations, administrative interpretations or court decisions, could negatively and perhaps retroactively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our shareholders, or could have other adverse consequences. Investors are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common shares.

Increased regulatory scrutiny and evolving laws and regulations applicable to the asset management industry may impose additional costs, limit our operations and adversely affect our business and investment performance. In response to the global financial crisis of 2008 as well as other events, there have been unprecedented legislative and regulatory actions taken by numerous governments and their agencies. Changes in laws or regulations governing the Fund’s operations or the operations of its portfolio companies, or newly enacted laws or regulations, such as the Dodd-Frank Act, Public Law No. 115-97 (also known as the “Tax Cuts and Jobs Act”), the Coronavirus Aid, Relief, and Economic Security Act, and the Small Business Credit Availability Act, could require changes to certain of the Fund’s business, practices, or that of its portfolio companies. These changes could negatively impact the operations, cash flows, or financial condition of the Fund or its portfolio companies, impose additional costs on the Fund or its portfolio companies, or otherwise adversely affect the Fund’s business, or the business of its portfolio companies.

The Dodd-Frank Act is comprehensive in scope (including the so-called “Volcker Rule,” providing significant changes to the structure of federal financial regulation and new substantive requirements that apply to a broad range of market participants, including investment funds). Significantly, the Dodd-Frank Act also mandates significant changes to the authority of the Federal Reserve, the CFTC, the Financial Stability Oversight Council, and the SEC, as well as enhanced oversight and regulation of investment advisors, banks, and non-bank financial institutions. This enhanced oversight and regulation, and the need for significant additional rulemaking by various governmental bodies, is creating uncertainty in the financial markets and, in particular, the asset management industry. Among other things, such uncertainty may result in enhanced compliance risks. While it will likely be quite some time until the full extent of the Dodd-Frank Act reforms are implemented and the direct and indirect impact of this legislation is fully understood, industry observers generally agree that most advisers to investment funds and other pools of capital have been affected. Although the Fund cannot predict the impact, if any, of these changes to its business or the business of its portfolio companies, they could adversely affect the Fund’s business, financial condition, operating results, and cash flows. Until it is known what policy changes are made and how those changes impact the Fund’s business and the business of its competitors over the long term, it will not be known if, overall, the Fund will benefit from them or be negatively affected by them.

Many of the regulators to which the Fund, SLR, or their respective affiliates are expected to be subject globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel, or other sanctions, including censure, the issuance of cease-and-desist orders, or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanctions imposed against the Fund, SLR, or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding, or imposition of these sanctions could impact the Fund, SLR, or their respective affiliates’ reputations which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment. As the U.S. and the global economy continue to struggle to improve, there is a material risk that the U.S. or regulatory agencies in the U.S.

and beyond will continue to adopt new laws or regulations (including tax laws or regulations) that may impose significant burdens from a compliance perspective or that may significantly limit the Fund’s or SLR’s operations, or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations. Any such events or changes could occur during the Fund’s term and may adversely affect the Fund’s performance and its ability to operate or pursue its investment strategies. Such risks are often difficult or impossible to predict, avoid, or mitigate in advance.

Additional legislative and regulatory action is likely, as growth of the asset management industry, and the increasing size and reach of transactions, as well as the increased attention to investment vehicles, have prompted governmental and public attention to the asset management industry and its practices. Changes to various laws and regulations (including tax laws) could occur and may adversely affect the Fund and its ability to operate or pursue its trading strategies. Such risks are often difficult or impossible to predict, avoid, or mitigate in advance. The effect on the Fund of any such regulatory or legal changes could be substantial and adverse.

Furthermore, the private funds industry has been subject to criticism by some politicians, regulators, including the SEC, and market commentators as a result of alternative asset managers becoming more influential participants in the U.S., global financial markets and economy, generally. As of the date of this Registration Statement, various U.S. federal, state, and local agencies have been examining the role of placement agents, finders, and other similar investment fund service providers in the context of investments by public pension plans and other similar entities, including investigations and requests for information. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the asset management industry, tax law, and regulatory environment for BDCs could have a material adverse impact on the Fund and its investments. The legal, tax, and regulatory environment for BDCs and other vehicles that invest in alternative investments is evolving, and changes in the regulation and market perception of such vehicles, including changes to existing laws and regulations and increased criticism of the BDC, private credit, private equity, and other sectors within the alternative asset industry by some politicians, regulators, and market commentators, may adversely affect the Fund’s ability to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Fund.

Moreover, as a result of highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets, and there has been an increase in governmental, as well as self-regulatory, scrutiny of the alternative investment industry in particular due to market disruptions and the dramatic increase in the capital allocated to alternative investment strategies. There has been an active debate both nationally and internationally over the appropriate extent of regulation and oversight of private and alternative asset investment funds and their managers, and certain legislation proposing greater regulation of the industry is periodically considered by the governing bodies of both U.S. and non-U.S. jurisdictions.

It is impossible to predict what, if any, changes in regulations applicable to the Fund, SLR, the markets in which the Fund invests, or the counterparties with which the Fund or they do business may be instituted in the future, but any changes in the regulatory framework applicable to the Fund or its portfolio companies may impose additional expenses, require the attention of senior management, or result in limitations in the manner in which the Fund’s business is conducted. Additionally, any regulations that restrict the Fund’s ability to trade in securities or engage in portfolio investments or the Fund’s ability to employ, or brokers’ and other counterparties’ ability to extend, credit in the Fund’s or their respective businesses (as well as other regulatory changes that may result) could have a negative effect on the Fund’s performance and, consequently, on its portfolio. The effect of any future regulatory change on the Fund or the portfolio companies in which the Fund invests could be substantial and adverse.

The current regulatory environment in the United States may be impacted by future legislative developments and the regulatory agenda of the then-current U.S. president. The uncertainty of future legislation could adversely impact the Fund and its ability to achieve its investment objective. Any significant changes in governmental policies, laws, rules, regulations, regulatory interpretations, enforcement activity levels, or administrative agency procedures could have a material adverse impact on the Fund and its investments, and thereby returns to shareholders. Administration changes may lead to leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. This poses uncertainty with respect to such agencies’ policy priorities and may lead to increased regulatory enforcement activity in the financial services industry. Leadership and policy changes could also affect various industries in which the Fund and its portfolio companies operate. Such changes or reforms may impose additional costs and burdens on the companies in which the Fund has invested or choose to invest in the future. There can be no assurance that the Fund, SLR, or their respective affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations that restrict the Fund’s ability to implement its investment strategy could have a material adverse impact on the Fund’s portfolio.

SEC actions and initiatives can have an adverse effect on the Fund’s financial results, including as a result of the imposition of any sanctions, limitations on its activities or its personnel, or required changes to its historic practices. The SEC and other various U.S. federal, state, and local agencies may conduct examinations and inquiries into, and bring enforcement and other proceedings against, the Fund, SLR, or their respective affiliates. The Fund, SLR, or their respective affiliates may receive requests for information or subpoenas from the SEC and other state, federal, and non-U.S. regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including the Fund’s specific practices or those of SLR, the securities in which SLR invests on behalf of the Fund, or industry-wide practices. Certain costs of any such increased reporting, registration, and compliance requirements are expected to be borne by the Fund and may furthermore place the Fund at a competitive disadvantage to the extent that the Fund or SLR are required to disclose sensitive business information.

Shareholders should understand that SLR’s business is dynamic and is expected to change over time. SLR may maintain multiple business lines in multiple jurisdictions that are governed by a multitude of legal systems and regulatory regimes, some of which are new and evolving. Therefore, the Fund may be subject to new or additional regulatory constraints in the future. Such regulations may have a significant impact on the shareholders or the Fund’s operations, including, without limitation, restricting the types of investments that the Fund may make, preventing the Fund from exercising its voting rights with regard to certain securities, requiring the Fund to disclose the identity of its shareholders, its positions, or otherwise. SLR may, in its discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interests, even if such regulations may have a detrimental effect on one or more shareholders. Prospective shareholders are encouraged to consult their own advisors regarding investing in the Fund.

We may choose to pay distributions in our own common shares, in which case our shareholders may be required to pay U.S. federal income taxes in excess of the cash distributions they receive. If the Fund is treated as a publicly offered RIC as a result of either (i) its Shares and preferred shares, if any, collectively being held by at least 500 persons at all times during a taxable year, (ii) its Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), or (iii) its Shares being treated as regularly traded on an established securities market, then, although the Fund currently does not intend to do so, the Fund may declare a large portion of a dividend in Shares at the election of each shareholder. Revenue procedures issued by the U.S. Internal Revenue Service (the “IRS”) allow a publicly offered RIC to distribute its own shares as a dividend for the purpose of fulfilling its distribution requirements if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. The Internal Revenue Service has also issued private letter rulings on cash/shares dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in Shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of the Fund’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear whether the Fund will be a publicly offered RIC and to what extent it will be able to pay taxable dividends in cash and common units (whether pursuant to IRS revenue procedures, a private letter ruling, or otherwise).

Application of accounting standards relating to uncertain tax positions may reduce our net assets and adversely affect investors depending on the timing of their investment. Accounting Standards Codification Topic No. 740, “Income Taxes” (in part formerly known as “FIN 48”) (“ASC Topic 740”), provides guidance on the recognition of uncertain tax positions. ASC Topic 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification, and interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC Topic 740 could have a material adverse effect on the periodic calculations of the Fund’s net assets, including reducing its net assets to reflect reserves for income taxes, such as U.S. and foreign withholding taxes and income taxes payable on income effectively connected with a trade or business, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

Risks Relating to the Fund’s Structure and Operations

We have no operating history and may not achieve our investment objective, which increases the risk of loss to investors. The Fund does not have any operating history upon which prospective investors may base an evaluation of its likely performance. There is no assurance that the assessment of the short-term, intermediate-term, or long-term prospects of investments by SLR or the Investment Adviser will prove accurate or that the Fund will succeed in meeting its investment objective or avoiding the loss of capital.

The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the value of a Share could decline substantially or that the Fund will not qualify or maintain its qualification to be treated as a RIC under Subchapter M of the Code. Accordingly, prospective investors should not expect the Fund to achieve results similar to prior SLR funds.

The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities, and other debt investments that mature in one year or less from the time of investment.

Based on the amount of proceeds raised, it could take some time to invest substantially all of the capital the Fund expects to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate, and close suitable investments. To comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities, and other debt investments that mature in one year or less from the time of investment, which are expected to earn yields substantially lower than the interest, dividend, or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions expected to be paid when the portfolio is fully invested. The Fund will pay Management Fees (defined below) to the Investment Adviser throughout this interim period irrespective of performance. If the Management Fees and other expenses exceed the return on the temporary investments, the Fund’s equity capital will be eroded.

Investments by employee benefit plans are subject to complex ERISA considerations that may limit participation and impose additional risks and obligations. There are special considerations for certain employee benefit plan investors. Consequently, fiduciaries of such plans are cautioned that investing in the Fund should not be undertaken without consulting legal counsel concerning the matters discussed in the section of this Registration Statement titled “Certain ERISA Considerations.”

We may be deemed part of a controlled group under ERISA and could be subject to joint and several liability for pension-related obligations of portfolio companies. Under ERISA, members of certain “controlled groups” of “trades or businesses” may be jointly and severally liable for contributions required under any member’s tax-qualified defined benefit pension plan and under certain other benefit plans. Further, if any member’s tax-qualified defined benefit pension plan were to terminate, underfunding at termination would be the joint and several responsibility of all controlled group members, including members whose employees did not participate in the terminated plan. Similarly, joint and several liability may be imposed for certain pension plan-related obligations in connection with the complete or partial withdrawal by an employer from a multiemployer pension plan. Depending on several factors, including the level of ownership held by the Fund and other co-investors in a particular portfolio company, the Fund may be considered to be a member of one or more portfolio company’s “controlled group” for this purpose.

Changes in Tax Laws Governing Individual Retirement Accounts (“IRAs”) could result in Adverse Tax Consequences to IRA Owners and Beneficiaries. A change in the current tax laws under the Code or other applicable tax rules governing IRAs and their investments (including, without limitation, the Code provisions governing the maximum contributions that may be made to IRAs, the types of investments that IRAs may hold, the maximum amount that may be invested in IRAs, and/or the annual minimum required distributions that IRAs must make) could result in adverse tax consequences to IRAs (and their owners and beneficiaries) that invest in the Fund. Such changes could include, for example, a prohibition on IRAs holding investments such as an interest in the Fund and/or a limitation on the aggregate investments that an IRA may hold, which may cause an IRA to lose its tax-exempt status if it is unable to divest from the necessary investments to satisfy any such rules (and/or be exposed to penalty taxes for failure to comply with such rules). By investing in the Fund, an IRA will be deemed to represent and warrant that it expressly understands that its interest in the Fund is generally non-transferable and may not be transferred, exchanged, or otherwise disposed of except as permitted under and in accordance with the Fund’s governing documents, and that there can be no assurance that the IRA will be able to timely liquidate or dispose of its interest in the Fund in the event of any such change in law in order to avoid any such adverse tax consequences (and that none of the Fund, SLR, or any of their affiliates is under any obligation, whether express or implied, to assist or otherwise accommodate such liquidation or transfer or mitigate such adverse tax consequences to such IRA or its owners or beneficiaries).

Failures or disruptions in our systems or those of third parties may result in operational errors, financial losses and reputational harm. Execution of the Fund’s strategy is dependent in part on certain systems. The Fund depends on SLR to develop and implement appropriate systems for its activities. These systems and procedures are unlikely to account for every actual or potential disruption of operations. The Fund’s business is dynamic and complex. As a result, certain operational risks are intrinsic to the Fund’s operations, especially given the diversity and complexity of transactions that the Fund is expected to enter into. The Fund relies extensively on computer programs and systems (and may rely on new systems and technology in the future) for various purposes including, without limitation, trading, clearing, and settling transactions, evaluating certain securities, monitoring its portfolio and net capital, and generating risk management and other reports that are critical to oversight of activities. Certain of the Fund’s and SLR’s operations interfaces are dependent upon systems operated by third parties, including prime broker(s), the Administrator, market counterparties, their sub-custodians, sub-administrators, and other service providers. SLR often is not in a position to thoroughly vet the risks or reliability associated with certain third-party systems, because of a number of factors such as, but not limited to, limitations of access to vendor data, vendors being unwilling to provide such access, or, in some circumstances, time constraints in vetting vendors to the optimal extent, and, in each case, limited recourse against vendors. The Fund’s service providers may also depend on information technology systems, and, notwithstanding the diligence that the Fund may perform on its service providers, the Fund may not be in a position to verify the risks or reliability of such information technology systems.

Failures or vulnerabilities in the systems employed by SLR, prime brokers, the Administrator, counterparties, exchanges, and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated, or accounted for, or other adverse consequences. Disruption to third-party critical service providers, such as the Fund’s auditors, external counsel, Administrator, and custodian, may result in other disruptions in the Fund’s operations. Operational risks may also be the result of inadequate procedures and controls, employee fraud, recordkeeping errors, human errors, or other mistakes or failures by SLR or a service provider. Disruptions in the Fund’s operations would likely cause it to suffer, including, among other things, financial loss, the disruption of business, liability to third parties, regulatory intervention, or reputational damage. Any of the foregoing failures or disruptions could have a negative impact on the Fund and the shareholders’ investments in the Shares. While SLR has a business continuity plan in place in the event of an operational or other significant incident, there is no guarantee that the plan will specifically contemplate a scenario that may occur, will be capable of implementation under the circumstances that may occur, or that once implemented, would adequately address the challenges presented by the situation.

Our indemnification obligations and limitations on liability may increase risks to investors and reduce their ability to recover losses. SLR will not assume any responsibility to the Fund other than to render the services described in its Investment Management Agreement and Administration Agreement with the Fund, and it will not be responsible for any action of the Board in declining to follow SLR advice or recommendations. Pursuant to the Investment Management Agreement, SLR and its trustees, officers, shareholders, members, agents, representatives, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of, SLR will not be liable to the Fund for their acts under the Investment Management Agreement, absent bad faith, willful misfeasance, gross negligence, or reckless disregard in the performance of their duties. The Fund will also agree to indemnify, defend, and protect SLR and its trustees, officers, shareholders, members, agents, representatives, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of, SLR with respect to all damages, liabilities, costs, and expenses resulting from acts of SLR not arising out of bad faith, willful misfeasance, gross negligence, or reckless disregard in the performance of their duties. These protections may lead SLR to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account. Such liabilities (including, without limitation, in connection with trade errors borne by the Fund pursuant to such indemnification and exculpation provisions) may also have a negative effect on the returns to the shareholders. For example, in their capacity as directors of portfolio companies, the officers, directors, agents, shareholders, members, or partners of SLR may be subject to derivative or other similar claims brought by shareholders of such companies. The Fund’s indemnification obligation would be payable from its assets, including the subscriptions of its shareholders. Furthermore, as a result of the provisions contained in the Fund’s governing documents, the Fund’s shareholders may have a more limited right of action in certain cases than they would in the absence of such limitations. Additionally, to comply (or to facilitate compliance) with regulations and policies to which the Fund, SLR, or its service providers (including financial institutions) are or may become subject, or to satisfy regulatory or other requirements in connection with the consummation of investments or with respect to any lender, the Fund, SLR, and their respective affiliates, consultants, attorneys, or other advisors could be required to disclose information about the Fund’s investors, including their identities and the identities of their beneficial owners, as well as information reasonably required in connection with any tax audit involving the Fund or any investor. It should be noted that SLR may cause the Fund to purchase insurance for itself, SLR, and their respective employees, agents, and representatives.

Additionally, SLR could cause the Fund to advance the costs and expenses of an indemnitee pending the outcome of a particular matter (including determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person’s entitlement to indemnification). As a result, there may be periods when the Fund is advancing expenses to an individual or entity with which it is not aligned or that is otherwise an adverse party in a dispute.

Provisions in our governing documents and applicable law may discourage takeover attempts and limit shareholders’ ability to realize a premium on their investment. The Fund’s Declaration of Trust, as well as certain statutory and regulatory requirements, will contain certain provisions that may have the effect of discouraging a third party from attempting to acquire the Fund. To the extent the Fund’s Shares become publicly traded in the future, such anti-takeover provisions may inhibit a change of control in circumstances that could give shareholders the opportunity to realize a premium over the value of the Fund’s Shares. In addition, because the Fund is organized as a Delaware statutory trust, it is not required to hold annual shareholder meetings under Delaware law. The Fund does not currently expect its common equity to be listed on a national securities exchange, and, accordingly, does not anticipate holding annual shareholder meetings for the foreseeable future. The absence of annual shareholder meetings may limit shareholders’ ability to exercise oversight over the Fund’s management and affairs, which may further reduce shareholders’ ability to influence or respond to actions taken by the Fund’s management or Board of Trustees.

The issuance of preferred shares or other senior securities may increase leverage, reduce returns to common shareholders and increase the volatility of our net asset value. The Board is authorized to issue preferred shares in one or more series without shareholder approval, which could potentially adversely affect the interests of existing shareholders.

The Fund cannot assure shareholders that the issuance of preferred shares, debt securities, or convertible debt securities would result in a higher yield or return to the holders of Shares. The issuance of preferred shares, debt securities, or convertible debt would likely cause the net asset value of the Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the debt securities or the convertible debt securities, were to approach the net rate of return on the Fund’s investment portfolio, the benefit of such leverage to the holders of the Shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the debt securities or convertible debt securities, were to exceed the net rate of return on the Fund’s portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if the Fund had not issued the preferred shares, debt securities, or convertible debt securities. Any decline in the net asset value of the Fund’s investment would be borne entirely by the shareholders. Therefore, if the market value of the Fund’s portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of Shares than if the Fund were not leveraged through the issuance of preferred shares, debt securities, or convertible debt securities. This decline in net asset value would also tend to result in a decline in the value of the Shares.

There is also a risk that, in the event of a sharp decline in the value of the Fund’s net assets, it would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares, debt securities, or convertible debt, or the Fund’s current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities or the convertible debt securities. To counteract such an event, the Fund might need to liquidate investments to fund the redemption of some or all of the preferred shares, debt securities, or convertible debt. Additionally, the Fund would pay (and the holders of Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt, or any combination of these securities. Holders of preferred shares, debt securities, or convertible debt may have different interests than holders of Shares and may at times have disproportionate influence over the Fund’s affairs.

The 1940 Act requires that holders of shares of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. Additionally, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status, and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Fund’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes.

Our Board may amend our Declaration of Trust without shareholder approval, which could adversely affect shareholders’ rights. The Board may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust to effectuate changes such as increasing the number of Shares of any class or series that the Fund will have authority to issue, dividing the Board into multiple classes, and certain other provisions that may be characterized as anti-takeover in nature.

Exclusive forum provisions in our Declaration of Trust may limit shareholders’ ability to bring claims and increase litigation costs. The Declaration of Trust provides that, to the fullest extent permitted by law, unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought on the Fund’s behalf, any action asserting a claim of breach of a duty owed by any of the Fund’s trustees, officers or other agents to the Fund or the Fund’s shareholders, any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, Delaware statutory or common law, the Declaration of Trust or the bylaws, or any action asserting a claim governed by the internal affairs (or similar) doctrine will be the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction over the matter, any other court in the State of Delaware that has subject matter jurisdiction. The exclusive forum provision may expose investors to increased risks to successfully bringing claims, including increased expense and decreased convenience.

Participation in our distribution reinvestment plan may result in dilution of shareholders’ ownership interests over time. The Fund has adopted a distribution reinvestment plan (“DRIP” or “Distribution Reinvestment Plan”), pursuant to which it will reinvest all cash dividends and distributions declared by the Board on behalf of shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Fund declares, a cash dividend or other distribution, shareholders who have not opted out of the DRIP will have their cash distributions automatically reinvested in additional Shares, rather than receiving the cash dividend or other distribution. Shareholders that opt out of the DRIP will experience dilution in their ownership percentage of the Fund’s Shares over time.

Risks Relating to the Initial Private Offering

Our Shares are subject to significant transfer restrictions and are highly illiquid, which may limit investors’ ability to sell their Shares. The Shares are subject to significant restrictions on transfers. A shareholder should have no expectation of selling, assigning, transferring, conveying, or depositing its Shares. Prospective shareholders are required to represent that they will be acquiring their Shares for investment purposes only and not with a view to resale or distribution. The Shares have not been registered under the Securities Act or any other securities laws and therefore are subject to restrictions on transfer under the Securities Act and other jurisdictions’ securities laws. Therefore, unless the Shares are so registered under the Securities Act and other applicable laws, such Shares may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. It is not anticipated that a market for the Shares will ever develop. Accordingly, it may be difficult to obtain reliable information about the value of the Shares. Shareholders may not transfer their Shares without the Fund’s prior written consent, which the Fund may grant or withhold in its sole discretion. A shareholder will not be permitted to share confidential information regarding the Fund or such shareholders with prospective purchasers of its Shares unless the Fund provides its prior written consent, which it may withhold in its discretion. The Fund is under no obligation to facilitate or approve transfers and may reject transfers for any reason. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their Shares. Shareholders must be prepared to bear such risks for an indefinite period of time. While the Fund intends to commence the share repurchase program beginning no later than the 18-month anniversary of the Commencement Date (as defined below), the Board will have complete and absolute discretion to determine whether the Fund will engage in any Share repurchases in a given semi-annual period and, if so, the terms of such repurchases. Shareholders should not assume or rely upon any expectation that the Fund will offer to repurchase any of their Shares in a given semi-annual period.

To the extent a meaningful portion of our common shares are held by or through a relatively small number of shareholders, including affiliates of the Fund, institutional investors, feeder funds or other shareholders, including shareholders who collectively, and directly or indirectly, hold a meaningful portion of our common shares on the basis of allocations based on model portfolios, we are subject to the risk that these shareholders may seek to sell their common shares pursuant to our share repurchase program in large amounts rapidly or unexpectedly and/or that such shareholders may act in a coordinated or systemic manner and/or on a sustained basis, which may result in the total amount of shares tendered in a given semi-annual period or across multiple semi-annual periods exceeding, at times significantly, our semi-annual repurchase offer amount. Shareholders have and may continue to seek, and certain financial intermediaries have and may continue to recommend to their clients that they seek, to repurchase some or all of our common shares that they hold. Economic or other external events may also result in a significant volume of repurchase requests in a given period or on a sustained basis across periods. Most of our assets consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, the Fund may not always have sufficient liquid resources to make repurchase offers. If we determine to sell assets to satisfy repurchase requests, the Fund may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time or held such assets to their maturity, and our results of operations and financial condition could be materially adversely affected.

Significant repurchase requests, whether for a single period or for a sustained period, by shareholders could adversely affect our ability to conduct our investment program, strain our capacity to source investment opportunities and/or deploy capital promptly on attractive terms and/or increase operational complexity and/or expenses. In addition, shareholders seeking liquidity may experience delays in fully liquidating their investments and will remain subject to NAV fluctuations during such periods. Additionally, the presence of large shareholders or platform concentrations may increase the likelihood of oversubscription in future repurchase offers, further constraining liquidity available to other shareholders.

With respect to a shareholder that seeks to transfer its Shares, it should be expected that as a condition to such transfer such shareholder will be required to pay and bear the Fund’s and its affiliates’ out-of-pocket costs and expenses in connection with reviewing and processing such proposed transfer. This includes the costs and expenses of the Fund’s and its affiliates’ legal counsel. The facts and circumstances of the transfer will be a driver of the out-of-pocket legal expenses associated therewith, which could be substantial.

The Fund is generally not able to issue or sell Shares at a price below net asset value per share. The Fund may, however, sell Shares, or warrants, options, or rights to acquire Shares, at a price below the then-current net asset value per share of Shares if the Board determines that such sale is in the Fund’s best interests, and if shareholders approve the sale. In any such case, the price at which the Fund’s Shares are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such Shares (less any distributing commission or discount). If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of shareholders at that time will decrease, and shareholders may experience dilution.

Investors may have limited opportunities to sell their Shares and may not be able to participate in share repurchases when desired or at all. Shareholders will be subject to limited liquidity. The Fund’s Shares constitute illiquid investments for which there is not currently, and may not ever be, a secondary market at any time. Investing in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. Shareholders must be prepared to bear such risks for an extended period of time.

The Shares have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

While the Fund intends to commence the Share Repurchase Program beginning no later than the 18-month anniversary of the Commencement Date, the Board will have complete and absolute discretion to determine whether the Fund will engage in any Share repurchases in a given semi-annual period and, if so, the terms of such repurchases. Therefore, the Fund may ultimately not engage in any Share repurchases or may cease Share repurchases at any time, and the shareholder may not be able to sell its Shares at the times desired or at all. The shareholder should not assume or rely upon any expectation that the Fund will offer to repurchase any of their Shares in a given semi-annual period. Any repurchases conducted by the Fund pursuant to the Share Repurchase Program will be made in compliance with Rule 13e-4 and Regulation 14E under the Exchange Act.

Additionally, by entering into a subscription agreement to purchase Shares, you will be agreeing not to tender your Shares in any share repurchase for at least 18 months, and potentially longer, from the date of purchase, without the prior written consent of the Fund and the Adviser.

The timing of our share repurchase offers may be at a time that is disadvantageous to our shareholders, and, to the extent Investors are able participate in share repurchases, they may not be able to recover the amount of their investment in our Shares. If we make share repurchase offers, we may offer to repurchase Shares at a price that is lower than the price that Investors paid for our Shares. As a result, to the extent Investors paid a price that includes the related sales load and to the extent Investors have the ability to participate in a share repurchase, the price at which they may sell Shares, which will be the current net offering price per Share in effect on each date of repurchase, may be lower than the amount they paid in connection with the purchase of Shares in this offering.

In the event a shareholder chooses to participate in a share repurchase, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per Share of the class of Shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell Shares to us as part of a periodic share repurchase, the shareholder will be required to do so without knowledge of what the repurchase price of our Shares will be on the repurchase date.

If we or our covered persons are subject to disqualifying events under Rule 506(d), we may be unable to rely on private placement exemptions to offer our Shares. Under Rules 501 and 506 of Regulation D promulgated under the Securities Act, issuers deemed to be “bad actors” cannot rely on Rule 506 of Regulation D (“Rule 506”) in connection with private placements. Specifically, an issuer is precluded from conducting offerings that rely on the exemption from registration under the Securities Act provided by Rule 506 if a “covered person” of that issuer has been the subject of any disqualifying event as described in Rule 506(d)(1) of the Securities Act. “Covered persons” include the issuer, affiliated issuers, any investment manager or solicitor of the issuer, any director, executive officer, or other officer participating in the offering of the issuer, any general partner or managing member of the foregoing entities, any promoter of the issuer, and any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. If any of the Fund’s covered persons, including its affiliated issuers, are subject to a disqualifying event, the Fund could lose the ability to rely on the exemption in Rule 506 to privately place its Shares in connection with the initial private offering.

ITEM 2.	FINANCIAL INFORMATION.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are an externally managed, non-diversified closed-end management investment company. We intend to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act. In addition, for U.S. federal income tax purposes, we intend to elect to be treated, and to comply with the requirements to qualify annually as, a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Investment Objective and Strategy: Our investment objective is to deliver steady quarterly income-driven returns across economic cycles while preserving capital. We will seek to provide investors with attractive long-term returns through investments made pursuant to our investment strategy (our investments are referred to in this Registration Statement as “Portfolio Investments”). To achieve our investment objective, we expect to invest primarily in private loans and other debt instruments to primarily U.S. middle market companies, using the following primary investment strategies: (1) senior secured asset-based floating rate loans (primarily first lien) to asset-rich companies across a variety of industries (“ABL”); (2) senior secured asset-based floating rate loans to commercial finance companies (“Lender Finance”); (3) first lien senior secured floating rate loans and other flexible financing solutions to primarily U.S. based late stage, multi-product bio pharma/medical device companies (“Life Science Finance”); and (4) opportunistic senior secured first lien loans to sponsor-backed middle-market companies based on cash flows generated by the borrower predominantly in healthcare as well as selective non-cyclical industries such as business services, financial services, and healthcare (“Sponsor Finance”)—and other opportunistic investments such as participation alongside other funds managed by SLR in portfolio acquisitions and/or increases in our exposure to one or more of our core strategies (collectively, with Sponsor Finance, the “Opportunistic Investments”).

It is expected that Portfolio Investments made pursuant to our primary strategy will generally be sourced, structured and originated directly by our Adviser, but investments may also be acquired through participating in loan syndicates or on the secondary market. Portfolio Investments made pursuant to our primary strategy may be secured (or “backed”) by cash flow or assets (of any type). In addition to investing in the asset classes described above, we may seek to supplement our principal investment strategy by investing selectively in other securities or assets that our Adviser believes may offer attractive investment opportunities, including second lien and unsecured loans.

THERE CAN BE NO ASSURANCE THAT WE WILL ACHIEVE OUR INVESTMENT OBJECTIVE OR ANY PARTICULAR LEVEL OF RETURNS. AN INVESTOR MAY LOSE ALL OF ITS MONEY BY INVESTING IN US.

Leverage: We intend to utilize leverage for investment purposes. In accordance with the 1940 Act, we will generally be prohibited from incurring additional leverage to the extent it would cause us to have less than a 200% asset coverage ratio, reflecting approximately a one-to-one equity to debt ratio, taking into account the then-current fair value of our investments. However, we intend to elect to be subject to the lower asset coverage ratio of 150%, or $2 of debt for each $1 of equity, as permitted under the 1940 Act with respect to the incurrence of leverage from “senior securities,” in order to maintain maximum flexibility.

Offering. We are offering our Shares pursuant to this Registration Statement on a continuous basis in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). We are currently only offering Class I Shares for sale. We have applied to the SEC for an exemptive order that would permit us to issue multiple share classes. When and if we obtain this exemptive order, we intend to offer to sell any combination of four classes of Shares – Class I shares, Class S shares, Class F shares, and Class D shares, each of which will have different shareholder servicing and/or distribution fees. There can be no assurance if and when we will receive such an exemptive order from the SEC.

The initial per share offer price of the Shares in this offering will be $25.00 per share. After the initial closing, the offering price per share for each class of Shares will equal our NAV per share. Investors will be able to purchase Shares at monthly closings at the NAV per share as of the effective date of purchase. This will be a “best efforts” offering, which means that the placement agent for the offering, and any sub-placement agent appointed by the placement agent, will use its best efforts to sell Shares, but will not be obligated to purchase or sell any specific amount of Shares in this offering.

We will accept purchase orders and hold investors’ funds in an escrow account until the Board has authorized the release to us of funds in the escrow account.

We expect to acquire certain an initial portfolio of loans from one or more non-affiliated trusts that are domiciled in the Cayman Islands (the “Seeding Transaction”). Legal title to such assets is held by a non-affiliated independent trustee and such assets and have been valued by an non-affiliated third party valuation agent. After completion of the Seeding Transaction, we will elect to be regulated as a BDC and commence operations (the “Commencement Date”).

Investors; Minimum Investment Amount. The minimum initial investment in Class I shares offered in the Offering is $1,000,000 and the minimum initial investment in Class S, Class F or Class D shares offered in the Offering is $2,500, in each case, unless waived by the Placement Agent. The minimum amount for any subsequent investment is $2,500. Shares generally will be sold only to U.S. persons who are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act or to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Shareholder Liquidity. We intend to commence a share repurchase program in which we intend to repurchase semi-annually up to 7.5% of our Shares outstanding as of the close of the previous calendar quarter. The Shares are subject to certain contractual limitations on redemption, and the determination whether to repurchase Shares in any given period will be at the discretion of our Board of Trustees. Accordingly, share repurchases will not be available each semi-annual period, or at all. Additionally, by entering into a subscription agreement to purchase Shares, you will be agreeing not to tender your Shares in any share repurchase for at least 18 months, and potentially longer, from the date of purchase, without the prior written consent of us and our Adviser.

We expect to repurchase Shares pursuant to tender offers each semi-annual period using a purchase price equal to the NAV per Share as of the last calendar day of the applicable semi-annual period, except that Shares that have not been outstanding for at least one year will be subject to an early repurchase deduction. In the event the amount of Shares tendered exceeds the repurchase offer amount, we will repurchase Shares on a pro rata basis. See “Share Repurchase Program.”

Reinvestment of Distributions. We will adopt a distribution reinvestment plan (“DRIP”) that provides for reinvestment of dividends and other distributions on behalf of Shareholders, unless a Shareholder elects to receive cash distributions. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our Shareholders who have not “opted out” of the DRIP will have their cash distribution automatically reinvested in additional Shares, rather than receiving the cash distribution.

Shareholders who have cash distributions reinvested in Shares generally will be subject to the same U.S. federal, state and local tax consequences on the distributions as Shareholders who elect not to reinvest distributions.

A Shareholder may “opt out” under the DRIP by notifying our Adviser in writing so that such notice is received by our Adviser at least ten business days prior to the record date for the first distribution that such Shareholder wishes to receive in cash.

Management Fee. We will pay our Adviser an asset-based fee (the “Management Fee”) for management services, which will be calculated monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month and payable on a quarterly basis. For purposes of the Investment Management Agreement, net assets means our total assets less liabilities, determined on a consolidated basis in accordance with U.S. GAAP. For the first calendar month in which we have operations, net assets will initially be measured as our net assets as of the Commencement Date, appropriately adjusted for the first period after closing if less than a full month

Incentive Fee. We will pay our Adviser incentive fees (the “Incentive Fees”) as set forth below. The Incentive Fees will consist of two parts that are independent of each other, with the result that one component may be payable even if the other is not.

Investment Income Incentive Fee. The first part (the “Investment Income Incentive Fee”) will be calculated and payable on a quarterly basis, in arrears, and will equal 12.5% of “pre-Incentive Fee net investment income” for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.25% (i.e., 5.0% annualized) (the “Hurdle Rate”) measured on a quarterly basis with a “catch-up” feature. The “catch-up” feature will allocate to our Adviser 100% of the dollar amount of the ”pre-Incentive Fee net investment income” with respect to that portion of such ”pre-Incentive Fee net investment income”, if any, that exceeds the Hurdle Rate but is less than a rate of return of 1.43% (i.e., 5.72% annualized). The ”catch-up” is meant to provide our Adviser with approximately 12.5% of our “pre-Incentive Fee net investment income” as if a Hurdle Rate did not apply if the net investment income exceeds 1.43% in any calendar quarter. Once the Hurdle Rate is reached and the ”catch-up” is achieved, 12.5% of all ”pre-Incentive Fee net investment income” thereafter will be allocated to our Adviser. The Investment Income Incentive Fee will also be payable upon termination of the Investment Management Agreement. The calculation of the Investment Income Incentive Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be.

“Pre-Incentive Fee net investment income” means dividends, cash interest or other distributions or other cash income and any third-party fees received from Portfolio Investments (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance) accrued during the quarter, minus operating expenses for the quarter (including the Management Fee, taxes, any expenses payable under the Investment Management Agreement and the Administration Agreement with the Administrator, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred stock, but excluding Incentive Fees and shareholder servicing and/or distribution fees). Pre-Incentive Fee net investment income includes, in the case of Portfolio Investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Capital Gains Incentive Fee. The second part of the incentive fee (the “Capital Gains Incentive Fee”) will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Management Agreement) in an amount equal to 12.5% of realized capital gains, if any, determined on a cumulative basis from the Commencement Date through the end of such calendar year (or upon termination of the Investment Management Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the Commencement Date through the end of such calendar year (or upon termination of the Investment Management Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees for all prior periods.

We will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to our Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable pursuant to the Investment Management Agreement be in excess of the amount permitted by the Advisers Act.

Expenses of our Adviser. All investment professionals of our Adviser and their respective staff, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by our Adviser and not by us. Other than expenses borne by our Adviser, we will bear all costs and expenses incurred in connection with our organization, offerings, and operations.

Expense Limitation and Reimbursement Agreement. We have entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with our Adviser. Pursuant to the Expense Limitation Agreement, we will pay all of our Other Operating Expenses (as defined below) to the extent such Other Operating Expenses do not exceed 1.00% (on an annualized basis) of our NAV. Other Operating Expenses in excess of this amount will be paid by our Adviser (a “Required Expense Payment”), on a quarterly basis.

Our Adviser may elect to pay certain additional expenses on our behalf (“Voluntary Expense Payments” and, together with Required Expense Payments, “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense or our shareholder servicing and/or distribution fees.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof, to our Adviser as reimbursement for Expense Payments previously paid on our behalf by our Adviser (a “Reimbursement Payment”); provided that no Reimbursement Payment will be made to our Adviser more than three years after the date of the corresponding Expense Payment. No Reimbursement Payment for any quarter will be made if our Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of our net asset value.

Board of Trustees. Overall responsibility for oversight of our activities rests with our board of trustees (“Board”), which will initially consist of six trustees, a majority of whom will not be “interested persons” of us, as such term is defined under the 1940 Act (the “Independent Trustees”).

Expense Limitation and Reimbursement Agreement

We have entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Adviser. Under the Expense Agreement, we will pay all of our Other Operating Expenses to the extent such Other Operating Expenses do not exceed 1.00% (on an annualized basis) of our NAV. Other Operating Expenses in excess of this amount will be paid by the Adviser (a “Required Expense Payment”) on a quarterly basis. “Other Operating Expenses,” for this purpose, means our total organizational and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement), excluding the Management Fee and Incentive Fee owed to the Adviser, financing fees and costs, brokerage commissions, placement agent fees, costs and expenses of distributing and placing the Common Shares, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with U.S. GAAP. Any Required Expense Payment must be paid by the Adviser to us in any combination of cash or other immediately available funds and/or offset against amounts due from us to the Adviser or its affiliates.

The Adviser may elect to pay certain additional expenses on our behalf (“Voluntary Expense Payments” and, together with Required Expense Payments, “Expense Payments”). However, no portion of the payment will be used to pay any interest expense or our shareholder servicing and/or distribution fees. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof, to the Adviser as reimbursement for Expense Payments previously paid on our behalf by the Adviser (a “Reimbursement Payment”). However, no Reimbursement Payment will be made to the Adviser more than three years after the date of the corresponding Expense Payment. “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). No Reimbursement Payment for any quarter will be made if our Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of our net asset value.

Our obligation to make a Reimbursement Payment will automatically become our liability on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Placement Agent. We will engage J.P. Morgan Securities LLC and/or its affiliates (“JPM”) to refer potential investors to us. JPM will not receive placement fees from us, but will receive fees from SLR and directly from Fund Investors.

Contractual Obligations and Off-Balance Sheet Arrangements

Investment Management Agreement

We have entered into an Investment Management Agreement with the Investment Adviser, pursuant to which the Investment Adviser manages our investment program and related activities.

Under the Investment Management Agreement, the Fund pays the Investment Adviser (i) a management fee (the “Management Fee”) and (ii) an incentive fee (the “Incentive Fee”) as compensation for the investment advisory and management services it provides to the Fund thereunder. The fees that are payable under the Investment Management Agreement for any partial period will be appropriately prorated.

Management Fee

See “—Overview—Management Fee.”

Incentive Fee

See “—Overview—Incentive Fee.”

Incentive Fee Based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the Management Fee and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

We will pay the Investment Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•

12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Investment Adviser.

The following is a graphical representation of the calculation of the Incentive Fee based on income.

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets per quarter)

Percentage of Pre-Incentive Fee Investment Income

Allocated to Quarterly Incentive Fee

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Investment Adviser with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second component of the Incentive Fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•

12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Investment Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Management Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable under the Investment Management Agreement for any partial period will be appropriately prorated.

Board Approval of the Investment Management Agreement

Prior to the commencement of operations, in accordance with Section 15(c) of the 1940 Act, our Board will approve the Investment Management Agreement at a meeting. In its consideration of the approval of the Investment Management Agreement, the Board will focus on information it recieves relating to, among other things:

•

the nature, extent and quality of advisory and other services provided by the Investment Adviser, including information about the investment performance of the Fund relative to its stated objectives and in comparison to the performance of the Fund’s peer group and relevant market indices, and concluded that such advisory and other services are satisfactory and the Fund’s investment performance is reasonable;

•

the experience and qualifications of the personnel providing such advisory and other services, including information about the backgrounds of the investment personnel, the allocation of responsibilities among such personnel and the process by which investment decisions are made, and concluded that the investment personnel of the Investment Adviser have extensive experience and are well qualified to provide advisory and other services to the Fund;

•

the current fee structure, the existence of any fee waivers, and the Fund’s anticipated expense ratios in relation to those of other investment companies having comparable investment policies and limitations, and concluded that the current fee structure is reasonable;

•

the advisory fees charged by the Investment Adviser to the Fund, to SLR Investment Corp., SCP Private Credit Income BDC LLC, to SLR HC BDC LLC and to SLR Private Credit BDC II LLC, and comparative data regarding the advisory fees charged by other investment advisers to BDCs with similar investment objectives, and concluded that the advisory fees charged by SLR to the Fund are reasonable;

•

the direct and indirect costs, including for personnel and office facilities, that are incurred by the Investment Adviser and its affiliates in performing services for the Fund and the basis of determining and allocating these costs, and concluded that the direct and indirect costs, including the allocation of such costs, are reasonable;

•

the total of all assets managed by the Investment Adviser, as well as the total number of investment companies and other clients serviced by the Investment Adviser, possible economies of scale arising from the Fund’s size and/or anticipated growth, and the extent to which such economies of scale are reflected in the advisory fees charged by the Investment Adviser to the Fund, and concluded that some economies of scale may be possible in the future;

•

other possible benefits to the Investment Adviser and its affiliates arising from their relationships with the Fund, and concluded that all such other benefits were not material to the Investment Adviser and its affiliates; and

•

possible alternative fee structures or bases for determining fees, and the possibility of obtaining similar services from other third-party service providers, and concluded that the Fund’s current fee structure and bases for determining fees are satisfactory.

Duration and Termination

The Investment Management Agreement will remain in effect until terminated in accordance with the requirements of the 1940 Act. Either party may terminate the Investment Management Agreement without penalty upon 60 days written notice to the other.

Limited Liability of Our Investment Adviser

The Investment Management Agreement provides that the Investment Adviser (which includes, for all purposes of this paragraph, its members, principals, officers, managers, investors, employees and other representatives and agents and entities controlling, controlled by or under common control with the Investment Adviser) will not be liable to the Fund or to the shareholders for any loss suffered by the Fund or the shareholders which arises out of any action or inaction of the Investment Adviser taken or made by the Investment Adviser in good faith and in the belief that such action or inaction was in or was not contrary to the best interests of the Fund, except for any loss resulting from fraud, willful misfeasance, gross negligence or reckless disregard of the duties of the Investment Adviser in the conduct of the Investment Adviser’s office, and except as otherwise required by applicable law. In addition, the Fund will indemnify and hold harmless the Investment Adviser, to the fullest extent permitted by applicable law, against any loss resulting from claims or threatened claims with respect to the Investment Adviser’s performance or non-performance of its obligations pursuant to the Investment Management Agreement, except for any such loss resulting from fraud, willful misfeasance, gross negligence or reckless disregard of duties of the Investment Adviser in the conduct of the Investment Adviser’s office.

Organization of our Investment Adviser

Our Investment Adviser is registered as an investment adviser under the Advisers Act. The principal executive offices of our Investment Adviser are located at 500 Park Avenue, New York, New York 10022.

Expenses of the Investment Adviser

All investment professionals of the Investment Adviser and their respective staff, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by the Fund. Other than the foregoing expenses borne by the Investment Adviser, the Fund will bear all other costs and expenses incurred in connection with its operations.

Custodian, Transfer and Dividend Disbursing Agent and Registrar

Our assets, including any assets of our wholly owned subsidiaries, are held by Citibank, N.A. (the “Custodian”), pursuant to a custody agreement in accordance with the requirements of the 1940 Act. The principal business address of the Custodian is 399 Park Avenue, New York, New York 10022.

Ultimus Fund Solutions, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent, distribution paying agent and registrar is 225 Pictoria Dr, Cincinnati, OH 45246, telephone number: (513) 587-3400.

Administration Agreement

SLR Capital Management, a Delaware limited liability company, serves as our Administrator. The principal executive offices of SCM are located at 500 Park Avenue, New York, New York 10022. Pursuant to an Administration Agreement, SCM furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, SCM also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our shareholders. In addition, SCM assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of SCM’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and our chief compliance officer and their respect staff. Under the Administration Agreement, SCM will also provide on our behalf managerial assistance to those portfolio companies that request such assistance. Given that SCM and SLR are under common control, SCM uses the resources and personnel of SLR in connection with its provision of managerial assistance to our portfolio companies on our behalf. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, SCM and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from SLR for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of SCM’s services under the Administration Agreement or otherwise as Administrator for the Fund.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of our assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reported periods. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of financial statements have been included. Actual results could differ from these estimates due to changes in the economic and regulatory environment, financial markets and any other parameters used in determining such estimates and assumptions, including the credit worthiness of our portfolio companies. We may reclassify certain prior period amounts to conform to the current period presentation. We have eliminated all intercompany balances and transactions. References to ASC serve as a single source of accounting literature. Subsequent events are evaluated and disclosed as appropriate for events occurring through the date the consolidated financial statements are issued. In addition to the discussion below, we describe our critical accounting policies in the notes to our consolidated financial statements.

Investment Valuations

Rule 2a-5 under the 1940 Act addresses the fair valuation of fund investments. The rule sets forth requirements for good faith determinations of fair value, as well as for the performance of fair value determinations, including related oversight and reporting obligations. The Fund complies with Rule 2a-5’s valuation requirements. We expect to determine our NAV on the last day of each calendar month. We will report our NAV within 20 business days of the last day of such period.

We conduct the valuation of our assets, pursuant to which our net asset value is determined, at all times consistent with GAAP and the 1940 Act. The Board will (1) periodically assess and manage valuation risks; (2) establish and apply fair value methodologies; (3) test fair value methodologies; (4) oversee and evaluate third-party pricing services, as applicable; (5) oversee the reporting required by Rule 2a-5 under the 1940 Act; and (6) maintain recordkeeping requirements under Rule 2a-5.

It is anticipated that readily available market quotations will not be obtainable for many of the Fund’s assets and that such assets will be valued at fair value. A market quotation is readily available for a security only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. If the Fund anticipates using a market quotation for a security, it will also monitor for circumstances that may necessitate the use of fair value, such as significant events that may cause concern over the reliability of a market quotation.

Under procedures established by the Board, we value investments, including certain senior secured debt, subordinated debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available and deemed to represent fair value under GAAP, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker or a primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. If and when market quotations are deemed not to represent fair value, we may utilize independent third-party valuation firms to assist us in determining the fair value of material assets. Accordingly, such investments go through our multi-step valuation process as described below. In each such case, independent valuation firms, that may from time to time be engaged by the Board, consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations. Debt investments with maturities of 60 days or less will each be valued at cost plus accreted discount, or minus amortized premium, which is expected to approximate fair value, unless such valuation, in the judgment of the Investment Adviser, does not represent fair value, in which case such investments will be valued at fair value as determined in good faith by or under the direction of the Board. Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board. Such determination of fair values involves subjective judgments and estimates.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value under GAAP, the Board has approved a multi-step valuation process in connection with each determination of net asset value, as described below:

1.

our valuation process in connection with each NAV determination begins with each portfolio company or investment being initially valued by the investment professionals of the Investment Adviser responsible for the portfolio investment;

2.	preliminary valuation conclusions are then documented and discussed with senior management of the Investment Adviser;

3.

independent valuation firms engaged by the Board conduct independent appraisals and review the Investment Adviser’s preliminary valuations and make their own independent assessment for all material assets;

4.

the audit committee of the Board reviews the preliminary valuation of the Investment Adviser and that of the independent valuation firm and responds to the valuation recommendation of the independent valuation firm, if any, to reflect any comments; and

5.

the Board discusses valuations and determines the fair value of each investment in our portfolio in good faith based on the input of the Investment Adviser, the respective independent valuation firm, if any, and the audit committee.

The valuation principles set forth above may be modified from time to time, in whole or in part, as determined by the Board in its sole discretion.

Investments in all asset classes are valued utilizing a market approach, an income approach, or both approaches, as appropriate. However, in accordance with Accounting Standards Codification Topic No. 820, “Fair Value Measurement” (“ASC Topic 820”), certain investments that qualify as investment companies in accordance with Accounting Standards Codification Topic No. 946, “Financial Services – Investment Companies,” may be valued using net asset value as a practical expedient for fair value. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation approaches to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market (as the reporting entity) and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process.

ASC Topic 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities, accessible by the Fund at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The exercise of judgment is based in part on our knowledge of the asset class and our prior experience.

THE FUND DOES NOT PROVIDE LEGAL, TAX OR ACCOUNTING ADVICE. YOU SHOULD OBTAIN INDEPENDENT TAX ADVICE BASED ON YOUR PARTICULAR SITUATION.

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and an investment in shares of our common shares. The discussion is based upon the Code, the regulations of the U.S. Department of the Treasury promulgated thereunder, which we refer to as the “Treasury Regulations,” the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this Registration Statement and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. Subsequent developments and changes in the tax laws of the United States and any countries in which we directly or indirectly invest could have a material effect on the tax consequences to us, beneficial owners of shares of our common shares or preferred stock, which we refer to as “shareholders,” and/or any intermediate vehicle through which we invest. We have not sought, and will not seek, any ruling from the IRS or any other U.S. federal, state, local, or non-U.S. taxing authority with respect to any of the tax issues affecting us, or our shareholders, or regarding any other matter discussed in this summary, and this summary is not binding on the

IRS. Accordingly, we can offer no assurance that the IRS or any other taxing authority will not assert, and a court will not sustain, a position contrary to any of the tax considerations discussed below.

You should note that this summary is general and does not purport to be a complete description of all the tax aspects affecting us or our shareholders. For example, this summary does not describe all of the U.S. federal income tax consequences and other considerations that may be relevant to certain types of shareholders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, Non-U.S. shareholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. shareholders (as defined below) whose functional currency is not USD, persons holding our common shares or preferred stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans, trusts, and financial institutions. This summary assumes that our shareholders hold shares of our common shares or preferred stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets.

U.S. shareholders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below, although it is not clear to what types of income this rule applies. U.S. shareholders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisers regarding the potential applicability of this rule to their particular situation.

For purposes of this discussion, a “U.S. shareholder” is a beneficial owner of shares of our common shares or preferred stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. shareholder” is a beneficial owner of shares of our common shares or preferred stock that is not a U.S. shareholder and not a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds shares of our common shares or preferred stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding shares of our common shares or preferred stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common shares or preferred stock.

If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant amendment or supplement to this Registration Statement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common shares or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant amendment or supplement to this Registration Statement.

Tax matters are very complicated and the tax consequences to each shareholder of the ownership and disposition of shares of our common shares or preferred stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific tax consequences of the ownership and disposition of shares of our common shares or preferred stock to you, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

We intend to pay quarterly distributions to our common shareholders out of assets legally available for distribution, but will reinvest distributions on behalf of those investors that do not elect to receive their distributions in cash. See “Distribution Reinvestment Plan” for a description of our dividend policy and obligations.

Election to be Taxed as a RIC

We intend to elect to be treated as a RIC, commencing with our taxable year ending December 31, 2026, and we intend to qualify for tax treatment as a RIC annually. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any investment company taxable income or net capital gains that we timely distribute to our shareholders as dividends. Rather, dividends we distribute generally will be taxable to our shareholders, and any net operating losses, foreign tax credits and other of our tax attributes generally will not pass through to our shareholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “—Taxation of U.S. Shareholders” and “—Taxation of Non-U.S. Shareholders” below.

To maintain our status as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to maintain our status as a RIC, we must satisfy the Annual Distribution Requirement.

Taxation as a RIC

If we maintain our status as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to our shareholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our shareholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income for a calendar year unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains).

Depending upon the level of taxable income and net capital gain earned in a year, we may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

In order to maintain our status as a RIC for U.S. federal income tax purposes, we must, among other things:

•	have in effect an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to our business of investing in such stock or securities or foreign currencies (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), we must include in our taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also be required to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or OID on defaulted debt or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements. Because such OID or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make distributions to our shareholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though we will have not received any corresponding cash payments. Accordingly, to enable us to make distributions to our shareholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to our shareholders to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because we expect to use debt financing, we may be prevented by covenants contained in our debt financing agreements from making distributions to our shareholders in certain circumstances. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Investment Objective and Strategies.” Restrictions on our ability to make distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4% U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our shareholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times and/or values that, from an investment standpoint, are not advantageous. Alternatively, although we currently do not intend to do so, to satisfy the Annual Distribution Requirement, we may declare a taxable dividend payable in our shares or cash at the election of each shareholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in our common shares will generally be equal to the amount of cash that could have been received instead of our shares. See “—Taxation of U.S. Shareholders” below for a discussion of the tax consequences to shareholders upon receipt of such dividends.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its shareholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. As a result of these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to our shareholders. Accordingly, we do not expect to distribute any such offsetting capital gains.

Distributions we make to our shareholders may be made from our cash assets or by liquidation of our investments, if necessary. We may recognize gains or losses from such liquidations. In the event we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Failure to Qualify as a RIC

If we were to fail to satisfy the 90% Income Test or the Annual Distribution Requirement for any taxable year or the Diversification Tests for any quarter of a taxable year, we might nevertheless continue to qualify for tax treatment as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require us to pay certain corporate-level U.S. federal taxes, make certain distributions and/or dispose of certain assets). If we were to fail to qualify for treatment as a RIC and such relief provisions did not apply to us, we would be subject to U.S. federal income tax on all of our taxable income at the regular corporate U.S. federal income tax rate (and we also would be subject to any applicable state and local taxes), regardless of whether we make any distributions to our shareholders. We would not be able to deduct distributions to our shareholders, nor would distributions to our shareholders be required to be made for U.S. federal income tax purposes. Any distributions we make generally would be taxable to our U.S. shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate applicable to individuals and other non-corporate U.S. shareholders, to the extent paid out of our current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital that would reduce the shareholder’s adjusted tax basis in its common shares (and correspondingly increase such shareholder’s gain, or reduce such shareholder’s loss, on disposition of such common shares), and any remaining distributions in excess of the shareholder’s adjusted tax basis would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified for tax treatment as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify for tax treatment as a RIC no later than the second year following the non-qualifying year, we could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify for tax treatment as a RIC that are recognized during the 5-year period after our requalification for tax treatment as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of our requalification for tax treatment as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify for tax treatment as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk. Uncertainty with respect to the economic effects of the overall market conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below.

Valuation Risk

Our investments may not have readily available market quotations (as such term is defined in Rule 2a-5), and those investments which do not have readily available market quotations are valued at fair value as determined in good faith by the Investment Adviser, subject to supervision of the Board, in accordance with its valuation policies and procedures. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and it is possible that the difference could be material.

In accordance with Rule 2a-5, our Investment Adviser, subject to the supervision of the Board, periodically assesses and manages material risks associated with the determination of the fair value of our investments.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Variable-rate loans are usually based on a SOFR (or an alternative risk-free floating interest rate index) rate and typically have durations of three months, after which they reset to current market interest rates. Variable-rate investments subject to a floor generally reset by reference to the current market index after one to nine months only if the index exceeds the floor. In regards to variable-rate instruments with a floor, the Fund does not benefit from increases in interest rates until such rates exceed the floor and thereafter benefit from market rates above any such floor. In contrast, the Fund’s cost of funds, to the extent it is not fixed, will fluctuate with changes in interest rates since it has no floor.

Because the Fund borrows money to make investments, our net investment income is dependent upon the difference between the rate at which the Fund borrows funds and the rate at which the Fund invests these funds, as well as the Fund’s level of leverage. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income or net assets.

The Fund may hedge against interest rate and foreign currency fluctuations by using standard hedging instruments such as futures, options and forward contracts. While hedging activities may insulate the Fund against adverse changes in interest rates and foreign currencies, they may also limit our ability to participate in benefits of lower interest rates or higher exchange rates with respect to the Fund’s portfolio of investments with fixed interest rates or investments denominated in foreign currencies.

ITEM 3. PROPERTIES.

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 500 Park Avenue, New York, NY 10022 and are provided by the Administrator pursuant to the Administration Agreement. We believe that our office facilities are suitable and adequate for our business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain ownership information with respect to our Shares for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of our outstanding Shares and all officers and directors, as a group.

Percentage of Shares outstanding
Name and address	Type of ownership	Shares owned	Percentage
SLR Secured Lending Partners, LLC(1)	Direct	40	100%
Michael S. Gross	N/A	—	—
Bruce Spohler	N/A	—	—
Steven Hochberg	N/A	—	—
Leonard A. Potter	N/A	—	—
David S. Wachter	N/A	—	—
Andrea C. Roberts	N/A	—	—
Shiraz Y. Kajee	N/A	—	—
Guy Talarico	N/A	—	—
All directors and officers as a group (8 persons)		—	—%

1.	On July 29, 2026, the Investment Adviser provided us with our initial seed capital of $1,000 and received 40 common shares.
*Represents	less than 1.0%.

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS.

Board Trustees and Leadership Structure

Board

Our Board oversees our management. At inception, our Board will consist of six members, four of whom will not be “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our Independent Trustees. Our Board elects officers who serve at the discretion of our Board. The responsibilities of each Trustee will include, among other things, the oversight of investment activity, the quarterly valuation of assets, and oversight of financing arrangements. Our Board has also established an Audit Committee and a Nominating and Corporate Governance Committee and may establish additional committees in the future.

Trustees

Information regarding the members of the Board is as follows:

Name, Year of Birth and Address[7]	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years[8]	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Interested Trustee
Michael S. Gross, 1961	Chairman of the Board of Trustees, Co-Chief Executive Officer and President	Class III Trustee since 2026; Term expires 2027.	Co-Chief Executive Officer of SLR Investment Corp. and SCP Private Credit Income BDC LLC since June 2019, of SLR HC BDC LLC since September 2020 and of SLR Private Credit BDC II LLC since April 2022, Chairman of the board of directors and President of SLR Investment Corp. since 2007, of SCP Private Credit Income BDC LLC since 2018, of SLR HC BDC LLC since 2020 and of SLR Private Credit BDC II LLC since 2022; Sole Chief Executive Officer of SLR Investment Corp. (February 2007-June 2019), and of SCP Private Credit Income BDC LLC (June 2018- June 2019). Previously, Co-Chief Executive Officer and President of SLR Senior Investment Corp.	Chairman of the board of directors of Global Ship Lease Inc. Previously Chairman of the board of directors of SLR Senior Investment Corp., where he served from 2010 to April 2022.

Mr. Gross’ intimate knowledge of the business and operations of SLR, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of other public and private companies not only gives the Board valuable insight but also positions him well to continue to serve as the Chairman of our Board.

[7]	The business address of our Trustees is c/o SLR Secured Specialty Lending, 500 Park Avenue, New York, New York 10022.
[8]

The Fund is part of a “Fund Complex,” as that term is defined in Schedule 14A and Regulation 14A under the Exchange Act. Messrs. Gross, Spohler, Hochberg, Potter and Wachter each also have served as directors of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC since 2007 (2009 in the case of Mr. Potter), 2018, 2020 and 2022, respectively, which are investment companies that have each elected to be regulated BDCs and are part of the Fund Complex. Ms. Roberts has served as a director of SLR Investment Corp. since 2023. Mr. Gross has served as Chairman of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC since 2007, 2018, 2020 and 2022, respectively. Mr. Potter also serves as a director of SuRo Capital Corp., which is a closed-end management investment company that has elected to be regulated as a BDC.

Name, Year of Birth and Address(1)	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Interested Trustee
Bruce Spohler, 1960	Co-Chief Executive Officer, Chief Operating Officer and Trustee	Class II Trustee since 2026; Term expires 2029.	Co-Chief Executive Officer of SLR Investment Corp. and SCP Private Credit Income BDC LLC since June 2019, of SLR HC BDC LLC since September 2020 and of SLR Private Credit BDC II LLC since April 2022; Chief Operating Officer of SLR Investment Corp. since February 2007, of SCP Private Credit Income BDC LLC since June 2018, of SLR HC BDC LLC since September 2020 and of SLR Private Credit BDC II LLC since April 2022.	Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2010 to April 2022.

Mr. Spohler’s depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of the Fund’s business and operations, gives the Board valuable industry-specific knowledge and experience on these and other matters.

Name, Year of Birth and Address(1)	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Independent Trustee
Steven Hochberg, 1961	Trustee	Class II Trustee since 2026; Term expires 2029.	Operating Partner of Deerfield Management, a healthcare investment firm, since 2022. Partner of Deerfield Management from 2013 to 2021. Co-Founder and Manager of Ascent Biomedical Ventures, a venture capital firm focused on early-stage investment and development of biomedical companies, since 2004. Co-Founder and Co-General Partner of Triatomic Capital, a technology focused venture capital firm, since 2022.	Since 2011, Mr. Hochberg had been the Chairman of the Board of Continuum Health Partners until its merger with Mount Sinai in 2013, where he is a Vice Chairman of Mount Sinai Health System, a non-profit healthcare integrated delivery system in New York City. Director of a number of private healthcare companies and the Cardiovascular Research Foundation, an organization focused on advancing new technologies and education in the field of cardiovascular medicine. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.

Mr. Hochberg’s varied experience in investing in medical technology companies provides the Board with particular knowledge of this field, and his role as chairman of other companies’ boards of directors brings the perspective of a knowledgeable corporate leader.

Name, Year of Birth and Address(1)	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Independent Trustee
Leonard A. Potter, 1961	Trustee	Class III Trustee since 2026; Term expires 2027.	President and Chief Investment Officer of Wildcat Capital Management, LLC since 2011; Senior Managing Director of Vida Ventures I and II, each a biotech venture fund, since 2017; Managing Director of Soros Private Equity at Soros Fund Management LLC from 2002 to 2009.	Director of Hilton Grand Vacations Inc. since 2017, of SuRo Capital Corp. since 2011, and of several private companies. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.

Mr. Potter’s experience practicing as a corporate lawyer provides valuable insight to the Board on regulatory and risk management issues. In addition, his tenure in private equity and other investments and service as a director of both public and private companies provide industry-specific knowledge and experience to the Board.

Name, Year of Birth and Address(1)	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Independent Trustee
David S. Wachter, 1963	Trustee	Class I Trustee since 2026; Term expires 2028.	CEO and founder of W Capital Partners, a private equity fund manager specializing in GP solutions secondary investing since 2001. W Capital, since 2024, is a division of AXA IM, part of BNP Paribas. Prior to W Capital, Mr. Wachter was an investment banker for 15 years.	Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.

Mr. Wachter’s extensive knowledge of private equity and investment banking provides the Board with the valuable insight of an experienced financial manager.

Name, Year of Birth and Address(1)	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years That Are Not Part of the Fund Complex
Independent Trustee
Andrea C. Roberts, 1956	Trustee	Class I Trustee since 2026; Term expires 2028.	Co-Founder and Managing Director of Genesis Capital Corporation, an investment banking firm, since 1994; President and sole owner of Orbis Associates, Inc., a consulting firm providing consulting services to Genesis Capital Corporation on an exclusive basis, since 1994.	Director of Trinity Episcopal School from 2019 to 2022.

Ms. Roberts’ extensive knowledge of investment banking and asset-based financing provides the Board with the valuable insight of an experienced financial manager.

Executive Officers Who Are Not Trustees

The following information pertains to our executive officers who are not trustees of the Fund.

Name, Year of Birth and Address[9]	Position with the Fund	Length of Service	Principal Occupation(s) During Past 5 Years
Shiraz Y. Kajee, 1980	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC since April 2023 and Secretary of such entities from April 2023 to November 2023.	Chief Financial Officer and Treasurer of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC since April 2023 and Secretary of such entities from April 2023 to November 2023. From December 2015 through March 2023, Mr. Kajee served as a Managing Director at New Mountain Capital, L.L.C., a private equity firm, which included serving as Chief Financial Officer and Treasurer of New Mountain Finance Corporation since 2015, of NMF SLF I, Inc. since 2019, of New Mountain Guardian III BDC, L.L.C. since 2019 and of New Mountain Guardian IV BDC, L.L.C. since 2022.

Guy Talarico, 1955	Chief Compliance Officer and Secretary	Chief Compliance Officer since July 2008; Secretary since November 2023 (indefinite terms)	Chief Compliance Officer of SLR Investment Corp. since July 2008, of SCP Private Credit Income BDC LLC since June 2018, of SLR HC BDC LLC since September 2020, and of SLR Private Credit BDC II LLC since April 2022. Secretary of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC since November 2023; Mr. Talarico currently serves as Chief Compliance Officer, since 2008, and General Counsel, since May 2023, of SLR Capital Partners, LLC. In addition, Mr. Talarico previously served as the Chief Compliance Officer of SLR Senior Investment Corp. from December 2010 until April 2022. Mr. Talarico previously served as managing director of ACA Group, LLC (successor to Foreside Consulting Services LLC, and ultimate successor to Alaric Compliance Services, LLC, which he founded in December 2005) until May 2023.

(1)	Each trustee may be contacted by writing to the trustee, c/o Guy Talarico, Secretary, 500 Park Avenue, New York, New York 10022.

[9]	The business address of the executive officers is c/o SLR Secured Specialty Lending Fund, 500 Park Avenue, New York, New York 10022.

The significance or relevance of a Trustee’s particular experience, qualifications, attributes and/or skills is considered by the Board on an individual basis. Experience, qualifications, attributes and/or skills common to all Trustees include the ability to critically review, evaluate and discuss information provided to them and to interact effectively with the other Trustees and with representatives of the Investment Adviser and its affiliates, other service providers, legal counsel and the Fund’s independent registered public accounting firm, the capacity to address financial and legal issues and exercise reasonable business judgment, and a commitment to the representation of the interests of the Fund and the shareholders. The Nominating and Corporate Governance Committee’s charter contains certain other factors that are considered by the Nominating and Corporate Governance Committee in identifying and evaluating potential nominees to serve as Independent Trustees. Below is a brief discussion of the experience, qualifications, attributes and/or skills of each Trustee that led the Board to conclude that such individual should serve as a trustee.

Biographical Information

Interested Trustees

Michael S. Gross is the Chairman of the Board, President, and Co-Chief Executive Officer of the Fund. Mr. Gross has been the chairman of the board of directors of SLR Investment Corp. since December 2007, president of SLR Investment Corp. since November 2007, sole chief executive officer of SLR Investment Corp. from November 2007 to June 2019 and co-chief executive officer of SLR Investment Corp. since June 2019. Mr. Gross has been the chairman of the board of directors SCP Private Credit Income BDC LLC since May 2018, president of SCP Private Credit Income BDC LLC since June 2018, sole chief executive officer of SCP Private Credit Income BDC LLC from June 2018 to June 2019 and co-chief executive officer of SCP Private Credit Income BDC LLC since June 2019. Mr. Gross has been the chairman of the board of directors, the co-chief executive officer and president of SLR HC BDC LLC since December 2020. Mr. Gross has been the chairman of the board of directors, co-chief executive officer and president of SLR Private Credit BDC II LLC since April 2022. Mr. Gross also currently serves as a managing member of SLR. Mr. Gross was previously the chairman of the board of directors and president of SLR Senior Investment Corp. from December 2010 to April 2022, sole chief executive officer of SLR Senior Investment Corp. from December 2010 to June 2019 and co-chief executive officer of SLR Senior Investment Corp. from June 2019 to April 2022. Mr. Gross also serves as the chairman of the board of directors of Global Ship Lease Inc.

Mr. Gross holds a B.B.A. in accounting from the University of Michigan and an M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Gross’ intimate knowledge of the business and operations of SLR, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of other public and private companies not only gives the Board valuable insight but also positions him well to continue to serve as the Chairman of our Board.

Bruce Spohler is a Trustee, Chief Operating Officer and Co-Chief Executive Officer of the Fund. Mr. Spohler has been a director of SLR Investment Corp. since September 2009, chief operating officer of SLR Investment Corp. since December 2007, and co-chief executive officer of SLR Investment Corp. since June 2019. Mr. Spohler has been a director of SCP Private Credit Income BDC LLC since May 2018, chief operating officer of SCP Private Credit Income BDC LLC since June 2018 and the co-chief executive officer of SCP Private Credit Income BDC LLC since June 2019. Mr. Spohler has been a director, co-chief executive officer and chief operating officer of SLR HC BDC LLC since December 2020. Mr. Spohler has been the co-chief executive officer, chief operating officer and a director of SLR Private Credit BDC II LLC since April 2022. Mr. Spohler also currently serves as a managing member of SLR. Mr. Spohler was previously a director and the chief operating officer of SLR Senior Investment Corp. from December 2010 to April 2022 and the co-chief executive officer of SLR Senior Investment Corp. from June 2019 to April 2022.

Mr. Spohler earned a B.S. from Syracuse University and an M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Spohler’s depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of SLR’s business and operations, gives the Board valuable industry-specific knowledge and experience on these and other matters.

Independent Trustees

Steven Hochberg is a Trustee of the Fund. He has been a director of SLR Investment Corp. since November 2007, a director of SCP Private Credit Income BDC LLC since May 2018, a director of SLR HC BDC LLC since July 2020 and a director of SLR Private Credit BDC II LLC since April 2022. Mr. Hochberg previously served as a director of SLR Senior Investment Corp. from January 2011 until April 2022. Mr. Hochberg is the co-founder and co-general partner of Triatomic Capital G.P. LLC, a technology focused venture capital firm, since 2022. Mr. Hochberg has been an operating partner of Deerfield Management, a healthcare investing firm, since 2022 and served as a partner of Deerfield Management from 2013 to 2021. Mr. Hochberg is the co-founder and manager of Ascent Biomedical Ventures, a venture capital firm focused on early stage investment development and of biomedical companies, since 2004. Since 2011, Mr. Hochberg had been the chairman of the board of directors of Continuum Health Partners, one of the largest non-profit hospital systems in New York City, until its merger with Mount Sinai in 2013, where he is a vice chairman of Mount Sinai Health System, a non-profit healthcare integrated delivery system in New York City. Mr. Hochberg serves on the board of directors of a number of private healthcare companies, and as a director of the Cardiovascular Research Foundation, an organization focused on advancing new technologies and education in the field of cardiovascular medicine. Mr. Hochberg holds a B.B.A. from the University of Michigan and an M.B.A. from Harvard Business School. Mr. Hochberg’s varied experience in investing in medical technology companies provides the Board with particular knowledge of this field, and his role as chairman of other companies’ board of directors brings the perspective of a knowledgeable corporate leader.

Leonard A. Potter is a Trustee of the Fund. Further, he has been a director of SLR Investment Corp. since September 2009, a director of SCP Private Credit Income BDC LLC since May 2018, a director of SLR HC BDC LLC since July 2020 and a director of SLR Private Credit BDC II LLC since April 2022. Mr. Potter previously served as a director of SLR Senior Investment Corp. from January 2011 to April 2022. Since 2011, Mr. Potter has served as the president and chief investment officer of Wildcat Capital Management, LLC. Mr. Potter has served as senior managing director of Vida Ventures I and II, each a biotech venture fund, since 2017. From 2002 through 2009, Mr. Potter was a managing director—Soros Private Equity at Soros Fund Management LLC where, from May 2005 through July 2009, Mr. Potter served as co-head of the Private Equity group and a member of the Private Equity Investment Committee. Mr. Potter is currently a member of the board of directors of Hilton Grand Vacations Inc. since 2017 and a director (currently lead independent director) of SuRo Capital Corp. and several private companies. Mr. Potter has a B.A. from Brandeis University and a J.D. from the Fordham University School of Law. Mr. Potter’s experience practicing as a corporate lawyer provides valuable insight to the Board on regulatory and risk management issues. In addition, his tenure in private equity investments and service as a director of both public and private companies provide industry-specific knowledge and experience to the Board.

David S. Wachter is a Trustee of the Fund. Further, he has been a director of SLR Investment Corp. since November 2007, a director of SCP Private Credit Income BDC LLC since May 2018, a director of SLR HC BDC LLC since July 2020 and a director of SLR Private Credit BDC II LLC since April 2022. Mr. Wachter previously served as a director of SLR Senior Investment Corp. from January 2011 to April 2022. Mr. Wachter is a founding partner and managing partner of W Capital Partners, a private equity fund manager and wholly owned subsidiary of AXA Investment Managers, since 2001. Mr. Wachter has a B.S. in Engineering, with a major in Computer Science and Applied Mathematics, from Tufts University and an M.B.A. from New York University Graduate School of Business. Mr. Wachter’s extensive knowledge of private equity and investment banking provides the Board with the valuable insight of an experienced financial manager.

Andrea C. Roberts is a Trustee of the Fund. Further, Ms. Roberts is a founding Partner and Managing Director of Genesis Capital Corporation, a financial services company that represents clients in arranging lease financing, placing secured debt, refinancing leases in the secondary market, and structuring the tax and accounting treatment of such transactions for the benefit of its clients. She is currently the head of Genesis’ New York and Florida offices and is responsible for deal origination and syndication. Since 1994, Ms. Roberts has also served as President and sole owner of Orbis Associates, Inc., a consulting firm providing consulting services to Genesis Capital Corporation on an exclusive basis. From 1990 until 1994, Ms. Roberts served as a senior team member at Capstar Partners, a leasing boutique backed by Long Term Credit Bank of Japan, where she was primarily involved in syndicating leasing transactions of transportation and manufacturing equipment. Prior to that position, she spent ten years at Citibank, where she syndicated equity and debt financing primarily in the energy, infrastructure and manufacturing sectors. Ms. Roberts has also served as a director of Trinity School from 2019 to 2022. Ms. Roberts’s extensive experience in the financial industry provides the Board valuable knowledge of and insight into a variety of financial products.

Executive Officers Who Are Not Directors

Shiraz Y. Kajee is the Chief Financial Officer and Treasurer of the Fund. He has been the chief financial officer and treasurer of SLR Investment Corp. since April 2023, the chief financial officer and treasurer of SCP Private Credit Income BDC LLC since April 2023, the chief financial officer and treasurer of SLR HC BDC LLC since April 2023, the chief financial officer and treasurer of SLR Private Credit BDC II LLC since April 2023, and secretary of such entities, in addition to the Fund, from April 2023 to November 2023. From December 2015 through March 2023, Mr. Kajee served as a Managing Director at New Mountain Capital, L.L.C., a private equity firm, which also included serving as Chief Financial Officer and Treasurer of the following business development companies: New Mountain Finance Corporation since 2015, NMF SLF I, Inc. since 2019, New Mountain Guardian III BDC, L.L.C. since 2019 and New Mountain Guardian IV BDC, L.L.C. since 2022. Mr. Kajee received both his Master of Science in Accounting and a Bachelor of Business Administration in Finance from Baruch College—City University of New York. He is a New York State Certified Public Accountant and a Chartered Global Management Accountant.

Guy Talarico is the Chief Compliance Officer and Secretary of the Fund. He has been the chief compliance officer of SLR Investment Corp. since July 2008 and Secretary since November 2023, the chief compliance officer of SCP Private Credit Income BDC LLC since June 2018 and Secretary since November 2023, the chief compliance officer of SLR HC BDC LLC since July 2020 and Secretary since November 2023, and the chief compliance officer of SLR Private Credit BDC II LLC since April 2022 and Secretary since November 2023. Mr. Talarico currently serves as General Counsel for SLR since May 2023. In addition, Mr. Talarico previously served as the chief compliance officer of SLR Senior Investment Corp. from December 2010 until April 2022. Mr. Talarico previously served as managing director of ACA Group, LLC (successor to Foreside Consulting Services LLC, and ultimate successor to Alaric Compliance Services, LLC, which he founded in December 2005). Mr. Talarico holds a B.S. ChE from Lehigh University, an M.B.A. from Fairleigh Dickinson University and a J.D. from New York Law School.

Committees of the Board

The Board has an Audit Committee and a Nominating and the Corporate Governance Committee and may form additional committees in the future.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Fund, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Fund’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of the Fund’s internal control systems, reviewing the Fund’s annual financial statements and periodic filings and receiving the Fund’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to our Board regarding the valuation of our investments. The Audit Committee is responsible for aiding our Board in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of certain securities. The Audit Committee is currently composed of Messrs. Hochberg, Wachter and Potter and Ms. Roberts, all of whom are not “interested persons” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Hochberg serves as Chairman of the Audit Committee. Our Board has determined that Mr. Hochberg is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Hochberg meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board. The members of the Nominating and Corporate Governance Committee are Messrs. Hochberg, Wachter and Potter and Ms. Roberts, all of whom are not “interested persons” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Wachter serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating trustees for election by our shareholders, selecting nominees to fill vacancies on the Board or a committee thereof, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its shareholders. In considering possible candidates for election as a trustee, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting trustees who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Fund;

•	are able to work with the other members of the Board of Trustees and contribute to the success of the Fund;

•	can represent the long-term interests of the Fund’s shareholders as a whole; and

•	are selected such that the Board of Trustees represents a range of backgrounds and experiences.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board of Trustees as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board of Trustees, when identifying and recommending trustee nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Trustees that best serves the needs of the Fund and the interest of its shareholders.

Portfolio Management

The Investment Adviser

SLR Secured Lending Partners, LLC serves as our Investment Adviser and is registered as an investment adviser under the Advisers Act. SLR is affiliated with, and has a controlling interest in, the Investment Adviser. Subject to the overall supervision of our Board, the Investment Adviser manages the day-to-day operations of, and provides investment advisory and management services to, us.

Subject to the oversight of the Board, the Board will delegate to the Investment Adviser full and exclusive authority and responsibility to invest, reinvest and dispose of the assets of the Fund and to manage the day-to-day operations of the Fund. To the fullest extent permitted by law, the Investment Adviser will have the authority to sell, exchange or otherwise transfer all or any portion of the assets of the Fund, and, subject to applicable law and the oversight of the Board, to delegate all, or any such part as it deems appropriate, of its discretionary management and investment advisory authority and responsibility to any of its affiliates. Though not obligated to do so, the Investment Adviser may pursue claims and litigation on behalf and at the expense of the Fund. Before taking any of the foregoing actions, the Investment Adviser will obtain any shareholder or Board approval required by law. The Management Fee and the Incentive Fee payable by the Fund are described above.

The Investment Adviser will manage the investments of, and provide certain services to, the Fund pursuant to an investment management agreement between the Fund and the Investment Adviser (as amended, restated or otherwise modified from time to time, the “Investment Management Agreement”). The Investment Management Agreement will remain in effect for an initial two-year term and thereafter will continue in effect from year to year if approved annually by the Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act). The Investment Management Agreement will automatically terminate upon its assignment and may be terminated at any time, without penalty, by the Fund upon 60 days’ written notice to the Investment Adviser or by the Investment Adviser upon 60 days’ written notice to the Fund.

Additionally, the Investment Management Agreement will provide that the Investment Adviser (which includes, for all purposes of this paragraph, its members, principals, officers, managers, investors, employees and other representatives and agents and entities controlling, controlled by or under common control with the Investment Adviser) will not be liable to the Fund or to the shareholders for any loss suffered by the Fund or the shareholders which arises out of any action or inaction of the Investment Adviser taken or made by the Investment Adviser in good faith and in the belief that such action or inaction is in or is not contrary to the best interests of the Fund, except for any loss resulting from fraud, willful misfeasance, gross negligence or reckless disregard of the duties of the Investment Adviser in the conduct of the Investment Adviser’s office, and except as otherwise required by applicable law. In addition, the Fund will indemnify and hold harmless the Investment Adviser, to the fullest extent permitted by applicable law, against any loss resulting from claims or threatened claims with respect to the Investment Adviser’s performance or non-performance of its obligations pursuant to the Investment Management Agreement, except for any such loss resulting from fraud, willful misfeasance, gross negligence or reckless disregard of duties of the Investment Adviser in the conduct of the Investment Adviser’s office.

The Investment Management Agreement will also provide that nothing therein will be deemed or construed to affect a waiver of any rights of any person under federal or state securities laws, which provide protections that by law cannot be waived.

The Fund expects to engage or otherwise transact with one or more Service Providers in connection with its investment process, including in respect of Portfolio Investments. “Service Providers” include consultants (including in connection with the acquisition, management and disposition of Portfolio Investments), advisors, transaction finders or sources, operating partners, loan and other servicers, loan and other originators, property and other asset managers, investment bankers, valuation agents, pricing service providers, legal counsel, appraisers, industry or sector experts, joint venture partners and development partners, contract employees, outside legal counsel and/or temporary employees (as well as secondees of any of the foregoing), whether working onsite or offsite. Any fees, costs, expenses and liabilities incurred in connection with services provided by Service Providers will be borne (directly or indirectly) by the Fund and will not offset Management Fees, and such amounts may be substantial.

SLR

SLR is a Delaware limited liability company and a registered investment adviser under the Advisers Act that was founded in 2006.10 Throughout its history, SLR has focused on delivering high-quality investment performance to its investors through the sourcing and structuring of financing solutions to leveraged middle market companies predominantly located in the United States. SLR currently serves as the investment adviser and manager of publicly traded and unlisted business development companies, private funds and managed accounts.

Management Experience

The SLR Co-Founders, Michael Gross and Bruce Spohler, each have over 40 years of experience in private credit, private equity and distressed debt investing. Their strong reputation in the capital markets and with middle market financial sponsors is expected to provide the Fund with a competitive advantage in sourcing and investing in leveraged companies with the potential to generate returns. They have effectively managed portfolios of senior secured loans, distressed and mezzanine debt as well as other investment types. The depth of their experience and credit market experience has led them through various stages of the economic cycle as well as several market disruptions. As described previously, it is expected that all new investments will be approved by the SLR Co-Founders, in their capacity as members of the Investment Committee.

All new investments are required to be approved by a consensus of the investment committee of SLR Capital Partners, which is led by Messrs. Gross and Spohler. The members of SLR Capital Partners’ investment committee receive no compensation from us. Such members may be employees or partners of SLR Capital Partners and may receive compensation or profit distributions from SLR Capital Partners.

Investment Personnel

A team of portfolio managers and other investment professionals will be responsible for the management of the Fund’s assets and the operation of the Fund. The senior team of investment professionals is currently comprised of the individuals identified below; however, such team may be adjusted by SLR in its sole discretion without notice to the Fund’s shareholders.

Michael Gross

Mr. Gross is a Co-Founder and Managing Member of SLR, and Chairman of the Board of Trustees and Co-Chief Executive Officer of SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC (collectively, the “SLR BDCs”). From February 2004 through February 2006, Mr. Gross was the President and Chief Executive Officer of Apollo Investment Corporation, a publicly traded BDC that he founded, and where he also served as Chairman of the Board of Directors and the Investment Committee from February 2004 to July 2006. From 1990 to February 2006, Mr. Gross was a Senior Partner at Apollo Management, L.P., a leading private equity firm which he founded in 1990 with five other colleagues. In addition, from 2003 to February 2006, Mr. Gross was the Managing Partner of Apollo Distressed Investment Fund, an investment fund he founded to invest principally in non-control oriented distressed debt and other investment securities of leveraged companies. Prior to his time at Apollo Management, L.P., Mr. Gross was employed by Drexel Burnham Lambert Incorporated. Mr. Gross holds a B.B.A. in Accounting from the University of Michigan and an M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University.

[10]	Michael Gross and Bruce Spohler, the managing members of SLR, began investing together in 2006 and legally formed SLR in January 2007.

Bruce Spohler

Mr. Spohler is a Co-Founder and Managing Member of SLR. He is Co-Chief Executive Officer and a member of the Board of Directors of the SLR BDCs. Previously, Mr. Spohler was a Managing Director and a former Co-Head of U.S. Leveraged Finance for CIBC World Markets. He held numerous senior roles at CIBC World Markets, including serving on the U.S. Management Committee, Global Executive Committee and the Deals Committee, which approves all of CIBC World Markets’ U.S. corporate finance debt capital decisions. Mr. Spohler holds a B.S. from Syracuse University and an M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Krishna Thiyagarajan

Mr. Thiyagarajan is a Partner, Head of Portfolio Management and Co-Chief Risk Officer of Cash Flow Lending. Prior to SLR, from 2006 to 2010, Mr. Thiyagarajan was a Vice President at Goldman Sachs Asset Management (“GSAM”), where he helped start the $1.5 billion Liberty Harbor Credit Hedge Fund and invested in both private and public credit. Prior to GSAM, in 2005, he was Vice President in the Amaranth Private Credit Group that subsequently moved to GSAM. Prior to Amaranth, from 2002 to 2006, Mr. Thiyagarajan was a Director in CIBC World Market’s New York Sponsor Coverage and Leveraged Finance group where he executed numerous private equity-related transactions including leveraged loans, high yield bonds and mezzanine debt. Mr. Thiyagarajan holds a B.A. in Economics from Lawrence University and an MBA in Finance from The Wharton School of Business.

Philip Guerin

Mr. Guerin is a Partner, Chief Marketing Officer and Head of Sponsor Finance. Mr. Guerin is an Investment Committee member and is a board member of all of SLR Capital’s specialty finance businesses. Prior to joining SLR in 2014, Mr. Guerin was a Partner, Head of Sponsor Coverage and a member of the investment committee at Apollo Global Management from 2008 to 2014. Mr. Guerin was responsible for $2 billion of investments – primarily junior capital in sponsor backed companies – while at Apollo. From 2007 to 2008, Mr. Guerin was a Managing Director at Firstlight Financial, a start-up finance company focused on providing senior and junior capital to private equity-backed companies. Mr. Guerin also spent 7 years at GE Capital, focused on leveraged finance and began his career in PricewaterhouseCoopers’ audit practice. Mr. Guerin holds a B.S. in Accounting from Central Connecticut State University, where he graduated magna cum laude.

Cedric Henley

Mr. Henley is a Partner, SLR’s Chief Risk Officer of Specialty Finance and a founding member of SLR. Mr. Henley sits on the Board of Directors and chairs the investment committees of SLR Credit Solutions, SLR Business Credit, SLR Healthcare ABL, SLR Equipment Finance and Kingsbridge. Prior to joining SLR in 2007, Mr. Henley worked for CIBC World Markets from 1996 to 2007, where he was responsible for the West Coast Leveraged Finance Office, overseeing a portfolio of approximately $1.0 billion of predominantly senior secured debt. He has worked closely with a wide variety of private equity firms and strategic companies in industries such as consumer products, industrials, chemicals, aerospace and defense, and leisure where he structured and underwrote senior credit facilities, mezzanine debt and high yield issuances. From 1990 to 1996, Mr. Henley worked in the Project Finance and Corporate Banking groups at Union Bank of California, working with environmental service companies and large middle market companies. Mr. Henley holds a B.A. in Political Science from the University of Southern California.

Julie Reyes

Ms. Reyes is a Partner, Co-Chief Risk Officer of SLR Sponsor Finance, and Head of Healthcare cash flow lending. In addition, Ms. Reyes is Co-Head of the ESG Committee. Prior to joining SLR in 2008, Ms. Reyes worked at Goldman Sachs from 2004 to 2007, most recently as an Analyst in the Principal Investment Area, focusing on mezzanine lending. Ms. Reyes holds a B.S. in Economics from the Wharton School at the University of Pennsylvania.

Mitch Soiefer

Mr. Soiefer is a Partner and Head of SLR’s Lender Finance vertical. Mr. Soiefer joined SLR in 2009, and focuses on originating, underwriting and structuring both debt and equity transactions in SLR’s specialty finance businesses as well as managing existing investments in the space. He currently sits on the Board of Directors of SLR Credit Solutions, SLR Business Credit, SLR Equipment Finance and SLR Healthcare ABL. Prior to joining SLR, Mr. Soiefer worked in Deutsche Bank’s Industrials Investment Banking Group from 2007 to 2009, focusing on automotive companies. During his time there, he helped execute leveraged finance, equity and M&A transactions. Mr. Soiefer began his career as an Analyst in Goldman Sachs’ Investment Management division. Mr. Soiefer holds a B.A. in Economics from Northwestern University’s College of Arts & Sciences.

Anthony Storino

Mr. Storino is a Partner and Head of Life Science Finance. Prior to joining SLR in 2014, Mr. Storino was a Senior Managing Director, Founder and Head of the Life Science Finance platform at GE Capital. He launched the platform in 2001 and deployed over $2.3 billion in debt and equity capital to over 500 borrowers over 13 years. Before launching the Life Science Finance platform at GE Capital, Mr. Storino worked in various leadership roles in FP&A, controllership and audit at GE Capital, PepsiCo, and KPMG. Mr. Storino holds a B.B.A. in Accounting from Iona College.

Herbert (“Mac”) Fowle

Mr. Fowle is a Partner and President of Asset-Based Lending at SLR, bringing over twenty years of experience in leveraged finance and asset-based lending. Prior to joining SLR in 2025, Mr. Fowle served as Global Head of ABL at J.P. Morgan, where he provided end-to-end strategic leadership for the ABL group, supporting the financing needs of clients across both Commercial Banking and the Corporate & Investment Bank (CIB). During his 18-year tenure at J.P. Morgan, Mr. Fowle also held roles as Chief Risk Officer for ABL and Managing Director in High Yield and Leveraged Loan Capital Markets within the CIB. Mr. Fowle holds a B.A. in Finance from Indiana University.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. Determining the compensation of the Fund’s chief executive officer and all other executive officers, paid directly by the Fund, if any, will be the responsibility of the Compensation Committee following its establishment.

Compensation of Trustees

The Fund will not pay compensation to its trustees who also serve in an executive officer capacity for the Fund or the Investment Adviser.

The fees for the trustees who do not also serve in an executive officer capacity for the Fund or the Investment Adviser will be established by the Board at a later date following the Fund’s organizational meeting.

The Fund will also reimburse each of the independent trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person Board committee meeting not held concurrently with a Board meeting.

We intend to obtain trustees’ and officers’ liability insurance on behalf of our trustees and officers. We do not have a profit-sharing or retirement plan, and trustees do not receive any pension or retirement benefits. The Board reviews and determines the compensation of independent directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE.

Potential Conflicts of Interest

We have entered into the Investment Management Agreement with the Investment Adviser pursuant to which we pay Management Fees and Incentive Fees to the Investment Adviser. Mr. Gross, our Chairman, Co-Chief Executive Officer and President, and Mr. Spohler, our Co-Chief Executive Officer, Chief Operating Officer and Board member, are managing members and senior investment professionals of, and have financial and controlling interests in, SLR, which is affiliated with, and has a controlling interest in, the Investment Adviser. In addition, Mr. Kajee, our Chief Financial Officer and Treasurer, serves as the Chief Financial Officer for SLR, and Mr. Talarico, our Chief Compliance Officer and Secretary, serves as General Counsel for SLR.

Affiliates of the Investment Adviser may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with ours. For example, SLR presently serves as investment adviser to SLR Investment Corp., a publicly traded BDC, which focuses on investing in senior secured loans, including financing leases and to a lesser extent, unsecured loans and equity securities, SCP Private Credit Income BDC LLC, an unlisted BDC that focuses on investing primarily in senior secured loans, including non-traditional asset-based loans and first lien loans, SLR HC BDC LLC, an unlisted BDC whose principal focus is to invest directly and indirectly in senior secured loans and other debt instruments typically to middle market companies within the healthcare industry and SLR Private Credit BDC II LLC, an unlisted BDC focused on first lien senior secured floating rate loans. In addition, Mr. Gross, our Chairman, Co-Chief Executive Officer and President, Mr. Spohler, our Co-Chief Executive Officer and Chief Operating Officer, Mr. Kajee, our Chief Financial Officer, and Mr. Talarico, our Chief Compliance Officer and Secretary, serve in similar capacities for SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC and SLR Private Credit BDC II LLC.

The Investment Adviser and certain investment advisory affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Investment Adviser’s allocation procedures. On June 13, 2017, SLR received the exemptive order that permits the Fund to participate in negotiated co-investment transactions with certain affiliates, each of whose investment adviser is an investment adviser that controls, is controlled by or is under common control with SLR and is registered as an investment adviser under the Advisers Act, in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to various conditions. If we are unable to rely on the exemptive order for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, if the terms of the opportunity are consistent with more than one entity’s investment strategy, on an alternating basis. Although the Investment Adviser’s investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Fund and its shareholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of the Investment Adviser. In addition, we have adopted a formal code of ethics that governs the conduct of our officers and directors. Our officers and Trustees also remain subject to the duties imposed by both the 1940 Act and Delaware law.

We have entered into the Administration Agreement with SCM pursuant to which SCM will provide administrative services to the Fund. For providing these services, facilities and personnel, the Fund will reimburse SCM for the Fund’s allocable portion of overhead and other expenses incurred by SCM in performing its obligations under the Administration Agreement.

Certain Trustees and executive officers of the Fund may serve as directors, officers, or employees of the Investment Adviser, SLR, SCM, or their affiliates. These individuals may receive compensation or profit distributions from such entities, which may be based in part on the fees paid by the Fund to SLR and SCM.

The Fund’s Board, including its Independent Trustees, reviews and approves all material transactions and agreements involving the Fund and its affiliates, including the Investment Management Agreement, the Administration Agreement, and any co-investment transactions. The Board has adopted policies and procedures to ensure that any such transactions are conducted on terms that are fair and reasonable to the Fund and no less favorable to the Fund than those that could be obtained from unaffiliated third parties.

The relationships and transactions described above may give rise to potential conflicts of interest. The Fund addresses these conflicts through its governance structure, including oversight by the Board and its independent members, and through compliance with applicable legal and regulatory requirements, including the 1940 Act.

ITEM 8. LEGAL PROCEEDINGS

We are not currently subject to any material litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop. Currently, the Fund has authority to issue an unlimited number of its Shares.

Because our Shares have been and will be acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and can be required to be held indefinitely. Such Shares cannot be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder could, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares can be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Distributions

We currently intend to make quarterly distributions to our shareholders. Our quarterly distributions, if any, will be determined by our Board.

Tax characteristics of all distributions will be reported to the Fund’s shareholders on Form 1099 after the end of the calendar year. Future quarterly distributions, if any, will be determined by our Board. We expect that any distributions to shareholders will generally be from accumulated net investment income, from net realized capital gains or non-taxable return of capital, if any, as applicable.

We intend to elect to be taxed as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax treatment, we must distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment. See “Certain U.S. Federal Income Tax Considerations.”

We maintain an “opt out” dividend reinvestment plan for our common shareholders. As a result, if we declare a distribution, then shareholders’ cash distributions will be automatically reinvested in additional shares of our common shares, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash distributions.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. Following our election to be regulated as a BDC, the 1940 Act’s asset coverage requirements may limit our ability to declare or pay dividends, and our credit facilities may impose covenants that restrict dividends during certain events of default. If we do not distribute a certain percentage of our income annually, we could suffer adverse tax consequences, including possible loss of the tax benefits available to us as a RIC. In addition, in accordance with U.S. generally accepted accounting principles and tax regulations, we include in income certain amounts that we have not yet received in cash, such as contractual payment-in-kind interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC.

With respect to the distributions to shareholders, income from origination, structuring, closing and certain other upfront fees associated with investments in portfolio companies are treated as taxable income and accordingly, distributed to shareholders.

We cannot assure shareholders that they will receive any distributions at a particular level.

All distributions declared in cash payable to shareholders that are participants in our dividend reinvestment plan are generally automatically reinvested in shares of our common shares. As a result, shareholders that do not participate in the dividend reinvestment plan may experience dilution over time. Shareholders who do not elect to receive distributions in shares of common shares may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our shareholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a shareholder.

Dividend Reinvestment Plan

We have adopted the Distribution Reinvestment Plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our Distribution Reinvestment Plan will have their cash distributions, net of any applicable withholding tax, automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our Shares, except shareholders who are clients of selected participating brokers, as described below. Shareholders who are eligible for default enrollment can elect to “opt out” of the Fund’s Distribution Reinvestment Plan in their subscription agreements. Certain investors, including those who are clients of certain participating brokers that do not permit automatic enrollment in our Distribution Reinvestment Plan, will automatically receive their distributions in cash unless they elect to participate in our Distribution Reinvestment Plan and have their cash distributions reinvested in additional Shares.

If any shareholder initially elects not to participate or is defaulted to non-participation by virtue of being a client of a participating broker dealer that does not permit automatic enrollment in distribution reinvestment plans, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from their financial advisor, broker or other financial intermediary, or otherwise Ultimus Fund Solutions, LLC (the “Plan Administrator”). Participation in the Distribution Reinvestment Plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Shares will be purchased under the Distribution Reinvestment Plan as of the first calendar day of the month following the record date of the distribution.

If a shareholder seeks to terminate its participation in the Distribution Reinvestment Plan, notice of termination must be received by the Plan Administrator ten business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of Shares by a participant to a non-participant will terminate participation in the Distribution Reinvestment Plan with respect to the transferred Shares. If a participant elects to tender its Shares in full, any Shares issued to the participant under the Plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholders on or after such date will be paid in cash on the scheduled dividend payment date.

If you elect to opt out of the Distribution Reinvestment Plan, you will receive any dividends we declare in cash. There will be no upfront selling commissions or Placement Agent fees charged to you if you participate in the Distribution Reinvestment Plan. We will pay the Plan Administrator fees under the Distribution Reinvestment Plan. If your Shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

The purchase price for Shares purchased under our Distribution Reinvestment Plan will be equal to the most recent available NAV per share for such Shares at the time the dividend is payable. Shares issued pursuant to our Distribution Reinvestment Plan will have the same voting rights as the Shares offered pursuant to private placements. Shareholders will not pay transaction related charges when purchasing Shares under our Distribution Reinvestment Plan, but all outstanding Class S, Class F, and Class D shares, including those purchased under our Distribution Reinvestment Plan, will be subject to ongoing servicing fees.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following description is based on relevant portions of Delaware law and on our Declaration of Trust and bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and bylaws for a more detailed description of the provisions summarized below.

Common Shares

The terms of the Declaration of Trust authorize an unlimited number of common shares of beneficial interest of any class or series. The Declaration of Trust provides that the Board may from time to time, without a vote of the shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. There is currently no market for the Shares, and the Fund can offer no assurances that a market for the Shares will develop in the future. The Fund does not intend for the Shares offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Shares. No Shares have been authorized for issuance under any equity compensation plans. Shareholders will be entitled to the same limited liability extended to shareholders of private Delaware for-profit corporations incorporated under the Delaware General Corporation Law, 8 Del. C. § 101, et. seq. The Declaration of Trust provides that no shareholder will be subject in such capacity to any personal liability whatsoever to any person or entity in connection with the Fund’s assets or its acts, obligations or affairs. In addition, except as may be provided by the Board in setting the terms of any class or series of Shares, no shareholder will be entitled to exercise appraisal rights in connection with any transaction.

Under the terms of the Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Dividends and distributions may be paid to the holders of Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefor. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Fund’s liquidation, dissolution or winding up, each of the Fund’s Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities in accordance with applicable law and subject to any preferential rights of holders of the Fund’s preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each whole Share is entitled to one vote (and each fractional Share will be entitled to a proportionate fractional vote) on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Shares will possess exclusive voting power. There is no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in the Fund’s Declaration of Trust), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees.

Preferred Shares

Under the terms of the Declaration of Trust, the Board is authorized to issue an unlimited number of preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that the Fund may not issue any preferred shares that would limit or subordinate the voting rights of holders of Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares is required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (i) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to sixty-six and two-thirds percent (66 2/3%) of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (ii) the holders of shares of preferred shares, if any are issued, must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Provisions of the Delaware Statutory Trust Act and Our Declaration of Trust and Bylaws

Limitation on Liability of Trustees and Officers; Indemnification and Advancement of Expenses

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Fund’s officers or trustees will be subject in such capacity to any personal liability whatsoever to any person or entity, save only liability to the Fund or its shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such person or entity.

The Fund will indemnify each person who at any time serves as a trustee, controlling person, officer or employee of the Fund (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in the Fund’s Declaration of Trust by reason of his or her having acted in any such capacity; provided, however, that no indemnitee will be indemnified against any liability to any person or any expense of such indemnitee arising by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each indemnitee in defending any action, suit or proceeding for which they may be entitled to indemnification will be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses is subject to the applicable requirements of the 1940 Act.

So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act and by any applicable valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her bad faith, willful misfeasance, gross negligence or reckless disregard. In addition, the Fund has obtained or intends to obtain liability insurance for its officers and trustees.

Election of Trustees

The holders of our common shares possess exclusive voting power. There is no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees; provided that, if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, will retain their position. Pursuant to our Declaration of Trust, our Board may amend the Bylaws to alter the vote required to elect Trustees.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of our Bylaws. Our Bylaws provide that a shareholder who wishes to nominate a person for election as a Trustee at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the Bylaws. In order to be eligible to be a nominee for election as a Trustee by a shareholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with certain of our policies and guidelines.

Classified Board of Trustees

Under our Declaration of Trust, subject to the special right of the holders of one or more series of preferred shares to elect additional preferred Trustees, our Trustees are divided into three classes of Trustees, serving staggered three-year terms, with the term of office of Trustees in only one of the three classes expiring each year. As a result, one-third of such Trustees will then be elected each year. A classified Board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that, the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Organization and Duration

The Fund was formed in Delaware on May 8, 2026 as a statutory trust and will remain in existence until dissolved in accordance with the Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of a BDC within the meaning of the 1940 Act. In furtherance of the foregoing, it will be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a BDC regulated under the 1940 Act and which may be engaged in or carried on by a statutory trust formed under the Delaware Statutory Trust Act, and in connection therewith the Fund will have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

The Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire the Fund by means of a tender offer, proxy contest or otherwise. The Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; the Board may, without shareholder action, amend the Declaration of Trust to divide the Board into multiple classes. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Removal; Vacancies

The Declaration of Trust provides that the number of trustees will be determined by a majority of the trustees then in office. A majority of the trustees then in office may at any time increase or decrease the number of trustees; provided that the number of trustees may not be less than three or more than fifteen. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. A majority of the remaining Independent Trustees or the sole remaining Independent Trustee will nominate replacements for any vacancies among the Independent Trustees’ positions.

The Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee who is not an “interested person” as defined in the 1940 Act, a majority of the remaining trustees who are not interested persons).

Initially, the Fund has a total of six trustees on the Board, four of whom will be Independent Trustees. The Declaration of Trust provides that a majority of the Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings of shareholders and does not intend to do so. Special meetings of shareholders will be called by the Board and certain Fund officers. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (i) pursuant to the Fund’s notice of the meeting or (ii) by the Board.

Merger, Conversion, Sale or Other Disposition of Assets

The Board may, without the approval of shareholders, cause the Fund to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Fund’s assets in a single transaction or a series of related transactions, or approve on the Fund’s behalf the sale, exchange or other disposition of all or substantially all of its assets. The Board also may, without the approval of shareholders, cause and approve a merger, conversion or other reorganization of the Fund. For example, the Board may, in its discretion, cause the Fund to reorganize as a Delaware corporation. The Board may also cause the sale of all or substantially all of the Fund’s assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of the Fund’s assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act.

Derivative Actions

Under Delaware law and the Declaration of Trust, no person who is not a shareholder, other than a trustee, will be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. Under the terms of the Declaration of Trust and consistent with Section 3816(e) of the Delaware Trust Act, we have provided that no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 51% of the outstanding Shares join in the bringing of such action. We are not aware of any court decisions in the State of Delaware affirming the enforceability of such a provision in a declaration of trust.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (1) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board will only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (2) unless a demand is not required under clause (1) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim, and the Board will be entitled to retain counsel and other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such counsel and advisers in the event that the Board determines not to bring such action. Please note that the conditions on a shareholder’s ability to bring a direct or derivative action do not apply to any claims arising under the federal securities laws. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a shareholder demand.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each shareholder agrees that any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Shares in the Fund or shares in such series or class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim (and regardless, in each case, of whether such claims sound in tort, fraud or otherwise, or are based on common law, statutory, equitable, legal or other grounds).

Conflicts with 1940 Act

The Declaration of Trust provides that if any provision of the Declaration of Trust conflicts with the 1940 Act, the regulated investment company provisions of the Code or with any other applicable laws and regulations, the applicable provisions of the 1940 Act, the Code or such other laws and regulations will control.

Amendments to the Declaration of Trust and Bylaws

The Board may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders will only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust; (ii) on any amendment that would materially adversely affect the powers, preferences or special rights of the Shares as determined by the Board in good faith; and (iii) on any amendment submitted to them by the Board. In addition, notwithstanding anything to the contrary in the Declaration of Trust, the Board may, in its discretion and without the approval or vote of the shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation to divide the Board into multiple classes, to permit annual meetings of shareholders, to impose advance notice provisions for the bringing of shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to shareholders. Recent federal court precedent has found that control share acquisition provisions are not consistent with the 1940 Act, and the SEC staff has expressed a view that the no-action position expressed by the SEC in the Staff Statement on Control Share Acquisition Statutes, dated May 27, 2020, does not extend to business development companies, such as the Fund, that are organized in Delaware, which does not have a specifically applicable control share acquisition statute. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of trustees required for approval at a meeting of the trustees at which all of the trustees are present and voted.

The Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Fund’s bylaws and to make new bylaws.

Exclusive Forum

The Declaration of Trust provides that each trustee, each officer and, except as otherwise agreed in writing by the Fund, the Investment Adviser and/or affiliates of the Investment Adviser, each person legally or beneficially owning a Share or an interest in one or more of the Fund’s Shares (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Act, the Declaration of Trust, or the bylaws of the Fund (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (a) the provisions of the Declaration of Trust or the bylaws of the Fund, or (b) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board, or of officers or the Board to the Fund, to the shareholders or each other, or (c) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the shareholders, or (d) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, or (e) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration of Trust, or the bylaws of the Fund relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), will be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (a) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (b) such claim, suit, action or proceeding is brought in an inconvenient forum or (c) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under the Declaration of Trust, and agrees that such service will constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) will affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. However, these exclusive forum provisions do not apply to claims arising under the federal securities laws, including the 1940 Act.

ITEM 12. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

See “Item 11. Description of Registrant’s Securities to be Registered—Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of trustees who are disinterested, non-party trustees or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we will obtain liability insurance for our officers and trustees. We have also obtained trustees and officers/errors and omissions liability insurance for our trustees and officers.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) List separately all financial statements filed.

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Certificate of Trust*

3.2	Declaration of Trust*

3.3	Form of Amended and Restated Declaration of Trust*

3.4	Form of Bylaws*

10.1	Form of Investment Advisory Management Agreement by and between SLR Secured Specialty Lending Fund and SLR Secured Lending Partners, LLC*

10.2	Form of Administration Agreement by and between SLR Secured Specialty Lending Fund and SLR Capital Management, LLC*

10.3	Custodial Services Election Agreement, dated as of July 7, 2026, by and between SLR Secured Specialty Lending Fund and Citibank, N.A.*

10.4	Form of Expense Limitation and Reimbursement Agreement, by and between SLR Secured Specialty Lending Fund and SLR Secured Lending Partners, LLC*

10.5	Form of Trademark License Agreement by and between SLR Capital Partners, LLC and SLR Secured Specialty Lending Fund*

10.6	Dividend Reinvestment Plan*

10.7	Form of Subscription Agreement*

10.8	Joint Code of Ethics of the Registrant*

*	Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SLR SECURED SPECIALTY LENDING FUND

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Trustee

Date:  August 13, 2026

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Trustees of

SLR Secured Specialty Lending Fund:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of SLR Secured Specialty Lending Fund (the Company) as of July 30, 2026, the related statement of operations for the period from July 29, 2026 through July 30, 2026, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 30, 2026, and the results of its operations for the period from July 29, 2026 through July 30, 2026, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2026.

New York, New York

August 10, 2026

SLR SECURED SPECIALTY LENDING FUND

Statement of Assets and Liabilities

July 30, 2026
Assets:
Cash	$1,000
Deferred offering costs	424,907

Total assets	$425,907

Liabilities:
Accrued offering costs and professional fees	$450,296
Accrued organizational expenses (see note 2)	248,133
Accrued miscellaneous expenses	4,340

Total liabilities	$702,769

Commitments and contingencies (see note 4)

Shareholder’s Deficit:
Common shareholder’s capital (40 shares issued and outstanding)	$1,000
Total distributable loss	(277,862)

Total Shareholder’s Deficit	$(276,862)

Total Liabilities and Shareholder’s Deficit	$425,907

Net Asset Value Per Share	$(6,921.55)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

SLR SECURED SPECIALTY LENDING FUND

Statement of Operations

For the period July 29, 2026 to July 30, 2026 (1)
Operating income	$—

Operating expenses
Organizational expenses	$248,133
Professional fees and expenses	25,389
Miscellaneous expenses	4,340

Total expenses	$277,862

Net Loss	$(277,862)

Loss Per Share	$(6,946.55)

(1)	See Note 1 within the Notes to Financial Statements.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

SLR SECURED SPECIALTY LENDING FUND

NOTES TO FINANCIAL STATEMENTS

JULY 30, 2026

Note 1. Organization

SLR Secured Specialty Lending Fund (the “Company” or “we”) was formed on May 8, 2026 as a Delaware statutory trust. On July 29, 2026, SLR Secured Lending Partners, LLC (“SLR Secured Lending Partners” or “Initial Member”) provided the Company with its initial seed capital of $1,000 and received 40 common shares of the Company (“Shares”). Other than the initial seed capital, the Company has not had any investment or operational activity since May 8, 2026. The Company intends to register under the Securities Exchange Act of 1934, as amended, by filing a Form 10 with the Securities and Exchange Commission; and subsequently, expects to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company will be managed by SLR Secured Lending Partners (“Adviser”) and SLR Capital Management, LLC will provide certain administrative and coordination services to the Company (“Administrator”). The Initial Member is expected to withdraw its initial seed capital from the Company, and its Shares will be canceled, immediately prior to the initial purchase of Shares by common shareholders. The fiscal year end of the Company will be December 31.

The Company’s investment objective is to deliver steady quarterly income-driven returns across economic cycles while preserving capital. The Company will construct a specialty finance private credit portfolio, consisting primarily of directly originated, senior secured loans to primarily U.S. based middle market companies across four differentiated specialty finance investment strategies: (i) senior secured asset-based loans (primarily first lien) to companies with high-quality receivables, inventory, and other short-term assets (“ABL”); (ii) senior secured asset-based loans to commercial finance companies (“Lender Finance”); (iii) first lien senior secured floating rate loans and other flexible financing solutions to primarily U.S. based late stage, multi-product bio pharma/medical device companies (“Life Science Finance,” and, collectively, with ABL and Lender Finance, “Specialty Finance”); and (iv) opportunistic senior secured first lien loans to sponsor-backed middle-market companies based on cash flows generated by the borrower predominantly in healthcare as well as selective non-cyclical industries (“Sponsor Finance”) and other opportunistic investments such as participation alongside other funds managed by SLR in portfolio acquisitions and/or increases in the Company’s exposure to one or more of its core strategies (collectively, with Sponsor Finance, “Opportunistic Investments”).

Liquidity and Capital Resources

As of July 30, 2026, the Company had $1,000 of cash in its operating account which represents the initial capital contributed by the Initial Member. As of July 30, 2026, the Company had a capital deficit of $276,862. As more fully disclosed in Note 3, we intend to enter into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Adviser who is also the Initial Member. The Expense Limitation Agreement, which was approved by the Company’s board on August 3, 2026, provides that to the extent the Company incurred costs and expenses, including costs and expenses related to its organization and offering, and sufficient Shares are not sold, the Initial Member would bear such costs and expenses. Management believes that the Company will be able to sell Shares sufficient to provide working capital. Proceeds from the sale of Shares, and if necessary, the expense support provided by the Initial Member, will be sufficient to pay for the outstanding liabilities of the Company.

Note 2. Summary Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company

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NOTES TO FINANCIAL STATEMENTS (continued)

JULY 30, 2026

expects to be an investment company under U.S. GAAP and will follow the accounting and reporting guidance applicable to investment companies under FASB Accounting Standards Codification Topic 946.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less would qualify, with limited exceptions. The Company believes that certain U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities when purchased would qualify as cash equivalents. Cash and cash equivalents are carried at cost which approximates fair value. The Company places its cash and cash equivalents with financial institutions.

Organizational and Offering Expenses

It is expected that the Company shall ultimately be responsible for and pay all legal, accounting and other expenses incurred in connection with its organization as well as all costs and expenses incurred in connection with the offer and sale of Shares, including, but not limited to: (i) legal fees pertaining to Shares offered for sale (including, but not limited to, the preparation and review of any placement agreements, the Company’s Private Placement Memorandum, subscription agreements, side letters, marketing materials and any Form D filings); (ii) Securities and Exchange Commission (the “SEC”) and state registration fees, if any; and (iii) any costs of printing and mailing to prospective investors, or filing with the SEC or any states, any initial offering materials. As long as commitments are sufficiently received and funded when called, the Company will bear its organizational and offering costs and expenses. Otherwise, such costs and expenses would be borne by the Initial Member. Initial offering costs will be deferred and offset against paid-in capital upon the sale of Shares. Organizational and offering expenses are subject to the Expense Limitation Agreement.

U.S. Federal Income Taxes

The Company intends to elect to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify as a RIC, among other things, the Company would be required to timely distribute to its shareholders at least 90% of its investment company taxable income each year. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s shareholders and will not be reflected in the financial statements of the Company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

New Accounting Standards

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

SLR SECURED SPECIALTY LENDING FUND

NOTES TO FINANCIAL STATEMENTS (continued)

JULY 30, 2026

Note 3. Material Agreements and Related Parties

We intend to enter into an investment management agreement pursuant to which we will pay management fees and incentive fees to the Adviser.

We intend to enter into the Expense Limitation Agreement with the Adviser, which is effective upon the first closing of the fund. Pursuant to the Expense Limitation Agreement, we will pay all of our Other Operating Expenses to the extent such Other Operating Expenses do not exceed 1.00% (on an annualized basis) of our NAV. Other Operating Expenses in excess of this amount will be paid by the Adviser (a “Required Expense Payment”), on a quarterly basis. “Other Operating Expenses,” for this purpose, means our total organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Company’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement), excluding the Management Fee and Incentive Fee owed to the Adviser, financing fees and costs, brokerage commissions, placement agent fees, costs and expenses of distributing and placing the Shares, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with U.S. GAAP. Any Required Expense Payment must be paid by the Adviser to us in any combination of cash or other immediately available funds and/or offset against amounts due from us to the Adviser or its affiliates.

To the extent the Company incurred costs and expenses, including costs and expenses related to its organization and offering, and sufficient Shares are not sold, the Initial Member would bear such costs and expenses. As of July 30, 2026, the Company and the Initial Member have not paid any costs and expenses on behalf of the Company.

SLR Capital Management (“SCM”), a Delaware limited liability company, is an affiliate of SLR Secured Lending Partners and serves as our Administrator. The principal executive offices of SCM are located at 500 Park Avenue, New York, New York 10022. Pursuant to an Administration Agreement, SCM furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, SCM also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our shareholders. In addition, SCM assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of SCM’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and our chief compliance officer and their respect staff. Under the Administration Agreement, SCM will also provide on our behalf managerial assistance to those portfolio companies that request such assistance. Given that SCM and SLR are under common control, SCM uses the resources and personnel of SLR in connection with its provision of managerial assistance to our portfolio companies on our behalf. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.

Note 4. Commitments and Contingencies

Under the Company’s organizational documents, its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Company. In addition, in the normal course of

SLR SECURED SPECIALTY LENDING FUND

NOTES TO FINANCIAL STATEMENTS (continued)

JULY 30, 2026

business, the Company enters into contracts that contain a variety of representations which provide general indemnifications. The Company’s maximum exposure under these agreements cannot be known; however, the Company currently expects any risk of loss to be remote.

Note 5. Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were issued.

On August 3, 2026, an organizational meeting of the Board of Trustees for the Company occurred. At this meeting, the Board of Trustees approved various agreements, including the Declaration of Trust of the Company, the bylaws, the Expense Limitation Agreement, the Investment Management Agreement and the Administration Agreement, among others.